As filed with the Securities and Exchange Commission on November 7 , 2013

Registration No. 333-188565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OverNear, Inc.

 (Exact name of registrant as specified in its charter)

Nevada

  (State or other jurisdiction of incorporation or organization)

7812

(Primary Standard Industrial Classification Code Number)

27-3101494

(I.R.S. Employer Identification Number)

1460 4th St., Suite 304
Santa Monica, California 90401
(310) 744-6060

 (Address, including zip code, and telephone lumber, including area code, of registrant’s principal executive offices)

Fred E. Tannous, Chief Executive Officer
1460 4th St., Suite 304
Santa Monica, California 90401
 (310) 744-6060

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share (3)	10,000,000	$0.50	$5,000,000	$682
Common Stock, $0.001 par value per share (4)	17,084,485	$0.50	$8,542,243	$1,166
Total	27,084,485		$13,542,243	$1,848

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3)
This Registration Statement covers, under one Prospectus, our direct offering of up to 10,000,000 shares of our common stock (the “Direct Offering Shares”), in connection with a best-efforts offering, not including selling commissions of up to 9.26% of the aggregate offering price which may be payable with respect to those shares offered and sold through Selling Agents (as defined in the Prospectus incorporated herein), on the Company’s behalf. The Company will agree to indemnify any participating Selling Agents, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). See "Plan of Distribution." The price of the Direct Offering Shares will be determined prior to the effectiveness of this Registration Statement.

(4)
This Registration Statement also covers, under a separate Prospectus, shares of common stock issued pursuant to two transactions: (a) the distribution of 10,558,896 shares of our common stock (the “Distribution Shares”) owned by Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”), to be registered for distribution to Innolog shareholders and (b) the resale (the “Resale”) of an aggregate of 6,420,000 shares of our common stock owned by twenty-two (22) selling shareholders identified in the Resale Prospectus defined below. No payment will be made by any recipient of the Distribution Shares to either Innolog or the Company and the Company will not receive any proceeds from the Resale.  This registration statement also registers an additional 105,589 shares of common stock (representing 1% of the Distribution Shares) to allow for rounding in connection with the Spin-Off (defined below).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of Prospectuses, as set forth below.

●	Direct Offering Prospectus. A Prospectus (the “Direct Offering Prospectus”) to be used for the direct sale by the Registrant of up to 10,000,000 shares of the Registrant’s common stock.

●
Resale and Distribution Prospectus. A Prospectus (the “Resale Prospectus”) to be used for the resale by the twenty-two (22) selling shareholders (the “Selling Shareholders”) listed therein of up to 6,420,0000 share of the Registrant’s common stock, as well as the Distribution by Innolog of 10,558,896 shares of the Registrant’s common stock to the Innolog shareholders (the “Distribution” or “Spin-Off”).

The Resale Prospectus is substantively identical to the Direct Offering Prospectus, except for the following principal points:

●	they contain different outside front covers;

●	they contain different tables of contents;

●	they contain different Summary of the Offering sections in the Prospectus Summary section;

●	they contain different sections entitled “The Offering,” describing the transactions covered by the Registration Statement and Prospectus;

●	they contain different “Use of Proceeds” sections;

●	the Capitalization section on page 19 of the Direct Offering Prospectus is deleted from the Resale Prospectus;

●	the Dilution section on page 20 of the Direct Offering Prospectus is deleted from the Resale Prospectus;

●
information is provided in the Resale Prospectus under “Security Ownership of Certain Beneficial Owners and Management” about the Selling Shareholders and Innolog, including a table showing the share ownership of the various Selling Shareholders and Innolog prior to and following the offerings covered by this Registration Statement and the Resale Prospectus;

●	they contain different “Plan of Distribution” sections; and

●	they contain different outside back covers.

The Registrant has included in this Registration Statement a complete version of the Direct Offering Prospectus and the Resale Prospectus below.  The financial statements which will be a part of both final Prospectuses are included only once (as to not be unnecessarily duplicative), and are included in the Registration Statement directly after the Resale Prospectus.

[DIRECT OFFERING PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 7, 2013

PROSPECTUS

OVERNEAR, INC.

Up to $5,000,000

Maximum of 10,000,000 shares of Common Stock

This Prospectus relates to the sale of 10,000,000 shares of the common stock, $0.001 par value per share of OverNear, Inc. (the “Company”, “we” and “us”).  We will not raise gross offering proceeds of more than $5,000,000, which we refer to as the "Maximum Offering Amount". Subscription payments will be paid directly to the Company and will be available for immediate use upon acceptance of the applicable subscription agreement(s).  Subscription payments are considered binding on the subscriber. The Company reserves the right to reject any subscription for any amount, in whole or part for any reason whatsoever. We will file post-effective amendments to the Registration Statement of which this Prospectus is a part, which will be subject to review by the Securities and Exchange Commission (the “SEC”), during the offering period.  This offering will terminate upon the earlier to occur of (i) twenty-four months after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

There is not currently, and there has never been, any public market for our common stock.  Our common stock is not currently eligible for trading on any national securities exchange, or quotation on any over-the-counter markets, including the OTC Bulletin Board (the “OTCBB”) or the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”), and we cannot assure you that our common stock will become eligible for trading or quotation in the future.  We intend to arrange for a registered broker-dealer to apply to have our common stock listed on a national securities exchange or quoted on the OTCBB or the OTCQB, depending upon our qualifications at the time. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCBB or the OTCQB. As a mandatory reporting company, we file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.

This offering will initially be conducted on a self-underwritten, “best-efforts” basis and some or all of the common stock may be sold by our officers and directors.  Sales under this offering are on a best efforts basis and no minimum amount of shares is required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we may have to raise additional capital and/or suspend or cease operations and investors who participate in this offering may lose their entire investments. The Company may not be able to sell the entire amount of securities available in this offering and a purchaser in the offering may be one of a very limited number of buyers. None of these officers or directors will receive any commission or compensation for the sale of the securities.  We have no current arrangements nor have we entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the securities, but we may enter into such arrangements and agreements in the future.  If we can engage one or more underwriters, broker-dealers or selling agents (collectively, “Selling Agents”) and enter into any such arrangements, our common stock will be sold through such Selling Agents.  No Selling Agent will have any obligation to purchase or accept any shares. See “Plan of Distribution” beginning on page 48 of this Prospectus for more information on this offering.  If we choose to sell our common stock through Selling Agents, we will file a post-effective amendment to the registration statement of which this Prospectus is a part to identify them.  We expect that any such sales will be made on a best efforts basis.

We are offering our common stock at a price of $0.50 per share.

Simultaneously with the offering being conducted pursuant to this Prospectus (the “Direct Offering”), we are conducting an offering (the “Resale Offering”) pursuant to another Prospectus (the “Resale Prospectus”), which includes (a) the distribution of 10,558,896 shares of our common stock (the “Distribution Shares”) to the shareholders of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”) as a result of a spin-off transaction (the “Distribution” or “Spin-Off”) and (b) the resale (the “Resale”) of an aggregate of up to 6,420,000 shares of our common stock (the “Resale Shares”) underlying 3,210,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase 3,210,000 shares of our common stock (the “Warrants”) owned by twenty-two (22) shareholders (the “Selling Shareholders”). The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective. We cannot determine how long it will take for the Selling Shareholders named in the Resale Prospectus to sell the Resale Shares, or whether they will be able to sell all or any of the Resale Shares. The Distribution and the sales of the Resale Shares by the Selling Shareholders are not covered by this Prospectus. As such, there will be a total of 27,084,485 shares of our common stock registered for sale, resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We do not expect any secondary market in our common stock to develop in the near future. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you may receive less than your purchase price.  While we currently intend to seek listing of our shares on a national securities exchange, or quotation of our shares on the OTCBB and/or the OTCQB, depending upon our qualifications at the time, there can be no assurance that we will be successful in doing so. As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 5 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 1460 4th St., Suite 304, Santa Monica, California 90401 or by telephone at (310) 744-6060.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is [______], 2013.

- i -

- ii -

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 5, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary highlights information contained in this Prospectus and is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere herein.  The reader should read the entire Prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this Prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties.  We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this Prospectus.  As used in this Prospectus, the terms “we,” “us,” “our,” the “Company,” and “OverNear” mean OverNear, Inc.

Our Business

Following our transition to a new line of business resulting from the transactions described below, we are currently developing and are marketing a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers. A beta version of our OverNear mobile app is now available for free download to users in Apple’s iTunes store, however we are developing and plan to implement several new features, bug fixes, and enhancements on an ongoing basis.  By the end of the second quarter of 2014, we plan to execute our business model and monetize our mobile app by offering businesses and public figures an opportunity to advertise to our users.  Currently, we have approximately 3,000 users of the beta version of our mobile app.  Our free mobile tool is described in greater detail below under “Business” - “Business Overview” - “Social Networking”.

We were formed as Awesome Living, Inc. in Nevada in July 2010 as a wholly-owned subsidiary of uKarma Corporation, a Nevada corporation (“uKarma”, which subsequently changed its name to Innolog Holdings Corporation as discussed below).  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion). On August 9, 2010, the assets of uKarma’s operating health and wellness business, including its Xflowsion DVD series, and its liabilities were transferred into Awesome Living, Inc. pursuant to a Contribution Agreement.   On June 20, 2011, we changed our name from Awesome Living, Inc. to OverNear, Inc. and operate as a development stage company with a focus on developing a location-based social networking and mobile advertising platform.

We are a development stage company that has not generated any significant revenue to date. We had no sales during the fiscal year ended December 31, 2012 or for the six months ended June 30, 2013. As of December 31, 2012 we had total assets of $737,383, including $150,159 in cash and $14,387 in prepaid expenses and incurred a net loss of $1,764,894 for the year then ended and $3,905,434 for the period from inception (July 22, 2010) to December 31, 2012. As of June 30, 2013 we had total assets of $1,092,510, including $147,851 in cash and $105,482 in prepaid expenses and incurred a net loss of $1,036,813 for the six months then ended and $4,942,247 for the period from inception (July 22, 2010) to June 30, 2013. As of July 31, 2013, we had $155,511 of cash on hand. Our auditors have expressed substantial doubt about our ability to continue as a going concern, and we expect to incur substantial losses over the next two years and we expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months. We have a monthly “burn rate” of approximately $120,000, and we believe that, without additional capital, we will run out of funds by the end of December 2013.

As of November 1, 2013, we had 60,245,085 shares of common stock outstanding, which implies an aggregate price of our common stock of $30,122,543 based on a $0.50 per share price utilized in the Direct Offering. As of June 30, 2013, we had a total stockholders’ equity of $699,430.

Our Relationship with Innolog

We were formed as a wholly-owned subsidiary of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”).  On August 9, 2010, Innolog’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company in anticipation of the Spin-Off from Innolog by distributing to Innolog’s shareholders all of the outstanding shares of our common stock held by Innolog, pursuant to that certain Contribution Agreement dated August 9, 2010 (the “Contribution Agreement”) by and between the Company and Innolog.

On September 15, 2010, we filed a Form 10-12G with the Securities and Exchange Commission (the “Commission” or the “SEC”), as amended on November 9, 2010 (the “Form 10”) whereby we registered our common stock under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”).  At the time of our Form 10 filing, we were a wholly-owned subsidiary of Innolog and the Spin-Off was originally slated to occur at the time we filed the Form 10 as contemplated by the Amended and Restated Merger Agreement (as described below).  Subsequent to the filing of the Form 10, we determined that we would need to register the Spin-Off on a Form S-1 Registration Statement and the delay in filing such Form S-1 registration statement to register the Spin-Off was due to a change in our business model from personal health and wellness products to a location-based social networking and mobile advertising platform and the subsequent development of our OverNear mobile application technology. However, we continued to attempt to sell our personal health and wellness products.

We ceased being a wholly-owned subsidiary of Innolog on September 13, 2010 when we issued 10,700,000 shares of our common stock to our management.  After other subsequent issuances of shares of common stock in connection with compensation paid for services rendered by consultants and service providers and the sale of certain securities in private placements over the past three years, the number of our outstanding shares has increased such that Innolog currently owns 17.53% of OverNear’s issued and outstanding common stock.

The Offering

We are offering for direct sale no more than 10,000,000 shares of our common stock. We will not raise more than the Maximum Offering Amount.  Presuming we successfully raise the Maximum Offering Amount, gross proceeds from this offering are expected to be approximately $5,000,000, excluding up to a 9.26% commission paid to Selling Agents, to the extent the Company engages Selling Agents in connection with the offering. This offering will initially be conducted on a self-underwritten, “best-efforts” basis and some or all of the common stock may be sold by our officers and directors.  The Company may not be able to sell the entire amount of securities available in this offering and a purchaser in the offering may be one of a very limited number of buyers. In order to implement our business plan, we will need to raise a minimum of $1,500,000 from this offering. However, sales under this offering are on a best efforts basis and no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we may have to raise additional capital and/or suspend or cease operations and investors who participate in this offering may lose their entire investments. There are no assurances that the Company will be able to raise additional capital as may be needed, or increase revenue levels or obtain profitability.  See “Risk Factors” and “Use of Proceeds.” Information regarding our common stock is included in the section of this Prospectus entitled “Description of Capital Stock.”

The proceeds from the sale of the shares in this offering will be payable directly to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement.  All funds will be available for immediate use by the Company upon acceptance of the applicable subscription agreement(s) and the Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

This offering will terminate upon the earlier to occur of (i) twenty-four months after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is presently no public market for our securities and an active trading market may never develop. We do not expect any secondary market in our common stock to develop in the near future. As a result, investors should not expect to be able to resell purchased common stock regardless of how we perform and, if investors are able to sell purchased common stock, they are likely to receive less than their purchase price.  While we currently intend to seek the listing of our shares on a national securities exchange or the quotation of our shares on the OTCBB and/or the OTCQB, depending upon our qualifications at the time, there can be no assurance that we will be successful in doing so.  As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

Corporate Information

Our principal executive offices are located at 1460 4th St., Suite 304, Santa Monica, California 90401, and our telephone number is (310) 744-6060. We maintain websites at www.overnear.com.  Our websites and the information contained on those sites, or connected to those sites, are not incorporated into this Prospectus.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 5 of this Prospectus.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to the Spin-Off, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to the Spin-Off

We may be unable to achieve some or all of the benefits that we expect to achieve from our Spin-Off from Innolog.

By separating from Innolog, there is a risk that our company may be more susceptible to market fluctuations, liquidity challenges, increased public scrutiny, decisions by financial institutions not to maintain accounts or other relationships with us, and other adverse events than we would have been if we were still a part of the current Innolog.  We may not be able to achieve some or all of the benefits that we expect to achieve as a stand-alone, independent company or such benefits may be delayed or may not occur at all.  For example, analysts and investors may not place a greater value on our business as a stand-alone company than on our business being part of Innolog.

If the Distribution is determined to be taxable for U.S. federal income tax purposes, our shareholders could incur significant U.S. federal income tax liabilities.

The Spin-Off may or may not be tax-free to the Innolog shareholders.  We do not have any ruling from the U.S. Internal Revenue Service nor do we have a favorable opinion by our accounting firm or any other expert confirming the Spin-Off’s tax status, nor do we plan to obtain such rulings.

If the Distribution ultimately is determined to be taxable, the Distribution could be treated as a taxable dividend or capital gain to you for U.S. federal income tax purposes, and you could incur significant U.S. federal income tax liabilities.  In addition, Innolog would recognize a taxable gain to the extent that the fair market value of our common stock exceeds Innolog’s tax basis in such stock on the date of the Distribution.

We may be required to satisfy certain indemnification obligations to Innolog or may not be able to collect on indemnification rights from Innolog.

Under the terms of the August 18, 2010 merger discussed on page 47, we, as successor to Innolog, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), agreed to indemnify each other and each other’s shareholders, officers, agents, and directors against any loss, liability, claim, damage, or expense to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the indemnifying party in the merger agreement, and (ii) any and all liabilities existing prior to the closing of the merger.  We must indemnify Innolog Predecessor’s officers, directors, shareholders, and agents subsequent to closing of the merger for all losses to which such indemnified parties may become subject arising out of or based on uKarma’s operations subsequent to the closing.

We are not aware of any existing indemnification obligations at this time, but any such indemnification obligations that may arise could be significant. Our ability to satisfy these indemnities, if called upon to do so, will depend upon our future financial strength.  We cannot determine whether we will have to indemnify Innolog Predecessor for any substantial obligations after the Spin-Off.  To the extent that Innolog is required to indemnify us after the Spin-Off, we may not be able to collect on those indemnification rights from Innolog.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern as we lack a substantial operating history and have experienced losses in the past that may continue into the future. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

As of June 30, 2013, we had negative working capital of ($108,497).  To satisfy current working capital needs, we raised $971,000 through private placements of our securities during 2011, $1,589,900 in 2012 and have raised $1,023,125 to date during 2013. There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources.

Our management is actively seeking financing and plans to continue production of its location-based mobile platform and associated marketing to generate users and revenues.  The report from our independent registered public accounting firm states that there is substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent on our ability to meet our financing arrangements and the success of our future operations.

Our limited history of operations makes prediction of future operating results difficult.  We believe that period-to-period comparisons of our operating results should not be relied on as predictive of our future results.  We face the risks and problems associated with any business in the early stages of its product development with limited operating history in a new sector.  Based upon current plans, we expect to continue to incur operating losses because we will be incurring expenses and not generating revenues for the foreseeable future and we cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate sufficient revenues will cause us to suspend or cease operations.

We are an "emerging growth company" under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The net proceeds from the Direct Offering will only last for a limited amount of time.  We will need to raise additional capital following the final closing of the Direct Offering.

If we raise the Maximum Offering Amount under the Direct Offering, the net proceeds will be approximately $4,537,000 (after deduction of commissions payable to Selling Agents– if any), which proceeds are expected to last for approximately 3 years. See “Use of Proceeds.”  While we anticipate that the funds raised in the Direct Offering and our operations will be sufficient to fund our operations for the time periods indicated, there can be no assurance that we will be successful in meeting this goal.  Moreover, we may need to raise funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities.  There can be no assurance that such additional capital will be available or on terms acceptable to us.  If we are unable to raise the Maximum Offering Amount, or otherwise generate the necessary capital to meet our capital requirements, we may not be able to successfully develop and market our location-based social networking and mobile advertising service and our financial condition and results of operations may be materially and adversely affected and we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business, results of operations and financial results.  Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our shareholders.

We face competition from companies with substantially greater resources.

The mobile advertising and social networking markets are highly competitive and saturated with many companies.  We compete primarily with Google, Apple, and Foursquare, all of which are significantly larger than us and have more capital to invest in their mobile advertising businesses.  They, or other competing companies, may establish or strengthen cooperative relationships with their mobile operator partners, brand advertisers, app developers, or other parties, thereby limiting our ability to promote our services and generate revenue.  Competitors could also seek to gain market share from us by reducing the prices they charge to advertisers or by introducing new apps for users.

Our business will suffer to the extent that advertiser clients we are able to secure in the future, if any, purchase and sell mobile advertising through other companies that are able to become intermediaries between mobile users and advertisers.  For example, we are aware of companies that have substantial existing platforms for developers but that currently do not heavily use those platforms for mobile advertising campaigns. These companies could compete with us to the extent they expand into mobile advertising.  Other companies, such as large app developers with a substantial mobile advertising business, may decide to directly monetize some or all of their advertising space without utilizing our services.  Other companies that offer analytics, mediation, exchange, or other third-party services may also become intermediaries between mobile users and advertisers and thereby compete with us.  Any of these developments would make it more difficult for us to sell our services and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share.

The mobile advertising market may deteriorate or develop more slowly than expected, which could harm our business.

Advertising on mobile connected devices is an emerging phenomenon.  Advertisers have historically spent a smaller portion of their advertising budgets on mobile media as compared to traditional advertising methods, such as television, newspapers, radio and billboards, or online advertising over the Internet, such as placing banner ads on websites.  Future demand and market acceptance for mobile advertising is uncertain.  Many advertisers still have limited experience with mobile advertising and may continue to devote larger portions of their advertising budgets to more traditional offline or online personal computer-based advertising instead of shifting additional advertising resources to mobile advertising.  In addition, our current and potential advertiser clients may ultimately find mobile advertising to be less effective than traditional advertising media or marketing methods or other technologies for promoting their products and services, and they may even reduce their spending on mobile advertising from current levels as a result. If the market for mobile advertising deteriorates, or develops more slowly than we expect, we may not be able to increase our revenue.

Our business is dependent on the continued growth in usage of smartphones, tablets, and other mobile connected devices.

Our business depends on the continued proliferation of mobile connected devices, such as smartphones and tablets that can connect to the Internet over a cellular, wireless, or other network as well as the increased consumption of content through those devices.  Consumer usage of these mobile connected devices may be inhibited for a number of reasons, such as:

●	inadequate network infrastructure to support advanced features beyond just mobile access;
●	users' concerns about the security of these devices;
●	inconsistent quality of cellular or wireless connection;
●	unavailability of cost-effective, high-speed internet service; and
●	changes in network carrier pricing plans that charge device users based on the amount of data consumed.

For any of these reasons, users of mobile connected devices may limit the amount of time they spend on these devices and the number of apps they download on these devices.  If user adoption of mobile connected devices and consumer consumption of content on those devices do not continue to grow, our total addressable market size may be significantly limited, which could compromise our ability to increase our revenue and become profitable.

We do not control the mobile networks over which we provide our advertising services.

Our mobile advertising platform will be dependent on the reliability of network operators and carriers who maintain sophisticated and complex mobile networks, as well as our ability to deliver ads on those networks at prices that enable us to realize a profit.  Mobile networks have been subject to rapid growth and technological change, particularly in recent years.  We do not control these networks.

Mobile networks could fail for a variety of reasons, including new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using the network, a general failure from natural disaster or a political or regulatory shut-down.  Individuals and groups who develop and deploy viruses, worms, and other malicious software programs could also attack mobile networks and the devices that run on those networks.  Any actual or perceived security threat to mobile devices or any mobile network could lead existing and potential device users to reduce or refrain from mobile usage or reduce or refrain from responding to the services offered by our advertising clients.  If the network of a mobile operator should fail for any reason, we would not be able to effectively provide our services to our clients through that mobile network.  This in turn could hurt our reputation and cause us to lose significant revenue.

Our business depends in part on our ability to collect and use location-based information about mobile connected device users.

Our business model depends in large part upon our ability to collect data about the location of mobile connected device users when they are interacting with their devices, and then to use that information to provide effective targeted advertising on behalf of our advertising clients.  Our ability to either collect or use location-based data could be restricted by a number of factors, including new laws or regulations, technology, or consumer choice.  Limitations on our ability to either collect or use location data could impact the effectiveness of our platform and our ability to target ads.

Our business depends on the participation of users in mobile marketing data collection and if a significant portion of our customers opt out of such participation, the benefits of our products and services may be limited.

We expect to utilize our tools and services to analyze user data to build sophisticated profiles and audience groups that will enable us to deliver highly targeted advertising campaigns for our advertiser clients, through the collection of anonymous data about users, audiences, and the effectiveness of particular ad campaigns. Our use of data for interest-based targeting, including location data, is based on consumer consent, and we offer consumers the ability to opt out of such targeting. If a significant portion of our consumers opt out of such data collection, our ability to collect meaningful data and in turn to most effectively assist our advertiser clients in their campaigns may be limited.

Our business is highly dependent on the mobile advertising market and related mobile devices, both of which are characterized by short product life cycles and rapidly evolving technology, any of which could negatively impact our business or results of operations.

The mobile advertising market and related mobile devices are characterized by intense competition, rapidly evolving technology, and changing consumer preferences. These factors result in the frequent introduction of new products, short product life cycles, continually evolving wireless device specifications and significant price competition. If we, our customers or wireless handset manufacturers are unable to manage product transitions, our business and results of operations could be negatively affected. If we, or our clients, are unable to continually produce new or repurpose existing products to meet any evolving consumer requirements and expectations, our revenue from such products would be adversely affected.

Our business practices with respect to the collection and storage of data could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements, or industry standards relating to consumer privacy and data protection.

In the course of providing our services, we may transmit and store information related to mobile devices and the ads we place, including a device's geographic location for the purpose of delivering targeted location-based ads to the user of the device, with that user's consent.  Federal, state, and international laws and regulations govern the collection, use, retention, sharing, and security of data that we expect to collect across our mobile advertising platform.  We intend to comply with all applicable laws, regulations, policies, and legal obligations relating to privacy and data protection.  However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.  Any failure, or perceived failure, by us to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy or consumer protection, could result in proceedings or actions against us by governmental entities or others.  We are aware of several ongoing lawsuits filed against companies in our industry alleging various violations of privacy-related laws.  These proceedings could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, adversely affect the demand for our services, and ultimately could result in the imposition of monetary liability.  We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of inadvertent or unauthorized disclosure of data that we store or handle as part of providing our services.

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular.  It is possible that new laws and regulations will be adopted in the U.S. and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our business, particularly with regard to location-based services, collection or use of data to target ads and communication with consumers via mobile devices.

The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices.  The Federal Trade Commission has also proposed revisions to the Children's Online Privacy Protection Act, or COPPA, that could, if adopted, create greater compliance burdens on us. COPPA imposes a number of obligations, such as obtaining parental permission on website operators to the extent they collect certain information from children who are under 13 years of age.  The proposed changes would broaden the applicability of COPPA, including the types of information that would be subject to these regulations, and could apply to information that we or our clients collect through mobile devices or apps that is not currently subject to COPPA.

As we expand our operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on our business.  In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in a variation of privacy standards from country to country.  In January 2012, the European Commission announced significant proposed reforms to its existing data protection legal framework, including changes in obligations of data controllers and processors, the rights of data subjects, and data security and breach notification requirements.  The EU proposals, if implemented, may result in a greater compliance burden if we deliver ads to mobile device users in Europe. Complying with any new regulatory requirements could force us to incur substantial costs or require us to change our business practices in a manner that could compromise our ability to effectively pursue our growth strategy.

Our sales efforts with advertisers require both significant time and expense.

Attracting our initial new advertiser clients requires substantial time and expense, and we may not be successful in establishing new relationships.  For example, it may be difficult to identify, engage, and market to potential advertiser clients who do not currently spend on mobile advertising or are unfamiliar with our current services or platform.  Furthermore, many of our clients' purchasing and design decisions typically require input from multiple internal constituencies.  As a result, we must identify those involved in the purchasing decision and devote a sufficient amount of time to presenting our services to each of those individuals.

The novelty of our services and our business model often requires us to spend substantial time and effort educating potential advertiser clients about our offerings, including providing demonstrations and comparisons against other available services.  This process can be costly and time-consuming.  If we are not successful in streamlining our sales processes with advertisers, our ability to grow our business may be adversely affected.

Failure to adequately manage our growth may seriously harm our business.

We plan to grow our business as rapidly as possible.  If we do not effectively manage our growth, the quality of our services may suffer, which could negatively affect our reputation and demand for our services.  Our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively.  This will require us to, among other things:

●	implement additional management information systems;
●	further develop our operating, administrative, legal, financial, and accounting systems and controls;
●	hire additional personnel;
●	develop additional levels of management within our company;
●	locate additional office space;
●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and
●	manage our expanding international operations.

Moreover, if we generate sales for the first time and if our sales increase, we may be required to concurrently deploy our services infrastructure at multiple additional locations or provide increased levels of customization.  As a result, we may lack the resources to deploy our services on a timely and cost-effective basis.  Failure to accomplish any of these requirements could impair our ability to deliver our mobile advertising platform in a timely fashion, fulfill existing client commitments, or attract and retain new clients.

Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position, and reduce our revenue.

We regard the protection of our intellectual property, which includes trade secrets, copyrights, trademarks, domain names, and patent applications, as critical to our success.  We strive to protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions.  We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business, in order to limit access to, and disclosure and use of, our proprietary information.  However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have begun to seek patent protection for certain of our technologies and currently have a provisional U.S. patent application on file, although there can be no assurance that this will lead to a patent that will ultimately be issued.  We are also pursuing the registration of our domain names, trademarks, and service marks in the U.S. and in certain locations outside the U.S. Effective trade secret, copyright, trademark, domain name, and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights.  We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location.  We may, over time, increase our investment in protecting our intellectual property through additional patent filings that could be expensive and time-consuming.

Monitoring unauthorized use of our intellectual property is difficult and costly.  Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property.  Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology.  In addition, the laws of many countries, such as China and India, do not protect our proprietary rights to as great an extent as do the laws of European countries and the U.S.  Further, the laws in the U.S. and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property.  Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our mobile advertising services.  In addition, we may in the future need to initiate infringement claims or litigation.  Litigation, whether we are a plaintiff or a defendant, can be expensive and time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is favorable to us.  In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights.

We operate in an industry with extensive intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences.  The mobile telecommunications industry generally is characterized by extensive intellectual property litigation.  Although our technology is relatively new and our industry is rapidly evolving, many participants that own, or claim to own, intellectual property historically have aggressively asserted their rights.  From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others.

Future litigation may be necessary to defend ourselves or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish our proprietary rights.  Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us.  Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect our relationships with our current or future clients;
●	cause delays or stoppages in providing our mobile advertising services;
●	divert management's attention and resources;
●	require technology changes to our platform that would cause us to incur substantial cost;
●	subject us to significant liabilities; and
●	require us to cease some or all of our activities.

In addition to liability for monetary damages against us, which may be tripled and may include attorneys' fees, or, in some circumstances, damages against our clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our mobile advertising solutions unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

If we do not retain our senior management team and key employees, or attract additional sales and technology talent, we may not be able to sustain our planned growth, which may not occur, or achieve our business objectives.

Our future success is substantially dependent on the continued service of our senior management team, particularly Fred E. Tannous, our Chief Executive Officer, and Bill Glaser, our President.  We currently do not maintain key-person insurance on either of these officers.  Our future success also depends on our ability to attract, retain, and motivate highly skilled employees, particularly employees with technical skills that enable us to deliver effective mobile advertising solutions and sales and client support representatives with experience in mobile and other digital advertising and strong relationships with brand and retail advertisers.  Competition for these employees in our industry is intense.  As a result, we may be unable to attract or retain these management, technical, sales, and client support personnel that are critical to our success, resulting in harm to our key client relationships, loss of key information, expertise, or know-how, and unanticipated recruitment and training costs.  The loss of the services of our senior management could make it more difficult to successfully operate our business and pursue our business goals.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired. We also have a history of delinquent periodic filings.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and other SEC rules and regulations relating to public disclosure, and the rules and regulations of the stock market or bulletin board on which our common stock may be traded or quoted.  The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting.  This requires that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts.

We have discovered areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all errors and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements, and our management may conclude that our internal controls over financial reporting are not effective.  If that were to happen, the market price of our stock could decline, and we could be subject to sanctions or investigations by the stock exchange on which our common stock may be listed, the SEC, or other regulatory authorities.

We have a history of delinquent filings of our annual reports and quarterly reports with the Commission as required by Section 13(a) of the Exchange Act, although we are presently current with all required filings. A company that has not filed all of its Section 13 reports is not considered "current" in its Exchange Act reporting requirements. Delinquent filers do not satisfy the current public information requirements of Rule 144(c)(1) of the Securities Act or the reporting issuer definition of Rule 902(l) of Regulation S. Furthermore, the Commission may pursue an enforcement action against delinquent filers, such as an administrative proceeding to suspend trading pursuant to Section (12)(k) of the Exchange Act, or a civil action seeking an injunction, and/or civil monetary penalties against the delinquent filers and/or its directors. At the present time, we cannot say what, if any, action the Securities and Exchange Commission may take against us; however, any such action could have an adverse impact on us.

Risks Related to Ownership of Our Common Stock

An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

There is presently no trading market for our common stock and no assurance can be given that an active and liquid trading market will develop in the future. Accordingly, you may be unable to liquidate your shares quickly.

There is currently no public market for our common stock. We plan to apply for listing on a national securities exchange or have a market maker file with FINRA a 15c2-11 application to have our common stock quoted on either OTCQB or the OTCBB, depending upon our qualifications at the time. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCBB or the OTCQB markets. We cannot predict when and whether FINRA will approve our application, although we will use commercially reasonable efforts to cause FINRA to approve the application as soon as practicable.  We cannot assure you that FINRA will approve our application prior to the final closing of this Offering, Even if we are able to have our common stock become quoted in the over-the-counter market, an active trading market for our common stock may not develop in the future due to a number of other factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Once our Common Stock is listed or quoted on an active trading market, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our common shares will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

The offering price of the Direct Offering Shares has been arbitrarily determined by the Company, may not be indicative of the Company’s actual value or the value of the common stock being offered and is subject to possible market volatility.

The offering price per share of the Direct Offering Shares has been determined by the Company and may not be indicative of the Company’s actual value or the value of its securities.  The price and other terms were based on a number of factors including, without limitation, the estimates of the business potential and earnings prospects of the Company and the consideration of such potential earnings in relation to market valuations of comparable companies. The price of the Direct Offering Shares bears no relationship to the assets, book value, net worth or any other recognized criteria of the Company’s value.  The offering price should not be considered as an indication of the Company’s actual value or the value of its securities. Additionally, the market price for the Company's securities following this offering may be highly volatile as has been the case with the securities of other companies in emerging businesses. Factors such as the Company's financial results and introduction of new products and services by the Company or its competitors, and various factors affecting the medical device industry generally, may have a significant impact on the market price of the Company's securities. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the securities of many companies, particularly of small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of these companies. See "Plan of Distribution."

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We face penalties in connection with our Registration Rights Agreement.

In connection with the Company’s December 31, 2012 sale of $802,500 in units consisting of an aggregate of 3,210,000 shares of the Company’s Series A Preferred Stock and warrants to purchase an aggregate of 3,210,000 shares of the Company’s common stock, the Company was required to file a registration statement registering the shares of common stock such Series A Preferred Stock were convertible into (3,210,000 shares) and the shares the warrants were exercisable for.  Such registration statement was required to be filed within 60 days of the final closing date (the “Filing Date”) and to be declared effective by 150 days from the Filing Date.  The Company did not meet the required Filing Date and the required effectiveness date has already passed.  Pursuant to the registration rights agreement, if the registration statement was not filed on a timely basis or was not declared effective by the SEC for any reason on a timely basis, the Company was required to pay each investor monthly liquidated damages equal to 1.0% of the investment amount subscribed for by such investor (capped at 12%) until the registration statement is filed or declared effective, as the case may be. As of the date of this Prospectus, the Company owes an aggregate of approximately $47,000 in penalty fees to holders of the outstanding Series A Preferred Stock in connection with the late filing of the registration statement of which this Prospectus is a part.  In the event we are unable to timely gain effectiveness of this registration statement, we could owe such investors up to an aggregate of $96,300, which, if we are required to pay such amount, could have a material adverse effect on our financial condition and force us to raise additional funding.

The Company has not received any commitments to purchase the Direct Offering Shares. There is no minimum offering amount.

The Company will use its best efforts to sell all of the Direct Offering Shares offered under the Direct Offering. These sales may be made either directly by the Company, through its officers and directors, or with the assistance of one or more Selling Agents. None of the Company, the Selling Agents, if any, or any other person, has made any commitment to purchase any of the shares offered hereby. Consequently, there can be no assurance that any of the shares will be sold. There is no minimum offering amount required for us to accept subscriptions for our common stock. To the extent that the net proceeds raised by the Company are substantially less than the Maximum Offering Amount, the Company's opportunities would be severely diminished. In the event that an alternate source of financing is not obtained in a timely manner, those investors who participate in this offering risk the loss of their entire investments. See "Use of Proceeds," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Plan of Distribution."

The Direct Offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed.

In order to implement our business plan, we require a minimum of $1,500,000 from the Direct Offering. However, our Direct Offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the Direct Offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and investors who participate in this offering may lose their entire investments.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 50,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors, of which 15,000,000 is designed as Series A Preferred Stock.  There are currently 3,210,000 shares of Series A Preferred Stock issued and outstanding, which are convertible into our common stock on a one-for-one basis, which 3,210,000 common stock shares issuable upon such conversions are being registered by the Selling Shareholders under the Resale Offering.  Our board of directors is empowered, without stockholder approval, to issue additional Series A Preferred Stock as well as preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock being offered.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock being offered.  We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s common stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering and future sales by investors of shares purchased in the Direct Offering) may have a material adverse effect on the market price of the common stock.

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

Our principal shareholders will beneficially own 53.7% of our common stock post Spin-Off, which will provide them with substantial control over our corporate actions.

Our sole directors and executive officers, Fred E. Tannous and Bill Glaser will beneficially own approximately 53.7% of our outstanding shares of common stock post Spin-Off (including shares issuable upon the exercise of vested options) and 46.81% assuming sale of the Maximum Offering Amount under the Direct Offering. These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities.  There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.  The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our common stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our management has broad discretion to determine how to use the proceeds received from the Direct Offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

We plan to use the net proceeds of the Direct Offering as described under “Use of Proceeds” in the Direct Offering Prospectus.  Our management will have broad discretion over the use and investment of the net proceeds of the Direct Offering, and accordingly investors in the Direct Offering will need to rely upon the judgment of our management with respect to the use of proceeds with only limited information concerning management’s specific intentions.  It is possible that we may decide in the future not to use the proceeds of the Direct Offering in the manner in which we currently expect.

There is no firm commitment to purchase any securities offered in this offering and because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor could obtain a judgment against us and attach to your subscription funds.

This is a “best efforts, no minimum” offering.  No commitment exists by anyone to purchase any of the securities offered hereby and we can give no assurance that all or any of the securities offered will be sold.  Initial investors assume additional risk on whether the offering will be fully subscribed and how we will utilize the proceeds, if any.  Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds.  Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and we will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription proceeds. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

You will experience immediate dilution in the book value per share of the common stock you purchase in the Direct Offering.

Because the price per share of our common stock being offered under the Direct Offering is substantially higher than the book value per share of our common stock, investors in the Direct Offering will experience substantial dilution in the net tangible book value of the common stock they purchase in the Direct Offering. Based on an assumed offering price of $0.50 per share, investors who purchase shares of common stock in the Direct Offering will experience immediate and substantial dilution of $0.436 per share in the net tangible book value of the common stock at June 30, 2013. See the section titled “Dilution” in the Direct Offering Prospectus for a more detailed discussion of the dilution investors will incur when purchasing common stock in the Direct Offering.

We have not retained independent professionals for subscribers.

We have not retained any independent professionals to review or comment on the Direct Offering and the Resale Offering, or otherwise protect the interests of the subscribers hereunder.  Although we have retained our own counsel, purchasers of the common stock offered hereby should not rely on the firms so retained with respect to the merits of the Direct Offering and the Resale Offering or any matters herein described.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s common stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

Penny stock regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. Our common stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, excluding the net value of the person’s primary residence, or annual income exceeding $200,000, or $300,000 together with the investor’s spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock”, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks”. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may negatively affect the ability of purchasers of our shares of common stock to sell such securities.

THE OFFERING

The following summary contains basic information about this offering and our common stock and is not intended to be complete.  It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of this Prospectus entitled “Description of Capital Stock.”

Issuer	OverNear, Inc., a Nevada corporation

Maximum number of shares of common stock offered by us	10,000,000 shares of common stock, par value $0.001 per share on a “best efforts” basis, with no minimum amount of shares required to be sold for the offering to proceed

Common stock outstanding prior to this offering	60,245,085 shares of common stock (1)

Common stock outstanding after this offering, assuming the Maximum Offering Amount is raised	70,245,085 shares of common stock (1)

Use of Proceeds
We intend to use the net proceeds from our sale of common stock in this offering primarily for engineering, research and development; sales, marketing and business development; and general and administrative.

Market for our common stock
There is currently no market for our common stock and we cannot assure you that a market will develop.  We intend to apply for listing of our common stock on a national securities exchange or the quotation of our common stock on the OTCBB and/or the OTCQB markets, depending upon our qualifications at the time, but we cannot assure you that we will be successful in doing so.

(1)
The number of shares of our common stock outstanding both before and after this offering is based on the number of shares outstanding as of November 1, 2013 and excludes 3,210,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and outstanding warrants to purchase 3,210,000 shares of common stock.

USE OF PROCEEDS

Based on an assumed offering price of $0.50 per share, if we raise the Maximum Offering Amount, the proceeds from this offering will be $5,000,000.  For purposes of the table below, we have assumed the payment of discounts and commissions to Selling Agents in the amount of $463,000 for net proceeds of $4,537,000.

The following table sets forth the Company's estimated use of the net proceeds of this offering assuming net proceeds of $1,134,250, reflecting gross proceeds of $1,250,000 (25% of the Maximum Offering Amount), $2,268,500, reflecting gross proceeds of $2,500,000 (50% of the Maximum Offering Amount), $3,403,750, reflecting gross proceeds of $3,750,000 (75% of the Maximum Offering Amount) and $4,537,000, reflecting gross proceeds of $5,000,000 (reflecting the entire Maximum Offering Amount), respectively.

Proceeds	$1,134,250 (25% Max. Off. Amt.)	Percentage of Net Proceeds	$2,268,500 (50% Max. Off. Amt.)	Percentage of Net Proceeds	$3,402,750 (75% Max. Off. Amt.)	Percentage of Net Proceeds	$4,537,000 (100% Max. Off. Amt.)	Percentage of Net Proceeds
Engineering and Research & Development	$453,700	40%	$907,400	40%	$1,361,100	40%	$1,814,800	40%
Business Development and Sales & Marketing	$396,988	35%	$793,975	35%	$1,190,963	35%	$1,587,950	35%
General & Administrative	$283,562	25%	$567,125	25%	$850,687	25%	$1,134,250	25%
Total	$1,134,250	100%	$2,268,500	100%	$3,402,750	100%	$4,537,000	100%

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, results from our research and development efforts, business developments and opportunities and related rate of growth, sales and marketing activities and competition.  None of the proceeds from the offering are planned to be used to pay penalties in connection with our registration rights agreement (see also “We face penalties in connection with our Registration Rights Agreement”).

Accordingly, our management will have broad discretion in the application of the proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

●	the existence of unforeseen or other opportunities or the need to take advantage of changes in timing of our existing activities;

●
the need or desire on our part to accelerate, increase, reduce or eliminate one or more existing initiatives due to, among other things, changing market conditions and competitive developments or interim results of research and development efforts;

●	the effect of federal, state, and local regulation, including those governing emissions, of potential customers in our identified industries; or

●	strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and capitalization, each as of June 30, 2013:

●	on an actual basis; and
●	on a pro forma as adjusted basis to give effect to the issuance of the common stock offered hereby and the use of proceeds, as described in the section entitled “Use of Proceeds.”

You should consider this table in conjunction with our financial statements and the notes to those financial statements included in this Prospectus.

	As of June 30, 2013
	Actual	As Adjusted(1)
Total debt	$393,080	$393,080

Shareholders’ equity:
Common stock, par value $0.001 per share: 150,000,000 shares of common stock authorized; 59,504,100 issued as of June 30, 2013	59,504	69,504
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,210,000 Series A convertible preferred shares issued and outstanding at June 30, 2013	3,210	3,210
Additional paid in capital	5,678,963	10,205,963
Series A convertible preferred stock subscriptions receivable	(100,000)	(100,000)
Accumulated deficit	(4,942,247)	(4,942,247)
Total stockholders’ equity	699,430	5,236,430
Total capitalization	$1,092,510	$5,629,510

(1)
Assumes that $5,000,000 of our common stock is sold in this offering at $0.50 per share and that the net proceeds thereof are approximately $4,537,000 after deducting commissions payable to Selling Agents, if any. The “as adjusted” column above only assumes the sale of common stock in the offering and assumes the full amount offered will be sold.

DILUTION

Our net tangible negative book value as of June 30, 2013 was ($112,742), or ($0.002) per share of our common stock.  Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on June 30, 2013.  Assuming that we raise the Maximum Offering Amount, we will issue 10,000,000 shares of common stock at the Direct Offering price of $0.50 per share.  In this instance, our net tangible book value as of June 30, 2013 would have been approximately $4,424,000, or $0.064 per share of our common stock.  This amount represents an immediate increase in net tangible book value of $0.066 per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the Direct Offering price per share of our common stock.

The following table illustrates the dilution in net tangible book value per share to new investors if we raise the Maximum Offering Amount:

Public offering price per share		$0.50
Net tangible negative book value per share as of June 30, 2013	$(0.002)
Increase per share attributable to new investors	$0.066
Adjusted net tangible book value per share after this offering		$0.064
Dilution in net tangible book value per share to new investors		$0.436

The following shares were not included in the above calculation: 3,210,000 shares of Series A Preferred Stock and outstanding warrants to purchase 3,210,000 shares of common stock, which are being offered for resale by the Selling Shareholders, plus outstanding warrants and stock options to purchase 38,255,000 shares of common stock not being registered for resale.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Distribution Shares; Resale Shares

All of the shares distributed pursuant to the Resale Prospectus (namely the Distribution Shares and the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Following the Distribution, our directors and executive officers will hold a total of approximately 36,501,732 shares (includes 9,000,000 shares which can be acquired upon exercise of vested options within 60 days of the date of this Prospectus), or approximately 53.7% of the common stock outstanding as of November 1, 2013. Presuming sale of the Maximum Offering Amount under the Direct Offering, our directors and executive officers will hold approximately 46.81% of the common stock outstanding. The 46,654,312 shares of our outstanding common stock that are not registered and covered by this Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted will be available for sale in the public market over the next six months under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock, which will be approximately 70,245,085 shares.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus an aggregate of 17,084,485 shares will have been registered under the Resale Prospectus and will be freely distributable and tradable by the Selling Shareholders and others listed in the Resale Prospectus (provided that 105,589 of such shares (representing 1% of the Distribution Shares) are being registered to allow for rounding in connection with the Spin-Off )). These shares consist of (i) 10,558,896 Distribution Shares and (b) an aggregate of 6,420,000 Resale Shares held by the Selling Shareholders named in the Resale Prospectus. We will not receive any proceeds in connection with the distribution of the Distribution Shares or the sales, if any, of the Resale Shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the Distribution is completed, there can be no assurance that such a market will develop or that it will be sustained. After the effective date of this Registration Statement and the distribution of the Distribution Shares (pursuant to the Resale Prospectus), approximately 49% of the shares of the Company's common stock distributed by Innolog in the Distribution will be unrestricted and freely salable, with 51% of those shares of common stock being restricted and owned by our sole directors and officers. We expect to apply to have our common stock either listed on a national securities exchange or quoted on the OTCBB and/or the OTCQB markets, depending upon our qualifications at the time, but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop. For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 45.

Holders

Immediately following the Distribution of the Distribution Shares (pursuant to the Resale Prospectus), the Company anticipates that there will be approximately 175 record holders of the Company's common stock. As of November 1, 2013, there were 87 holders of record of our securities, including our directors and officers, the Selling Shareholders and Innolog.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock. The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future. We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be V Stock Transfer, LLC 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

Equity Compensation Plans

The following table sets forth, as of December 31, 2012, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	COLUMN A: Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in COLUMN A)
Equity compensation plans approved by security holders	15,000,000	(1)	$0.025	-

Equity compensation plans not approved by security holders	0		$0	0

Total	15,000,000		$0.025	-

(1)	Represents outstanding options and unvested shares of restricted stock granted pursuant to our Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan.

Our Board of Directors adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers.  The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company and any such increase cannot be made until the fully-diluted shares of common stock outstanding exceeds 100,000,000 shares.

SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal years ended December 31, 2012 and 2011 and for the three and six months ended June 30, 2013  and the period from inception (July 22, 2010) to June 30, 2013 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Spin-Off.

OVERNEAR, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Year Ended December 31,		For the period from inception (July 22, 2010) to June 30, 2013
	(Unaudited)	(Unaudited)	2012	2011	(Unaudited)

Sales	$-	$-	$-	$-	$89

Cost of Sales	-	-	-	-	17

Gross Profit		-	-	-	72

Selling, General and Administrative Expenses	598, 250	989,674	1,773,099	1,362,450	4,989,566

Impairment of production costs, prepaid royalties and inventory	-	-	-	110,992	110,992

Operating Loss	(598,250)	(989,674)	(1,773,099)	(1,473,442)	(5,100,486)

Other Income (Expense)
Gain (Loss) on Settlement and write-off of Accounts Payable	22,541	(45,903)	-	-	(45,903)
Interest	(174)	(436)	(1,842)	(8,454)	(15,200)
Gain on forgiveness of debt	-	-	10,847	237,895	248,742
Other	-	-	-	-	(27,000)
Total Other Income (Expense)	22,367	(46,339)	9,005	229,441	160,639

Loss before Income Taxes	(575,883)	(1,036,013)	(1,764,094)	(1,244,001)	(4,939,847)

Provision for Income Taxes	-	800	800	800	(2,400)

Net Loss	$(575,883)	$(1,036,813)	$(1,764,894)	$(1,244,801)	$(4,942,247)

Loss Per Share-Basic and Diluted	$(0.01)	$(0.02)	$(0.03)	$(0.03)	$(0.12)

Weighted Average Number of Shares	57,695,859	55,927,484	51,660,735	36,278,475	41,842,220

OVERNEAR, INC.
BALANCE SHEETS

	June 30, 2013 (Unaudited)	December 31,
		2012	2011
ASSETS
Current Assets
Cash	$147,851	$150,159	$181,995
Prepaid expenses	105,482	14,387	51,975
Total Current Assets	253,333	164,546	233,970

Furniture and equipment, net	27,005	20,238	11,993

Software development in progress	710,200	499,089	133,068

Other assets	101,972	53,510	3,145

TOTAL ASSETS	$1,092,510	$737,383	$382,176

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$186,803	$342,154	$265,398
Accrued expenses	100,027	79,672	138,359
Current portion of legal settlement payable	75,000	75,000	75,000
Total Current Liabilities	361,830	496,826	478,757

Legal settlement payable, net of current portion	31,250	75,000	150,000

Total Liabilities	393,080	571,826	628,757

Stockholders' Equity (Deficit)
Common stock, $0.001 par value; 150,000,000 shares authorized; 59,504,100, 53,733,208 and 46,619,962 shares issued and outstanding at June 30, 2013, December 31, 2012 and 2011, respectively	59,504	53,733	46,620
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,210,000, 3,210,000 and none Series A convertible preferred shares issued and outstanding at June 30, 2013, December 31, 2012 and 2011, respectively	3,210	3,210	-
Paid-in capital	5,678,963	4,166,548	1,847,339
Series A convertible preferred stock subscriptions receivable	(100,000)	(152,500)	-
Accumulated deficit in the development stage	(4,942,247)	(3,905,434)	(2,140,540)
Total Stockholders' Equity (Deficit)	699,430	165,557	(246,581)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,092,510	$737,383	$382,176

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements for the years ended December 31, 2012 and 2011 and for the three and six months ended June 30, 2013 and 2012 and the related notes included therein.

Overview and Recent Developments

We are a development stage company located in Santa Monica, California.  Following our transition to a new line of business resulting from the transactions described below, we are currently developing and marketing a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers. We were formed in July 2010 as a wholly-owned subsidiary of uKarma.  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion).   On June 17, 2011, we changed our name to OverNear, Inc. and added the mobile platform portion of our business.

On August 9, 2010, uKarma’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company pursuant to a Contribution Agreement in anticipation of being spun-off to uKarma’s shareholders of record as of August 12, 2010 on a pro-rata basis.  uKarma subsequently changed its name to Innolog Holdings Corporation.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions.

The following accounting policies, which are also described in Note 2 to our audited financial statements, are critical to aid the reader in fully understanding and evaluating this discussion and analysis:

Development Stage Enterprise. The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915, “Development Stage Entities”. The Company is devoting substantially all of its present efforts to design and develop a location-based social networking and mobile advertising platform and its planned principal operations have not yet commenced.  The Company has not generated any significant revenues from operations and has no assurance of any future revenues. All losses accumulated since July 22, 2010, have been considered as part of the Company’s development stage activities.

Use of Estimates: The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results could differ from these estimates.

Revenue Recognition: The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. There was no revenue during each of the years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013 or 2012.

Furniture and Equipment: Furniture and equipment are stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Software Development Costs: Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated . Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product. As of June 30, 2013, December 31, 2012, and December 31, 2011, the Company had capitalized software development costs of $710,200, $499,089, and $133,068, respectively, for the development of a location-based social networking mobile application.

Impairment of long-lived assets: The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. Management has determined that there was no impairment in the value of long-lived assets during the year ended December 31, 2012 and the six months ended June 30, 2013. Due to the uncertainty regarding the Company’s ability to monetize the fitness DVD series inherited from its former parent uKarma, management determined that the related remaining production costs, prepaid royalties, and inventory were impaired and recorded an impairment loss of $110,992 for the year ended December 31, 2011.

Patents and trademark: Patents and trademarks are recorded at cost. Amortization is computed using the straight-line method over the estimated useful lives of the assets once they are awarded. Patents have not yet been awarded.

Fair value of financial instruments: All financial instruments are carried at amounts that approximate estimated fair value.

Income Taxes: Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. At December 31, 2012 and 2011, and June 30, 2013, the Company has established a full reserve against all deferred tax assets.

A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Net Loss Per Share: The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Stock Based Compensation:  The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. Generally, all options granted expire ten years from the date of grant. Compensation expense in the amount of $260,225, $210,000, and $575,225, related to stock option grants were recognized for each of the years ended December 31, 2012 and 2011, and for the period from inception (July 22, 2010) to December 31, 2012, respectively. Compensation expense in the amount of $74,025 and $148,050 was incurred for the three and six months ended June 30, 2013, respectively, and $52,500 and $105,000 for the corresponding periods in 2012, and $723,275 for the period from inception (July 22, 2010) to June 30, 2013.

The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees.” FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Results of Operations

Comparison of Fiscal Years ended December 31, 2012 and December 31, 2011

Sales. We had no sales during the fiscal years 2012 and 2011.  We did not sell our Xflowsion DVDs while developing our mobile app software and business strategy.

Gross Profit.  We had no gross profit during each of the fiscal years ended December 31, 2012 and 2011, as we had no sales.

General and Administrative (G&A).  During the year ended December 31, 2012, our G&A expenses were $1,773,099, while total G&A expenses during fiscal year 2011 were $1,362,450, representing an increase of over 30%.  The increase is mostly attributed to accounting, consulting, legal fees and other general expenses.

Net Loss.  We had a net loss of $1,764,894 during the fiscal year ended December 31, 2012 compared to a net loss of $1,244,801 in the fiscal year 2011.  The net loss was higher due to increased operating expenses during 2012.

Comparison of Three Months Ended June 30, 2013 and June 30, 2012

Sales. We had no sales during the three months ended June 30, 2013 and 2012. We have been developing our mobile app software and business strategy and do not expect sales until we implement our monetization strategy expected within the next twenty-four months.

Gross Profit.  We had no gross profit during each of the quarters ended June 30, 2013 and June 30, 2012, as we had no sales.

Selling, General and Administrative (SG&A) -  During the second quarter of 2013, our total SG&A expenses were $598,250, while total SG&A expenses during the second quarter of 2012 were $400,225, representing an increase of approximately 49%.  The Company incurred approximately $186,000 in increased consulting, rent, marketing and public relations expenses due to increased activities in mobile application development.

Net Loss - We had a net loss of $575,883 during the second quarter of 2013 compared to a net loss of $400,578 during the second quarter of 2012 due to the various selling, general and administrative expenses increase as described above, offset by a gain of approximately $22,000 related to accounts payable write off.

Comparison of Six Months Ended June 30, 2013 and June 30, 2012

Sales. We had no sales during the first half of 2013 (i.e., the first six months of the year) and 2012. We have been developing our mobile app software and business strategy and do not expect sales until we implement our monetization strategy expected within the next twenty-four months.

Gross Profit.  We had no gross profit during the six months ended June 30, 2013 and June 30, 2012, as we had no sales.

Selling, General and Administrative (SGA). During the first half of 2013, our total SGA expenses were $989,674, while total SGA expenses during the first half of 2012 were $762,639, representing an increase of approximately 30%.  The Company incurred approximately $208,000 in increased consulting, rent, marketing and public relations expenses due to increased activities related to implementing our mobile application.

Net Loss. We had a net loss of $1,036,813 during the first half of 2013 compared to a net loss of $764,593 during the first half of 2012, due to the various selling, general and administrative expenses increase as described above, in addition to a cumulative loss on the settlement of fees with a law firm of approximately $68,000 offset by the gain of approximately $22,000 on accounts payable write off.

LIQUIDITY

Cash Flows

Comparison of year ended December 31, 2012 and year ended December 31, 2011

Net cash used in operating activities was $1,199,211 for the year ended December 31, 2012 while net cash used in operating activities was $657,447 for the year ended December 31, 2011. The increase in cash used in operating activities is due primarily to fees related to software development and other services provided by consultants.

Net cash used in investing activities was $422,525 for the year ended December 31, 2012 while net cash used in investing activities was $113,057 for the year ended December 31, 2011.  The increase in cash used in investing activities is due to an increase of approximately $255,000 in software development and approximately $43,000 in patent and trademark acquisition expenses, growing from a combined total of $109,445 during the year ended December 31, 2011 to a combined total of $408,006 during the fiscal year ended December 31, 2012.

Net cash provided by financing activities was $1,589,900 for the year ended December 31, 2012 while net cash provided by financing activities was $952,099 for the year ended December 31, 2011.  The increase in cash flow from financing activities is due to proceeds from the issuance of our securities in private placement offerings.

Comparison of Six Months Ended June 30, 2013 and June 30, 2012

Net cash used in operating activities was $788,397 for the six months ended June 30, 2013 while net cash used in operating activities was $542,030 for the six months ended June 30, 2012. The increase in cash used in operating activities is due primarily to fees related to services provided by consultants and payments made in accordance with the terms of the legal settlement.

Net cash used in investing activities was $181,409 for the six months ended June 30, 2013 while net cash used in investing activities was $154,595 for the six months ended June 30, 2012. The increase in cash used in investing activities is primarily due to $148,498 we incurred during the six months ended June 30, 2013 for the development of software and $22,145 incurred for costs related to obtaining a patent on our software.

Net cash provided by financing activities was $967,500 for the six months ended June 30, 2013 compared to $982,000 provided during the six months ended June 30, 2012, primarily funded via proceeds from the issuance of our securities in private placement offerings.

CAPITAL RESOURCES

As of December 31, 2012, we had negative working capital of $332,280.  To satisfy current working capital needs, we raised $1,589,900, net of offering costs of $82,100 and subscriptions receivable of $152,500, through private placements of our securities during 2012.  There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources.  We expect to incur substantial losses over the next two years.

As of December 31, 2012, we had cash of $150,159. We have obtained additional capital through an equity financing and intend to obtain additional capital through debt or equity financings.  Subsequent to the year-end, and as part of the current private placement offering of our equity securities, so far we have raised an additional $1,023,125 of $2,500,000.

 As of June 30, 2013, we had negative working capital of ($108,497).  To satisfy current working capital needs, we raised $915,000, of which $100,000 was receivable at June 30, 2013, through private placements of our securities during the first six months of 2013.  Subsequent to June 30, 2013, we raised an additional $108,125 from the continued sale of our equity securities in private placements.  There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources. We expect to incur substantial losses over the next year.

As of June 30, 2013, we had cash of $147,851.  We have obtained additional capital through an equity financing and intend to continue raising capital through debt or equity financings.  As of July 31, 2013, we had $155,511 of cash on hand.

Timing and Estimated Costs of Implementing Business Plan

Below is a discussion of steps leading to the implementation and deployment of our business plan along with proposed timeframes and associated cost estimates for each step, assuming we had the financing in place.

OverNear is in the process of releasing a revised version of its mobile application, which is expected to launch on the iTunes store by November 15, 2013.  We currently have a monthly “burn rate” of approximately $120,000, and we believe that, without additional capital, we will run out of funds by the end of December 2013.  In conjunction with the product launch in November 2013, the Company plans to undertake a marketing program through various online and mobile channels such as Facebook, Twitter, and YouTube and through other traditional outlets such as conferences and tradeshows to bring awareness to our free mobile app.   The objective of our marketing efforts is to make potential users aware of our unique value proposition and to encourage them to download and use our mobile app.  We believe that our targeted users will recognize the need for connecting with their friends and business contacts in the real world and the solution we provide in facilitating and enabling such connections.  Our marketing programs are planned to maximize awareness of our mobile app through online and mobile social media outlets as well as utilizing a variety of other cost effective and powerful means to reach potential users.

We plan to place targeted advertisements on these social media sites to drive downloads of our app as well as in an attempt to create social “buzz” and awareness about our app.  We expect to engage a branding/public relations company for the purpose of formulating effective messaging and headlines with the goal of encouraging viewers to either learn more about our company, or to drive them to download our mobile app.  We anticipate that the total cost for such marketing effort could be up to $260,000 over the next five months.

Description of task	Period	Timeframe	$Amount
Operating costs: complete + support for release candidate Rev 2.0	Nov – Dec 2013	2 months	$240,000
Marketing expense (initial): marketing program	Nov – Mar 2014	5 months	$260,000
Operating costs: implement product features and bug fixes	Jan – Jun 2014	6 months	$720,000
Marketing expense (on-going): product awareness/business dev.	Apr – Dec 2014	9 months	$280,000
Total			$1,500,000

By the end of the second quarter in 2014, we plan to execute our business model and monetize our mobile app by offering businesses (or anyone who signs up for “Public Profiles” on our mobile app) with an opportunity to advertise to our users.  We expect to leverage our mobile app to offer advertising solutions that are designed to be more engaging and relevant for users in order to help advertisers better achieve their goals.  OverNear’s combination of location relevance, social context, and user engagement is planned to give advertisers enhanced opportunities to generate brand awareness, while also creating new ways to generate near-term demand for their products from consumers who are most likely to take action.

Currently, we have approximately 3,000 users of the beta version of our mobile application.  We plan to earn revenue by charging businesses a monthly subscription fee ranging from $49 to $99 per month to use our platform and technology as an advertising and marketing channel to reach our user base. Additionally, we may seek to extend the use of the app to include payment-processing integration for point-of-sale transactions in partnership with ticket agents and venue operators in the future.  Our future revenue from in-app purchase transactions will depend on many factors, including our success in negotiating and establishing partnerships or fee-sharing arrangements with such operators.

During the first six months of 2014, we expect to incur operating costs totaling approximately $720,000 for the continuing development and maintenance of our mobile application and associated server-side network infrastructure.  In addition to acquiring users of our mobile app, we plan to initiate a concerted sales and marketing effort to increase our revenues by selling businesses an opportunity to advertise on our mobile advertising platform.  We estimate on-going marketing costs during the last three quarters of 2014 to total approximately $280,000.

Currently, the Company has cash on hand to pay for its current level of day-to-day operations and its Securities and Exchange Commission reporting requirements through December 31, 2013.  We will need to raise funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities.

We hope to raise the required amount through sales of our equity securities under this Prospectus, once the Registration Statement of which this is a part, is declared effective.  We believe that investors will be more willing to invest in the Company once there is a public market for our common stock and we are a reporting company with the SEC.  In the event we are unable to quote our common stock on the OTCBB or OTCQB, we may choose to quote our stock on the OTC Pink Sheets and/or seek venture capital funding in lieu of the sale of our equity securities to raise the required funding as described above.

We expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months.  Wherever possible, we plan to engage outside contractors and consultants who are willing to be paid in stock rather than cash or a combination of stock and cash so we can maximize our cash or need less cash funding.  Expenses incurred that cannot be paid in stock, such as auditors' fees, will be paid in cash.

However, sales under this offering are on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we may have to raise additional capital and/or suspend or cease operations and investors who participate in this offering may lose their entire investments. There are no assurances that the Company will be able to raise additional capital as may be needed, or increase revenue levels or obtain profitability.

Our financial statements were prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, we expect operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

Our management is actively seeking financing and plans to increase production of its location-based mobile platform and associated marketing to generate revenues. Our ability to continue as a going concern is dependent on our ability to meet our financing arrangements and the success of our future operations. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. The report from our independent registered public accounting firm states that there is substantial doubt about our ability to continue as a going concern.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates provided below.  We cannot provide certainty regarding the timing and amounts of payments.

The following table summarizes our contractual obligations as of June 30, 2013:

	Payments Due by Period
	Total	Less than 1 year	1-3 Years
Contractual Obligations:
Legal Settlement Payable	$106,250	$75,000	$31,250
Employment Agreements	$1,060,000	$380,000	$680,000
Office Leases Expense	$100,000	$53,000	$47,000

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CONTROLS AND PROCEDURES.

As of June 30, 2013, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), of the effectiveness of the design and operation of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended. Based on that evaluation, our CEO and CFO concluded that, as of June 30, 2013, our disclosure controls and procedures were not effective at the reasonable assurance level to ensure that the information required to be disclosed by the Company in reports that we file or submit under the Exchange Act (i) is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and (ii) is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosures, due to the material weaknesses described below.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Our management identified the following material weaknesses in our disclosure controls and procedures:

•
We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.

•
We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. To the extent possible, however, separate individuals should initiate transactions, have custody of assets, and record transactions.

•
We do not have adequate review and supervision procedures for financial reporting functions. The review and supervision function of internal control relates to the accuracy of financial information reported. The failure to review and supervise could allow the reporting of inaccurate or incomplete financial information. Due to our size and nature, review and supervision may not always be possible or economically feasible. Management evaluated the impact of the significant number of adjustments as a result of our review and concluded that the resulting control deficiency represented a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures during the quarter ended June 30, 2013 to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

BUSINESS

General

Following our transition to a new line of business resulting from the transactions described below, we are currently developing and marketing of a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers.  A beta version of our OverNear mobile app is available for free download to users in Apple’s iTunes store, however we are developing and plan to implement several new features, bug fixes, and enhancements on an ongoing basis.   By the end of the second quarter of 2014, we plan to execute our business model and monetize our mobile app by offering businesses an opportunity to advertise to our users. Currently, we have approximately 3,000 users of the beta version of our mobile application.

We were formed as Awesome Living, Inc. in Nevada in July 2010 as a wholly-owned subsidiary of uKarma Corporation, a Nevada corporation (“uKarma”, which subsequently changed its name to Innolog Holdings Corporation as discussed below).  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion). On August 9, 2010, the assets of uKarma’s operating health and wellness business, including its Xflowsion DVD series, and its liabilities were transferred into Awesome Living, Inc. pursuant to a Contribution Agreement.   On June 20, 2011, we changed our name from Awesome Living, Inc. to OverNear, Inc. and operate as a development stage company with a focus on developing a location-based social networking and mobile advertising platform.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and we expect to incur substantial losses over the next two years.  We expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months. We have a monthly “burn rate” of approximately $120,000, and we believe that, without additional capital, we will run out of funds by the end of December 2013.

Our Relationship with Innolog

We were formed as a wholly-owned subsidiary of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”).  On August 9, 2010, Innolog’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company in anticipation of the Spin-Off from Innolog by distributing to Innolog’s shareholders all of the outstanding shares of our common stock held by Innolog, pursuant to that certain Contribution Agreement dated August 9, 2010 (the “Contribution Agreement”) by and between the Company and Innolog.

On September 15, 2010, we filed a Form 10-12G with the Securities and Exchange Commission (the “Commission” or the “SEC”), as amended on November 9, 2010 (the “Form 10”) whereby we registered our common stock under Section 12(g) of the Exchange Act.  At the time of our Form 10 filing, we were a wholly-owned subsidiary of Innolog and the the Spin-Off was originally slated to occur at the time we filed the Form 10 as contemplated by the Amended and Restated Merger Agreement (as described below).  Subsequent to the filing of the Form 10, we determined that we would need to register the Spin-Off on a Form S-1 Registration Statement and the delay in filing such Form S-1 registration statement to register the Spin-Off was due to a change in our business model from personal health and wellness products to a location-based social networking and mobile advertising platform and the subsequent development of our OverNear mobile application technology.

We ceased being a wholly-owned subsidiary of Innolog on September 13, 2010 when we issued 10,700,000 shares of our common stock to our management.  After other subsequent issuances of shares of common stock in connection with compensation paid for services rendered by consultants and service providers and the sale of certain securities in private placements over the past three years, the number of our outstanding shares has increased such that Innolog currently owns 17.53% of OverNear’s issued and outstanding common stock.

Business Overview

General

We intend to further develop a location-based, social networking and mobile advertising platform.  On January 11, 2013, we released the initial version of our mobile application to the general public via the Apple iTunes App Store.  However, we plan to continually improve our app with bug fixes and performance enhancements as well as by adding new features and, from time to time, releasing updates of the app to the Apple iTunes App Store and subsequently the Android app store.  Although we are developing our mobile and server-side applications, we may be required to obtain licenses from third-party vendors who provide application programming interfaces (APIs) and other off-the-shelf tool-sets which we may use from time to time to accelerate the development process.  We expect to be able to obtain the licenses at a reasonable cost as and when we need them.

Business Strategy

Our strategy was to first rapidly build a user base by launching our free mobile tool, described below, which  allows users to connect, communicate and save money.  We expect to leverage our mobile app to offer advertising solutions that are designed to be more engaging and relevant for users in order to help advertisers better achieve their goals. Our combination of location relevance, social context, and engagement is expected to give advertisers enhanced opportunities to generate brand awareness and affiliation, while also creating new ways to generate near-term demand for their products from consumers likely to have purchase intent.  By the end of the second quarter of 2014, we plan to execute our business model and monetize our mobile app by offering businesses an opportunity to advertise to our users. We have not begun to actively market our mobile app to users and currently have approximately 3,000 users. We plan to earn revenue by charging businesses a monthly subscription fee to use our technology as an advertising and marketing channel to reach our user base.  We also expect to attract advertising dollars using traditional pay per click (CPC) and views per thousand (CPM) models on our mobile application. There is, however, no guarantee that we will be able to successfully execute the strategies discussed herein.

Marketplace and Competition

Our addressable market opportunity includes portions of many existing advertising markets, including the traditional offline branded advertising and mobile advertising markets.  We believe that advertising on mobile devices is a significant market opportunity that is still emerging and evolving. Our goal is to offer most advertisers with an effective way to leverage and create more contextually-relevant ads. Our mobile application will compete in the multi-billion dollar mobile location-based services market.  We may compete with other location-based mobile applications, including Foursquare, Google, Apple, and several new start-ups, many of which are significantly larger than us and have more capital to invest in their mobile advertising businesses.  They, or other competing companies, may establish or strengthen cooperative relationships with their mobile operator partners, brand advertisers, app developers, or other parties, thereby limiting our ability to promote our services and generate revenue. These companies could compete with us to the extent they expand into mobile advertising.  Any of these developments would make it more difficult for us to sell our services.  We have no competitive presence in the mobile location based services market at this time.

Intellectual Property

Our ability to protect our intellectual property, including the development of the software application, will be an important factor in the success of our business.  We currently have a provisional patent application pending with the United States Patent and Trademark Office, and one non-provisional patent application soon to be filed.  We expect to apply for additional patents to protect our intellectual property. We also continue to review whether pursuing patent protection in other countries is appropriate.  We are in the process of registering a U.S. trademark registration for OverNear. We will also continue to review whether pursuing trademark protection in other countries is appropriate.  In addition to the foregoing, we have established business procedures designed to maintain the confidentiality of our proprietary information, including the use of confidentiality agreements and assignment-of-inventions agreements with employees, independent contractors, consultants and companies with which we conduct business, or will conduct business in the future.

Industry Regulations

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular.  It is possible that new laws and regulations will be adopted in the U.S. and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our intended business, particularly with regard to location-based services, collection or use of data to target ads and communication with consumers via mobile devices.  The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices.  The Federal Trade Commission has also proposed revisions to the Children's Online Privacy Protection Act, or COPPA, that could, if adopted, create greater compliance burdens on us.  COPPA imposes a number of obligations, such as obtaining parental permission, on website operators to the extent they collect certain information from children who are under 13 years of age.  The proposed changes would broaden the applicability of COPPA, including the types of information that would be subject to these regulations, and could apply to information that we or our clients intend to collect through mobile devices or apps that is not currently subject to COPPA.

Social Networking

In January 2013, OverNear introduced a unique mobile app for Apple iOS devices (i.e., iPhones and iPads) and Web service that leverages location-based services to help connect OverNear users to their contacts and online social network. OverNear’s social networking platform allows registered users who have installed the mobile app to connect in person with their online connections by simultaneously providing a push notification to all parties when they are in close proximity of each other.  Push notifications are a technique used by apps to alert smartphone users to content updates, messages, and other events within an app that users may want to be aware of. Once the OverNear mobile app is installed on the consumer’s smartphone, the user will be presented with an opportunity to identify a list of friends and business contacts to be included in his or her OverNear contact list.  OverNear will utilize appropriate application programming interfaces for mobile devices to allow users to bypass account creation and login with their existing accounts. For example, linking an existing social-networking account to OverNear will also enable access to the user’s friends list. From the imported lists, the user will have the ability to select (de-select) friends and contacts to include in his or her OverNear contact list.  Each user who downloads and installs the mobile app will independently establish his or her respective OverNear contact list.

As planned, our system will monitor each user’s OverNear contact list, and once an overlap occurs between any names, the respective persons will be simultaneously notified and required to accept their inclusion into the other OverNear contact list(s) thereby authorizing the system to notify them when they come into close proximity of each other (based on predefined preferences).  When this happens, all parties within a given OverNear contact list will be presented with an opportunity to connect with each other via text message, when added.  When this choice is made, a list of the persons in the OverNear contact list is presented, and each person is able to select one or more of the other persons from the list to contact with an instant message.

Mobile Advertising

OverNear expects to be a location-based mobile advertising platform that will help brands and retailers reach OverNear users with mobile advertisements, such as promotional offers, discount coupons, and vouchers direct to their smartphones.

OverNear intends to deploy push notification campaigns to users based on where they are at any given moment, or on any number of other criteria, such as time of day, day of the week, proximity to a retailer’s location, among many other personalized preferences.  The key features of the application are planned to include:

●	Highly targeted advertising campaigns;
●	No SMS or MMS approval from the mobile carrier;
●	Campaigns are self-administered by retailer or brand;
●	Real-time analytics – virtual built-in ‘Marketing Consultant; and
●	Simple interface and easy-to-use – intuitive user interface.

We believe that our technology, tools, and services will help brands and retailers maximize their advertising revenue and gain insight about their users.  To advertisers, we expect to offer sophisticated targeting capabilities, and the opportunity to deliver interactive and engaging ad experiences to consumers on their mobile connected devices.  Our goal is to have our proprietary technology and data platform determine in real-time which ad to deliver, as well as to whom and when, thereby optimizing the effectiveness of advertising campaigns regardless of device type or operating system.  We expect our platform to be initially compatible with Apple iOS and we are planning to release versions compatible with the Android and Windows mobile operating systems.

As smartphones, tablets, and other mobile connected devices become increasingly powerful and affordable, and mobile Internet access becomes more widespread and faster, users are consuming more content on their mobile devices.  Apps in particular are becoming a popular way for consumers to engage with and consume personalized digital content on their mobile connected devices.   With growth in this mobile app-based economy, mobile advertising creates new opportunities for advertisers to reach and engage audiences of potential consumers.  Mobile devices are inherently personal in nature, facilitate anytime-anywhere access to their users, allow for engaging app-enabled experiences, and offer location-targeting capabilities.  We believe that the combination of these features creates a powerful opportunity for delivering highly targeted, interactive advertising through mobile connected devices. However, a number of factors, including device and operating system diversity, as well as technological challenges, make it difficult and complex to deliver mobile advertising effectively.

We expect to help brands and retailers utilize mobile advertising without the complexities. By using our service, advertisers will be able to gain access to our tools and services to craft advertising and promotional campaigns with interactive rich media ads and video ads from our platform. As planned, our app will be able to analyze user data to build sophisticated profiles and audience groups that, in combination with the real-time decision-making, optimization, and targeting capabilities of our technology platform, will enable us to deliver highly targeted advertising campaigns for our advertiser clients. We anticipate that advertisers will pay us to deliver their ads to mobile connected device users. As we deliver more and more ads, we expect to be able to collect anonymous data about users, audiences, and the effectiveness of particular ad campaigns, which in turn will enhance our targeting capabilities and will allow us to deliver better performance for advertisers and better opportunities to increase their revenue streams. Our use of data for interest-based targeting, including location data, is based on consumer consent, and we offer consumers the ability to opt out of such targeting.

Benefits of Mobile Advertising

The combination of the inherently personal nature of mobile devices, their enhanced functionality, and the proliferation of app-enabled experiences creates a powerful opportunity for highly targeted and effective advertising.  We believe mobile advertising enjoys a number of benefits over traditional advertising and PC-based online digital advertising, including:

●	anytime, anywhere access to users;
●	personalization of the advertising experience;
●	location-based targeting;
●	more complete user engagement; and
●	enhanced audience targeting based on location, behavioral and demographic data.

Growth Strategy

We seek to become the strategic independent platform partner of choice for advertisers wanting to capitalize on the large and growing mobile advertising opportunity. The key elements of our strategy are to:

●	innovate through continued investments in technology and data;
●	deepen our relationship with our users;
●	acquire new users and advertisers;
●	increase our share of advertising budgets from advertisers;
●	increase our global market penetration;
●	pursue strategic acquisitions; and
●	provide further insight into the mobile app economy.

Principal Products and Services

Location-based services allow users to connect with others based on their current locations.  In many cases, people use their smartphones (iPhone, Android, Windows) to “check in” to businesses like restaurants, bars, and stores they visit.   Many of these services also have a gaming component, allowing members to compete against one another or to collect rewards (like online badges) for their activities. The rapid evolution of mobile phones, both on a hardware and a software level, combined with a surge in application storefront releases, deployments of higher-capacity network infrastructure, and recent developments in positioning technologies is expected to drive revenues.

We believe that location and granular geo-targeting are actually strong predictors of consumer intent because by knowing when and where someone will be will likely provide information about what that person may be interested in.  For example, if it is lunch time and one has opted in to get offers from restaurants, a great promotion available nearby becomes easy to act on.  We believe that it is becoming clear to retailers that location-based marketing is an important key to driving foot traffic among consumers who are in the mindset to make a purchase.  Furthermore, we believe that the performance of these programs is demonstrating that mobile phones and location can increase average order value, frequency, and loyalty.

We believe that the more technologies exist like our mobile application that marketers can leverage to pinpoint location and target advertising and messaging, the more relevant they can make their campaigns and the better the response will be from their target consumers.  We also believe that consumers are generally much more receptive to ads that are relevant to them personally.    We believe that location enhances the outbound and inbound media opportunities, allowing brands and retailers to tie their messaging to a specific location and dictate the context of the message.

OverNear Mobile App

Push Notifications.  OverNear plans to leverage the native high-accuracy network-based hybrid location engine in the Apple iOS and the Android operating systems that allows location to be extracted from the handset on a periodic and continuous basis.  OverNear expects to deploy push notification campaigns to users based on where they are at any given moment, or if they meet any number of other criteria.  As planned, the consumer will “opt in” by downloading the OverNear mobile application to his or her phone and agreeing to receive notifications, but beyond that the consumers’ privacy is protected because the alerts do not require the disclosure of either a phone number or an email address.  Push notifications appear as an alert in the message tray of the customer’s phone screen and can be acted on via messaging even if the OverNear app is not in use.  Unlike other popular apps, there is no check-in required to activate either the user’s location or his or her interest in retrieving an offer or discount.  Push notifications are used in our currently available mobile app.

Persistent Location – No Check-Ins Required.  We believe that a persistent location platform, not check-ins, will release the potential of location-based services.  For example, someone is walking in the vicinity of a coffee shop and a message appears on his or her phone: "Come on in to the coffee shop (you're a few blocks away and here is a map to get there) and receive 50% off a cappuccino."   With the check-in, the coffee shop will only have the ability to message a consumer based on when he or she tells the service his or her exact location.  But what is the likelihood that, as the consumer is walking, he or she will check-in to a social media site?  For the coffee shop or any other business to predictably message a potential customer when he or she is nearby, they are going to require access to the customer’s location on a persistent and continuous basis.  Persistent location features are used in our currently available mobile app.

Location-Based Marketing.  Compared to the “daily deal” providers, OverNear is expected to be more effective in reaching potential customers by pushing location-based offers that are triggered by the user’s precise location rather than by the city specified by the user as his or her next closest deal-base.  We believe that brands will be able to target consumers with offers based on their own marketing rules and campaign timing without having to share the revenue and customer information with a second party.  Real-time reporting and analytics should enable the brand or retailer to use adaptive business rules to reach highly targeted consumers.  Rather than a mobile megaphone, OverNear will provide a targeted, brand-specific marketing tool.  Assuming the user is aware that he or she will be activating such access to his or her mobile “inbox,” it will provide a kind of “tell me when…” system for consumers who are either cost-conscious or brand-loyal and who want to be alerted to special offers.  For example, users might be alerted only at certain times of the day based on whether or not they have responded to an earlier campaign or even based on their proximity to retail locations, restaurants, and events.  In that context, the easier and more flexible the marketer’s dashboard, the better the chances of success and the less this will look to the user like mobile spam.

OverNear is expected to provide a replacement for daily deal emails that clutter users’ inboxes and never get read.  Because this targeting works through an app’s connection with the Internet, rather than via SMS or MMS, the platform can deliver rich media without the per-message costs, character or size limitations, and extensive approval process associated with SMS, MMS, and email-based marketing.  And there are no carrier-related GPS costs because smart notification technology uses the phone’s internal locator beacon to persistently know consumer location.

Adaptive Learning Algorithm.  This is a proprietary algorithm, which will monitor and refine the system’s filtering process to produce highly targeted promotions based on each individual’s tastes and preferences. Every promotional offer that will be sent by the merchant will include the quick press buttons “More like this” and “Less like this.”  Based on the responses of the shopper for each of the offers, the system will automatically tailor the user’s personal preferences to match his or her indicated interest levels by type of retailer, promotional offer, day of the week, time of day, etc.

Social Media Integration.  For merchants with an existing social networking profile page or fan page, our plan is that our technology will allow them to easily publish their offers or email messages and related links to their social networking site news feed and wall directly from within the OverNear application.  When the link is shared, OverNear will automatically post the offer or email message to a message archive center and then track offer redemptions and traffic activity.  The currently available version of our mobile app integrates with Facebook.

Professional Social Networking Integration.  With professional social networking integration, our app will allow merchants to easily publish their offers to their professional social networking news feed directly from within the OverNear application.  When sharing related message content, our applications will automatically post the merchants’ messages to their message archive and track visitor activity or coupon redemptions.

OverNear Complementary Web App

Campaign Creation Wizard.  This will be a comprehensive, easy-to-use interface that enables subscribers to create and edit campaigns.  Through intuitive controls, subscribers can readily change colors, fonts, borders, and backgrounds and insert images and logos to help ensure that their messages or offerings appear polished and professional.  The wizard operates on a “what-you-see-is-what-you-get” basis whereby a subscriber can change content quickly and view the offer or message prior to launching.

Professionally Developed Templates.  These will be pre-designed offer and message forms that are designed to help subscribers quickly create attractive and professional campaigns.  These templates will provide ideas about the kinds of offers, messages, and emails subscribers can send, promotions, and announcements, and will demonstrate, through the use of color and format, the creativity and professionalism of a potential campaign.  An advanced editing functionality will enable subscribers to easily modify the templates.  We also plan to provide templates designed to appeal to specific products and services.  For example, we will include a coupon template for a 25% discount or a ‘buy-one-get-one-free’ offer to promote a restaurant while another retail messaging template can be used to promote a new line of men’s apparel.

Security and Privacy.  We expect to protect our subscribers’ data at the highest level possible.  We do not intend to use our subscribers’ confidential information, including their customer/contact lists, except in the delivery of our product, nor will we share, sell, or rent this information.  In addition, we will require that our business subscribers adopt a privacy policy to assist them in complying with government regulations and marketing best practices.

Tracking and Reporting.  We plan that the tracking and reporting feature will monitor and analyze merchant promotions and shopper redemptions and tailor recommendations for a promotion based on previous campaigns and concurrent campaigns of other nearby retailers (on an anonymous basis) who have the same business but are located in different geographic regions or experience comparable social and demographic dynamics.  This feature will use the Company’s patent-pending adaptive learning algorithm to monitor and refine criteria for optimized promotional offers or discount coupons based on redemption rates and other socio-economic statistics gathered over time and from neighboring businesses.

We plan to monetize our customer relationships by offering premium levels of our advertising and analysis-driven marketing service to brands and retailers by charging subscription fees.  As a subscriber, the business customer will have access to contact list and offer management tools which are expected to enable the subscriber to target or segment contacts and consumers for all or specific campaigns and monitor delivery and redemption of promotions and coupons.  Unsubscribe requests are automatically processed to help ensure ongoing compliance with government regulations and marketing best practices.

Industry

Background

The convergence of several key trends is driving the growth of the mobile app economy and fundamentally changing the way that users consume content on their mobile connected devices.  We believe these trends will continue to create a significant opportunity for mobile advertising.  These trends include:

●
Adoption of faster and more functional mobile connected devices.  Driven by intuitive user interfaces, increased functionality, faster processing speeds, better graphics processors, and advanced display technologies with touch capabilities, it has become possible to deliver innovative, interactive, and engaging consumer media experiences on a wide variety of mobile connected devices.

●
Widespread access to faster wireless networks facilitates consumer consumption of content.  With the growth of mobile connected devices, consumers increasingly expect to have a high-quality online experience everywhere. Expansion of worldwide 3G network penetration, the rise of next-generation networks, such as 4G, and the prevalence of Wi-Fi access are facilitating the consumption of content on mobile connected devices. The combination of increased network access and faster network technologies is enabling the development of rich media content, presenting new opportunities in the mobile ecosystem.

●
Mobile usage has disrupted how content is consumed.  Consumers are increasingly using their mobile devices instead of personal computers or other traditional media to access content.  Mobile devices have become an increasingly important part of daily life, with users relying on mobile connectivity to read newspapers, magazines, and blogs, watch movies, play games, check sports scores, shop, monitor weather forecasts, conduct banking transactions, find maps and directions, and listen to online radio stations.

●
Growth of the mobile app economy.  Developers have created apps as an easy, intuitive, and interactive way to instantly deliver content on mobile devices.  Emerging technologies, such as improvements in computer programming languages for structuring and presenting Web-based content, have allowed app developers to harness the increasing processing power and functionality of mobile devices and faster networks to deliver more engaging media to users.

●
Advertising industry is being disrupted by mobile advertising.  Traditional advertising media, such as billboards, newspapers, magazines, radio, and television, often suffer from a number of inherent limitations, including limited ability to target specific audiences, limited ability to measure audience reach and, in some cases, limited geographic range.  As consumers spend more time online with personal computers, or PCs, digital advertising has proven to be more effective because it allows for user interaction, provides better measurement, and achieves expanded audience reach.  However, even PC-based digital advertising suffers from a number of significant limitations with respect to personalization, accessibility, and location-based targeting, all of which can be provided through mobile advertising.

Complexities of Mobile Advertising

Despite the growing market opportunity for mobile advertising, companies in our industry must address several complexities and challenges in order to effectively deliver mobile advertising solutions, including:

●	fragmentation of the mobile ecosystem caused by a wide diversity of device types, numerous operating systems, and varied delivery and user engagement mechanisms;

●	limitations in using traditional identification techniques typically used in PC-based Web advertising, such as "cookies";

●	difficulty in predicting user behavior, including when and where a user will be consuming content on a mobile device;

●	varying connection quality that a mobile device may have at any given time; and

●	difficulties measuring performance of ads and user interactions with them on mobile connected devices.

Needs of Mobile Advertisers

Advertisers, to achieve their business objectives in the mobile app context, require scale, reach, and the ability to target and engage specific audiences.  Advertisers need solutions that help optimize their investment by delivering effective campaigns across multiple devices and operating systems, maximizing the number of potential consumers the campaigns reach, and then measuring the effectiveness of those campaigns.

Employees

We have two employees, both of whom are full-time.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

DESCRIPTION OF PROPERTY

We currently have two offices. One office is located at 1460 4th St., Santa Monica, California 90401.   On April 16, 2013 we entered into a two year office lease with SM Promenade LLC for this office, the term of which begins on May 15, 2013. The monthly fee is $4,386 per month for the first year and $4,517 for the second year. We also lease an office in an executive suite located at 609 Deep Valley Drive, Suite 200, Rolling Hills, California. We lease this office from Regus Management Group, LLC at a monthly rent of $2,200 pursuant to a lease that will expire on October 31, 2013 (provided the Company’s last payment under this lease was due September 1, 2013 and the Company is provided use of the space during the month of October 2013 at no cost).  We previously leased an office at 9595 Wilshire Blvd, Suite 900 in Beverly Hills, CA on a month-to month basis for $1,557 per month, which lease expired on June 30, 2013.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, and we are not aware of any material legal proceedings pending or threatened against us.  We are also not aware of any material legal proceedings involving any of our directors, officers, or affiliates or any owner of record or beneficially of more than 5% of any class of our voting securities.

MANAGEMENT

Our Management

Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Name	Age	Position	Since
Fred E. Tannous	47	Co-Chairman of the Board, Chief Executive Officer, Chief Financial Officer	September, 2010
Bill Glaser	47	Co-Chairman of the Board, President	September, 2010

Fred E. Tannous.  Mr. Tannous is responsible for overseeing all aspects of our vision, strategy and financial operations, including financings and new business development.  Mr. Tannous has over 20 years of experience in finance, management, and new business development.   Since 2006, he has been active as founder, investor, and visionary behind several start-ups.  Prior to his positions with the Company, which began in September, 2010, Mr. Tannous was a director of uKarma from June 2006 until August 2010.  From December 2000 through April 2006, Mr. Tannous was Chief Executive Officer of Health Sciences Group, Inc., where, as co-founder and CEO, he was involved in all aspects of its operations, starting with a self-underwritten public offering to guiding the overall strategy and marketing programs and launching new products.  Prior to that, Mr. Tannous spent more than 14 years at Hughes Electronics where he worked in various capacities ranging from engineering to marketing to new business development.   While at DIRECTV, a subsidiary of Hughes, Mr. Tannous served as Sr. Manager of Investments & Acquisitions where he oversaw the company’s equity portfolio valued at $1 billion.  He participated in valuing, structuring, and executing strategic investments and business enhancement opportunities. During his tenure, he was involved in effecting more than $500 million in transactions for the company and its operating units. Mr. Tannous has been instrumental in helping with the development of our social networking and advertising services. This, along with his past experience in developing and launching businesses and as an executive officer of public companies led us to the conclusion that he should serve as a director of our company.  Mr. Tannous earned an MBA in finance and accounting from the University of Chicago, Graduate School of Business; completed coursework in international business at SDA Bocconi in Milan, Italy; and holds a Masters and Bachelor’s degree in Electrical Engineering from the University of Southern California.

Bill Glaser. Mr. Glaser works closely with our CEO to oversee our vision, strategy, and financial operations, including financing and new business development. Mr. Glaser also currently serves as Chief Executive officer of Namaste Advisors, Inc., a position he has held since June 2012.  Prior to his positions with the Company, beginning in September, 2010, Mr. Glaser was the Chairman of the Board and Chief Executive Officer of uKarma from June 2006 until August 2010.  From December 2000 to July 2005, he served as President of Health Sciences Group, Inc., a manufacturer, marketer, and distributor of pharmaceuticals and nutrition based products.  He was also a director of Health Sciences from December 2000 to May 2007, during which time the company was publicly traded. He worked closely with the CEO of Health Sciences to provide oversight in all aspects of operations ranging from crafting and executing Health Sciences’ overall growth strategy to structuring debt and equity financings and seeking and evaluating qualified acquisition candidates.   He was also CEO of Namaste Financial, Inc. from July 2005 to June, 2012.  Previously, Mr. Glaser was a registered representative at Drexel Burnham Lambert and Smith Barney. Mr. Glaser holds a Bachelor’s degree in finance and economics from the Ithaca College - School of Business. Like Mr. Tannous, Mr. Glaser has been instrumental in helping with the development of our social networking and advertisings services. This, along with his past experience as an executive officer of public companies led us to the conclusion that he should serve as a director of our company.

Our directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our officers are appointed by the Board and serve at the Board's discretion.

There are no other significant employees and no family relationships among any of our directors, executive officers, or persons nominated or chosen to become directors or executive officers.

To our knowledge there is no arrangement or understanding between or among any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.  In addition, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2012, 2011 and 2010 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends.

Name and Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Fred Tannous,	2012	$180,000		—		—		$100,000	—	—	$14,400	(8)	$294,400
CEO	2011	$180,000	(7)	$100,000	(6)	—		$100,000	—	—	$9,000		$389,000
	2010	$55,385		$50,000	(2)	$80,000	(2)	$50,000	—	—	$2,625	(3)	$238,010

Bill Glaser,	2012	$180,000		—		—		$110,000	—	—	$14,400	(8)	$304,400
President	2011	$180,000	(5)	—		—		$110,000	—	—	$9,000		$299,000
	2010	$236,399	(4)	—		—		$150,054	—	—	$9,000	(3)	$395,453

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).  The assumptions made in the valuation of these options can be found in Note 2 to our financial statements included herein.

(2)	This compensation was paid in the form of 5,200,000 shares of our common stock.
(3)	This compensation consists of a car allowance of $750 per month pursuant to the officer’s employment agreement.
(4)	This amount was booked as deferred compensation of which $127,117 was forgiven in 2011 by the officer.
(5)	Of this amount, $60,769 was forgiven by the officer.
(6)	This compensation was paid in the form of 4,000,000 shares of our common stock.
(7)	Of this amount, $29,843 was forgiven by the officer.
(8)
This compensation consists of a one-time adjustment to compensation in the amount of $5,400 based on a COLA/CPI provision and a car allowance of $750 per month, both pursuant to the officer’s employment agreement.

Grants of Plan-Based Awards

There were no plan-based awards granted during the 2012 year to any named executive officer.

Employment Agreements

Fred E. Tannous

On September 13, 2010, we entered into an agreement with Fred E. Tannous for his services as Chief Financial Officer.  On March 15, 2011, we amended this agreement in connection with his appointment as Chief Executive Officer in addition to his role as our CFO.  This amendment changed the end of his employment term to March 15, 2016.  On August 8, 2011, we amended the provisions regarding any increases in Mr. Tannous’ annual salary. On August 19, 2013, we further amended the agreement to eliminate references to bonuses based on the Company’s EBITDA. The description below reflects such amendments.

Mr. Tannous is compensated with an annual salary of $180,000.  Mr. Tannous’ annual salary will increase to $250,000 in the event that either (i) we raise an aggregate $5,000,000 in debt or equity financing after September 13, 2010 or (ii) we recognize $5,000,000 in cumulative gross revenues.  The annual salary will increase to $360,000 in the event that either (i) we raise an aggregate $10,000,000 in debt or equity financing after September 13, 2010 or (ii) we recognize $10,000,000 in cumulative gross revenues.

Mr. Tannous received a signing bonus of shares of our common stock valued at $50,000 (described in greater detail below).  The agreement also provided for the grant of 10-year options to purchase 10,000,000 shares of common stock under our 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 1,000,000 shares became exercisable on the date of the agreement and the remainder of which will become exercisable at the rate of 1,000,000 shares at the end of each subsequent six month period.

As an inducement bonus for accepting the CEO position, Mr. Tannous received 4,000,000 restricted shares of common stock.

In the event of a change of control of the Company prior to the one month anniversary of Mr. Tannous’ termination, Mr. Tannous will be due the greater of (i) the remainder of his annual salary during the term of the agreement and (ii) $250,000, all unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the stock option, the value of which is multiplied by the number of options held by Mr. Tannous.

In the event of Mr. Tannous’ termination without cause by the Company, Mr. Tannous will be paid the lesser of (i) the remainder of his annual salary during the term of the agreement and (ii) one year’s salary, and all stock options held by Mr. Tannous under the Plan will immediately vest in full and remain outstanding and will remain exercisable for ten years from the grant date.

Bill Glaser

On August 3, 2010, we entered into an employment agreement with Bill Glaser for his services as Chief Executive Officer.  On March 15, 2011, we amended his agreement in connection with his appointment as President following the appointment of Mr. Tannous as our Chief Executive Officer.   This amendment changed the end of his employment term to March 15, 2016.  On August 8, 2011, we amended the provisions regarding any increases in Mr. Glaser’s annual salary. On August 19, 2013, we further amended the agreement to eliminate references to bonuses based on the Company’s EBITDA. The description below reflects such amendments.

Mr. Glaser is compensated with an annual salary of $180,000.  His annual salary will increase to $250,000 in the event that either (i) we raise an aggregate $5,000,000 in debt or equity financing after August 3, 2010 or (ii) we recognize $5,000,000 in cumulative gross revenues.  The annual salary will increase to $360,000 in the event that either (i) we raise an aggregate $10,000,000 in debt or equity financing after August 3, 2010 or (ii) we recognize $10,000,000 in cumulative gross revenues.

The agreement also provided for the grant of 10-year options to purchase 5,000,000 shares of common stock under the Plan at an exercise price of $0.025 per share, of which 500,000 shares became exercisable on December 31, 2010 with the remainder to become exercisable at the rate of 500,000 shares at the end of each subsequent six-month period.

In the event of a change of control of the Company prior to the one month anniversary of Mr. Glaser’s termination, Mr. Glaser will be due the greater of (i) the remainder of his annual salary during the term of the agreement and (ii) $250,000, all unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the stock option, the value of which is multiplied by the number of options held by Mr. Glaser.

In the event of Mr. Glaser’s termination without cause by the Company, Mr. Glaser will be paid the lesser of (i) the remainder of his annual salary during the term of the agreement and (ii) one year’s salary, and all stock options held by Mr. Glaser under the Plan will immediately vest in full and remain outstanding and exercisable until ten years from the grant date.

Outstanding Equity Awards as of June 30, 2013

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Fred E. Tannous	6,000,000	6,000,000	4,000,000	$0.025	9/12/2020	─	─	─	─
Bill Glaser	3,000,000	3,000,000	2,000,000	$0.025	8/3/2020	─	─	─	─

Director Compensation

Our directors do not receive compensation for their services as directors separate than the consideration they receive as officers of the Company.

 Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. We do not have a standing compensation committee or a committee performing similar functions; our Board of Directors performs the functions of a compensation committee.  Our Board of Directors is made up of Messrs. Tannous and Glaser, both of whom are also executive officers and both of whom receive compensation for their services to us as officers.  As we grow, our Board of Directors expects that they will adopt compensation policies in the future that will apply to our officers and directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2012, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in COLUMN A)
Equity compensation plans approved by security holders	15,000,000	(1)	$0.025	---

Equity compensation plans not approved by security holders	0		$0	0

Total	15,000,000		$0.025	---

(1)
Represents outstanding, vested and unvested shares of common stock issuable upon exercise of outstanding stock options granted pursuant to our Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan.

Our Board of Directors adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers.  The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company provided that any such increase cannot be made until the fully-diluted shares of common stock outstanding exceeds 100,000,000 shares.

On November 29, 2012, the Company entered into a consulting agreement and in consideration of the consulting services, the Company agreed to grant the consultant a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at the exercise price of $0.10 per share. The option becomes exercisable at the rate of 300,000 shares upon execution of the agreement and 150,000 shares every three months, commencing on the date of the agreement. These options were granted outside of our Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Innolog currently owns approximately 17.53% of our outstanding shares of common stock. Those who own shares of Innolog common stock will receive shares of our common stock in the Distribution.  After the Spin-Off, Innolog will not own any shares of our common stock or any other of our capital stock.

The following table sets forth the number of shares of our common stock that will be held by our directors and executive officers and each person who we expect to own beneficially more than 5% of our outstanding common stock on a fully diluted basis immediately after the Spin-Off, using the distribution ratio of 2.2241808 shares of our common stock for every one (1) share of Innolog common stock, with fractional shares rounded up to the nearest whole share.  The below also includes the voting rights associated with our Series A Preferred Stock, which shares of Series A Preferred Stock can vote in aggregate 3,210,000 voting shares.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants, or other purchase rights.  Shares of common stock subject to options, warrants, or other rights to purchase that are currently exercisable or are exercisable within 60 days (including shares subject to restrictions that lapse within 60 days) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

	Preferred Stock	Common Stock
		Number of Shares				Percent of Voting Shares: Pre- Spin-Off	Percent of Voting Shares Post-Spin-Off
Name of Shareholder		Pre-Spin-Off		Post-Spin-Off		(7)	(1)(7)
Directors and Named Executive Officers:
Fred E. Tannous	-	18,513,973	(2)	18,856,823	(2)(4)	27.15%	23.73%
Bill Glaser	-	12,603,014	(3)	17,644,909	(3)(5)	26.55%	23.08%
Directors and executive officers as a group (2 persons)	-	31,116,987	(2)(3)	36,501,732	(2)(3)	53.70%	46.81%

5% Shareholders
Innolog Holdings Corporation (f/k/a uKarma Corporation)(6)	-	10,558,896		—		—	%

(1)	Presuming sale of the Maximum Offering Amount in the Direct Offering.
(2)	Includes 6,000,000 shares which can be acquired upon exercise of vested options within 60 days.
(3)	Includes 3,000,000 shares which can be acquired upon exercise of vested options within 60 days.
(4)	Includes 342,850 shares beneficially-owned which will be transferred to Mr. Tannous upon effectiveness of the spinoff registration statement.
(5)	Includes 5,041,896 shares beneficially-owned which will be transferred to Mr. Glaser upon effectiveness of the spinoff registration statement.
(6)
The Company is not aware of the current beneficial owner of the shares held by Innolog, provided that subsequent to the Spin-Off the shares held by Innolog will be held by the shareholders of Innolog as of the record date for the Spin-Off.

(7)	Total voting shares includes 3,210,000 shares of the Series A Prefer Stock which votes on an as-converted basis (i.e., on a one-for-one basis with the common stock).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Involving Innolog Holdings Corp.

On August 9, 2010, pursuant to a Contribution Agreement, uKarma (currently Innolog) transferred its health and wellness business assets and liabilities to the Company when we were named Awesome Living, Inc.  The liabilities related to public company expenses however, such as transfer agent and EDGAR filings, were not transferred to the Company.  In exchange, we issued to uKarma 10,558,896 shares of our common stock, which at the time constituted 100% of our issued and outstanding capital stock.

On August 11, 2010, uKarma, GCC Merger Sub Corp., as uKarma’s wholly-owned Nevada subsidiary (“Merger Sub”), Galen Capital Corporation, a Nevada corporation, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), entered into an Amended and Restated Merger Agreement.  The agreement provided that Innolog Predecessor would be merged with Merger Sub, with Innolog Predecessor surviving the merger as uKarma’s wholly-owned subsidiary.   We, and our operating business formerly known as uKarma, received $525,000 from Innolog Predecessor as consideration for this merger and $12,500 in expenses.  The merger closed on August 18, 2010 and uKarma subsequently changed its name to Innolog Holdings Corporation.

Transactions Involving Company Officers and Directors

On August 16, 2010, we entered into a consulting agreement with Fred E. Tannous, who became an officer and director of the Company on September 13, 2010, pursuant to which Mr. Tannous would provide us consulting services with respect to certain of our business aspects. In exchange for these services, we were to compensate Mr. Tannous with a one-time payment of $40,000, payable in cash or shares of common stock; provided, however, that if we issued shares of common stock, then the value of such shares was required to equal $80,000 when issued. On September 13, 2010, we granted Mr. Tannous 3,200,000 shares of our common stock as compensation under this agreement. The consulting agreement expired on September 15, 2010.

On September 13, 2010, Mr. Tannous became an officer and director of the Company. Pursuant to an employment agreement, he received a signing bonus valued at $50,000 in shares of common stock. We granted Mr. Tannous 2,000,000 shares of our common stock, with a value of $0.025 per share, as compensation under this agreement. We also granted Bill Glaser 5,500,000 shares of common stock in consideration of $137,500 in deferred and accrued compensation.

On March 1, 2011, our Board of Directors approved the issuance of 4,103,014 and 3,313,973 restricted shares of our common stock, with a value of $0.025 per share, to Mr. Glaser and Mr. Tannous, respectively, in consideration for the cancellation of deferred and accrued compensation in the amount of $102,575 and $82,850, respectively, owed by the Company.

On March 15, 2011, our Board of Directors appointed Mr. Tannous, previously Chief Financial Officer, as Chief Executive Officer, and Bill Glaser, previously Chief Executive Officer, as President. We amended the employment agreement with Mr. Tannous to issue him 4,000,000 shares of our restricted common stock, with a value of $0.025 per share, in consideration for engaging in the new role and responsibilities. We also amended the employment agreement with Mr. Glaser and changed his title from Chief Executive Officer to President.

Consulting Arrangement

On November 29, 2012 the Company’s Board of Directors approved and issued a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Consultant Options”) to Will Glaser (no relation to our President, Bill Glaser), a member of the Company’s Board of Advisors (the "Consultant") pursuant to the terms and conditions of a Consulting Agreement dated as of November 29, 2012 (the “Consulting Agreement”) whereby the Consultant agreed to advise the Company with respect to certain matters including but not limited to, attaining notoriety of the Company and its products, assisting with the design of products and other strategic guidance. Under the Consulting Agreement, 300,000 Consultant Options are immediately exercisable as of the effective date of the Consulting Agreement and 150,000 Consultant Options are exercisable every 3 months thereafter, expiring 5 years from the effective date of the Consulting Agreement, unless otherwise accelerated or terminated. In the event the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if the Company effects an initial public offering in which a minimum of $25,000,000 is raised from the sale of its equity securities; then the unvested portion of the Consultant Options shall be immediately accelerated and fully vested.

The Consultant Options have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. The Consultant Options were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Director Independence

Our Board of Directors has determined that it currently has no members who qualify as “independent” as the term is defined by NASDAQ’s Marketplace Rule 5605(a)(2).

PLAN OF DISTRIBUTION

Offering by the Company

Currently we plan to have our officers and directors sell our common stock on a self-underwritten basis.  They will receive no discounts or commissions.  Our officers and directors will deliver prospectuses to those persons who they believe might have interest in purchasing all or a part of this offering.

As of the date of this Prospectus, we have not entered into any arrangements with any Selling Agents for the sale of the securities.  We may engage one or more Selling Agents to sell the securities in the future.  If we elect to do so, we will file a post-effective amendment to this registration statement to identify them. We intend to compensate Selling Agents that sell securities in this offering with a cash commission of no more than 9.26% of the gross proceeds from the securities sold by them.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this Prospectus is a part, and sending it together with payment in full to the Company, provided that the Company will not accept unsolicited subscriptions.  All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement.  All subscription agreements and checks are irrevocable.  We expressly reserve the right to either accept or reject any subscription in whole or in part for any reason or for no reason.  Any subscription rejected will be returned to the subscriber, without interest or deductions, within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

The proceeds from the sale of the shares in this offering will be payable directly to the Company for immediate use. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement.

We have not yet applied for 'blue sky' registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

The Company reserves the right to begin using proceeds from the offering as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

This offering will terminate upon the earlier to occur of (i) twenty-four months after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Our officers and directors will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●
the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers.  They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.  Only after the SEC declares our registration statement effective do we intend to advertise through tombstone advertising and hold investment meetings in various states.

Determination of Offering Price

There is no established public market for the shares of common stock that we are registering. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The fixed price of $0.50 at which our common stock is being offered pursuant to this Prospectus was determined as based on, without limitation, the estimates of the business potential and earnings prospects of the Company and the consideration of such potential earnings in relation to market valuations of comparable companies.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this Prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF CAPITAL STOCK

General

The following information describes our capital stock and provisions of our articles of incorporation, our bylaws, and our Certificate of Designation (as defined below), all as in currently effect.  This description is only a summary.  The reader should also refer to our articles of incorporation, bylaws and Certificate of Designation, included as exhibits to the Registration Statement of which this Prospectus is a part.

Our authorized capital stock consists of 200,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000,000 are designated as Series A Convertible Preferred Stock, par value $0.001 per share.

Common Stock

After completion of the Spin-Off, we expect that we will have approximately 60,245,085 shares of our common stock outstanding, held by 175 holders of record. Presuming the Maximum Offering Amount is sold under the Direct Offering we will have approximately 70,245,085 shares of our common stock outstanding.

Voting Rights.  Holders of our common stock are entitled to one vote per share, and generally, a majority of our issued and outstanding shares of common stock is sufficient to authorize action upon all matters submitted for a vote. Directors are elected by a plurality of the votes cast at the annual meeting of the shareholders.

Dividends.  Subject to the preferences applicable to preferred stock outstanding at any time, the holders of shares of common stock are entitled to receive dividends, payable in cash or otherwise, as may be declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefore. We do not anticipate paying any cash dividends in the near future.

Preferred Stock

Pursuant to that certain Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designations") filed with the state of Nevada on November 9, 2012, and amended on October 4, 2013, as discussed below, the Company designated 15,000,000 shares of preferred stock as Series A Preferred Stock. All of the 3,210,000 shares of common stock underlying all of the 3,210,000 outstanding shares of Series A Preferred Stock are being offered for resale under the Resale Prospectus.

Each holder of Series A Preferred Stock has the rights and preferences summarized as follows:

Dividends

The holders of the Series A Preferred Stock will be entitled to receive noncumulative dividends in preference to the holders of common stock at an annual rate of 8% of the purchase price per share of Series A Preferred Stock from legally available funds or, at the Company’s option, in shares of common stock when, as and if declared by the Board of Directors.

Liquidation Preference

In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive, in preference to the holders of common stock, an amount equal to $0.60 per share, plus any declared and unpaid dividends thereon (“Initial Payment”). If the assets of the Company are insufficient to permit the full payment of the Initial Payment, then the assets shall be distributed pro rata among the holders of the Series A Preferred Stock in order to satisfy their preference in full. After the Initial Payment has been made in full, the holders of Series A Preferred Stock and the holders of common stock shall participate ratably on any remaining assets available for distribution. Unless the holders of a majority of the then outstanding Series A Preferred Stock (with any such election binding upon all holders of Series A Preferred Stock) determine otherwise, certain consolidations, mergers and other business combinations involving the Company as well as the sale of all or substantially all of its assets and a transfer of more than fifty (50%) percent of the voting power of the Company will be deemed to be a Liquidation (a “Deemed Liquidation”).

Conversion Rights

Each holder of Series A Preferred Stock will have the right, at the option of the holder at any time, to convert the Series A Preferred Stock into shares of common stock at an initial conversion ratio of one-to-one. The Series A Preferred Stock also previously had automatic conversion rights, such that the shares were to convert into common stock upon the closing of a financing of at least $5 million in gross proceeds in which shares of the Company’s common stock is sold at a price per share of at least $0.60, which was removed in connection with the Preferred Stock Amendment described below.  Subsequent to October 4, 2013, the Company has the right to force the conversion of the Series A Preferred Stock into common stock as discussed below under “Preferred Stock Amendment”.

Anti-Dilution

If at any time the Company issues any equity securities (e.g., common stock or common stock equivalents) at an effective price per share less than the then-applicable per share conversion price of the Series A Preferred Stock, the conversion price of the Series A Preferred Stock will be decreased to such effective price. Such adjustment will be subject to standard anti-dilution exclusions including securities issued to employees or consultants as compensation for services. Proportional anti-dilution protection shall also apply for stock splits, stock dividends and the like.

Voting Rights

The holders of Series A Preferred Stock will vote on an as-if converted, in the option of the holder, basis with the holders of common stock on all matters to be voted on or consented to by our stockholders, except as may otherwise be required by law or pursuant to the protective provisions outlined below.

Protective Provisions

Consent of the holders of at least 66% of the outstanding Series A Preferred Stock voting together as a separate class will be required for any action to (i) effect a sale of all or substantially all of the Company’s assets or enter into any transaction which results in the holders of the Company’s capital stock prior to the transaction owning less than 50% of the voting power of the Company’s capital stock after the transaction, (ii) effect a reclassification or recapitalization of the outstanding capital stock of the Company, (iii) redeem shares of preferred stock or common stock (excluding shares of common stock repurchased from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment), (iv) effect a liquidation, dissolution, recapitalization or reorganization of the Company or enter into any license that has the same economic effect as a liquidation of the Company, (v) creation (by reclassification or otherwise) or issuance of any new class or series of capital stock with rights, preferences or privileges that are pari passu or senior to the Series A Preferred Stock, or (vi) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or bylaws to alter or change the rights, preferences or privileges of the Series A Preferred Stock or increase or decrease the number of authorized Series A Preferred Stock.

Preferred Stock Amendment

Effective between August and October 2013, shareholders holding over 66% of the Company’s outstanding Series A Preferred Stock, and effective October 4, 2013, the Board of Directors of the Company, approved the adoption of an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series A Preferred Stock (the “Preferred Stock Amendment”), which Preferred Stock Amendment was filed with and became effective with the Secretary of State of Nevada on October 4, 2013.  The Preferred Stock Amendment removed the automatic conversion right (described above under “Conversion Rights”), and provided the Company the right, in its sole discretion, at any time, to convert all of the outstanding shares of Series A Preferred Stock into common stock of the Company in a ratio of 1.03 shares of common stock for each share of Series A Preferred Stock converted, rounded up to the nearest whole share.  The Company anticipates taking action to convert the Series A Preferred Stock into common stock pursuant to the Company’s right to convert such shares into common stock as provided by the Preferred Stock Amendment subsequent to the date of this prospectus.

Warrants

The Company currently has outstanding five-year redeemable warrant (collectively, the “Warrants”) to purchase an aggregate of 3,210,000 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share.

The Warrants are exercisable at any time before November 9, 2017 at an exercise price of $0.50 per share, subject to adjustment, with cashless exercise commencing in the event the Registration Statement covering the registration of the Resale Shares is not in effect within six (6) months of December 31, 2012 until such time as such an effective registration statement is in place. The Warrants shall have weighted-average anti-dilution protection and proportional anti-dilution protection shall also apply for stock splits, stock dividends and the like. The Warrants do not confer any voting rights or any other rights as a Company stockholder. The Warrants will be redeemable by the Company for nominal consideration during the time this Registration Statement covering the registration of the Resale Shares is effective, provided that certain minimum per share trading prices and volume conditions are attained.

The Company also has outstanding five-year redeemable warrants (collectively, the “2013 Warrants”) to purchase an aggregate of 4,092,500 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share. The 2013 Warrants are exercisable at any time before the five year anniversary of each 2013 Warrant’s issue date at an exercise price of $0.50 per share, subject to adjustment. The 2013 Warrants do not confer any voting rights or any other rights as a Company stockholder.

Registration Rights

The Company was required to file a registration statement within 60 days of the final closing date (the “Filing Date”) registering the shares of common stock issuable upon conversion of the Series A Preferred Stock shares and exercise of the Warrants and use its best efforts to have the registration statement declared effective by the earlier of 5 days after notice by the SEC that it may be declared effective or 150 days from the Filing Date. If the registration statement is not filed on a timely basis or is not declared effective by the SEC for any reason on a timely basis, the Company will be required to pay each Investor monthly liquidated damages equal to 1.0% of the investment amount subscribed for by such Investor (capped at 12%) until the registration statement is filed or declared effective, as the case may be. The Company shall maintain the effectiveness of the registration statement for a one year period from effectiveness or earlier if all shares covered by the registration statement have been sold.

In connection with the issuance of the 3,210,000 outstanding shares of the Company’s Series A Preferred Stock, the final closing date of which occurred on December 31, 2012, the Company currently owes an aggregate of approximately $47,000 in penalty fees to holders of the outstanding Series A Preferred Stock in connection with the late filing of the registration statement of which this Prospectus is a part.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to designate and issue up to an additional 35,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Provisions of our certificate of incorporation and bylaws and of Delaware law could make the following more difficult:

●	an acquisition of us by means of a tender offer;

●	an acquisition of us by means of a proxy contest or otherwise, or

●	a removal of our incumbent officers and directors.

These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Exclusive Right to Fix Size of Board of Directors and to Fill Vacancies

Our Bylaws provide that the number of directors comprising our board shall not be less than one or more than nine. Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in directorships resulting from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board. The business to be conducted at a meeting will be limited to business properly brought before the meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of that stockholder’s intention to bring such business before such meeting.

No Cumulative Voting

Our Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization in our Articles of Incorporation of undesignated preferred stock makes it possible for our board of directors to issue shares of our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provisions in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article 5 of our Bylaws provides:

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

●
No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

●
The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Charter Provisions and Other Arrangements of the Registrant

Our articles of incorporation and bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the NRS.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officer and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

The Company’s registered independent public accounting firm is Gumbiner Savett Inc. (“Gumbiner Savett”).  Gumbiner Savett has performed the audits of our financial statements for the fiscal years ended December 31, 2012 and 2011. There have been no disagreements with Gumbiner Savett on any accounting or financial disclosure issues, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

[__________________], with an office at [__________________], will pass upon the validity of the shares of common stock offered by this Prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2012 and 2011, included in this Prospectus and elsewhere in the registration statement, were audited by Gumbiner Savett Inc., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 3 to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our company or any of our parents or subsidiaries.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS [_______], 2013

OverNear, Inc.

10,000,000 shares of common stock

[RESALE PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 7, 2013

Prospectus
OVERNEAR, INC.

17,084,485 shares of common stock

This Registration Statement of OverNear, Inc. (the “Company”) and the Prospectus contained herein register two transactions: (1) the distribution of 10,558,896 shares (the “Distribution Shares”) of our common stock, par value $0.001 per share, to the shareholders of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”) as a result of a Spin-Off transaction (the “Distribution” or “Spin-Off”) (provided that 105,589 of such shares (representing 1% of the Distribution Shares) are being registered to allow for rounding in connection with the Spin-Off ) and (2) the resale (the “Resale”) of an aggregate of 6,420,000 shares of our common stock (the “Resale Shares”) underlying 3,210,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase 3,210,000 shares of our common stock (the “Warrants”) owned by twenty-two (22) selling shareholders (the “Selling Shareholders”) described more fully herein.

Innolog currently owns 17.53% of OverNear’s issued and outstanding common stock. Following the Spin-Off, Innolog’s shares will be distributed to Innolog’s shareholders of record on August 12, 2010 and Innolog will not be a shareholder of OverNear. The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Innolog common stock on August 12, 2010.  Holders of record of Innolog common stock at the close of business on the record date will receive, at the time of the Distribution, one (1) share of common stock of OverNear for every five (5) shares of Innolog common stock, which on a post 11.120904:1 reverse stock split basis, which split of Innolog’s issued and outstanding common stock was effected on August 18, 2010, equates to 2.2241808 shares of OverNear common stock for every one (1) share of Innolog common stock, resulting in a pro rata distribution of OverNear’s shares to Innolog’s shareholders.  All fractional shares will be rounded up to the nearest whole number. The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective.

Additionally, the Selling Shareholders are offering the Resale Shares of our common stock pursuant to this Prospectus, and the Registration Statement of which it is a part.  The Selling Shareholders will receive all of the proceeds from the sale of the Resale Shares and we will receive none of those proceeds. The Selling Shareholders are offering our common stock at an initial price of $0.50 until and unless our shares are traded on a national securities exchange or quoted on the OTCBB or OTCQB markets (which we can provide no assurance will be accomplished) and thereafter at prevailing market prices or privately negotiated prices.

Innolog is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the Distribution. The shareholders of Innolog receiving shares in the Distribution may be considered underwriters within the meaning of the Securities Act of 1933, as amended, in connection with the resale of the Distribution Shares.

We do not expect any secondary market in our common stock to develop in the near future. As a result, you should not expect to be able to resell your common stock regardless of how we perform and, if you are able to sell your common stock, you may receive less than your purchase price.  While we currently intend to seek listing of our shares on a national securities exchange or quotation of our shares on the OTC Bulletin Board (the “OTCBB”) and/or the OTC Market Group Inc.’s quotation system’s OTCQB (the “OTCQB”) market, depending upon our qualifications at the time, there can be no assurance that we will be successful in doing so.  As a result of these factors, an investment in our common stock is not suitable for investors who require short or medium term liquidity.

Simultaneously with the offering being conducted pursuant to this Prospectus, we have another concurrent offering of our shares that will have a dilutive effect on any purchaser of shares under this Prospectus and the Registration Statement of which it is a part. We are conducting an offering pursuant to another Prospectus (the “Direct Offering Prospectus”), which registers the sale by the Company of up to 10,000,000 shares (the “Direct Offering Shares”) of our common stock. The sales of the Direct Offering Shares under the Direct Offering Prospectus will be sold on a “best-efforts” self-underwritten basis, not including selling commissions of up to 9.26% of the aggregate offering price which may be payable with to respect to those shares offered and sold through any underwriters, broker-dealers or selling agents (“Selling Agents”) with whom we enter agreements for the sale of the securities on the Company’s behalf. We cannot determine how long it will take for the shares to be sold, or whether we will be successful in selling any of the shares. The sales of the Direct Offering Shares are not covered by this Prospectus. As such, there are a total of 26,978,896 shares of our common stock registered for sale, resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 1460 4th St., Suite 304 Santa Monica, California 90401 or by telephone at (310) 744-6060.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is [_____], 2013

- i -

- ii -

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary highlights information contained in this Prospectus and is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere herein.  The reader should read the entire Prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this Prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties.  We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this Prospectus.  As used in this Prospectus, the terms “we,” “us,” “our,” the “Company,” and “OverNear” mean OverNear, Inc.

Our Business

Following our transition to a new line of business resulting from the transactions described below, we are currently developing and are marketing a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers. A beta version of our OverNear mobile app is now available for free download to users in Apple’s iTunes store, however we are developing and plan to implement several new features, bug fixes, and enhancements on an ongoing basis.  By the end of the second quarter of 2014, we plan to execute our business model and monetize our mobile app by offering businesses and public figures an opportunity to advertise to our users.  Currently, we have approximately 3,000 users of the beta version of our mobile application.  Our free mobile tool is described in greater detail below under “Business” - “Business Overview” - “Social Networking”.

We were formed as Awesome Living, Inc. in Nevada in July 2010 as a wholly-owned subsidiary of uKarma Corporation, a Nevada corporation (“uKarma”, which subsequently changed its name to Innolog Holdings Corporation as discussed below).  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion). On August 9, 2010, the assets of uKarma’s operating health and wellness business, including its Xflowsion DVD series, and its liabilities were transferred into Awesome Living, Inc. pursuant to a Contribution Agreement.  On June 20, 2011, we changed our name from Awesome Living, Inc. to OverNear, Inc. and operate as a development stage company with a focus on developing a location-based social networking and mobile advertising platform.

We are a development stage company that has not generated any significant revenue to date. We had no sales during the fiscal year ended December 31, 2012 or for the six months ended June 30, 2013. As of December 31, 2012 we had total assets of $737,383, including $150,159 in cash and $14,387 in prepaid expenses and incurred a net loss of $1,764,894 for the year then ended and $3,905,434 for the period from inception (July 22, 2010) to December 31, 2012. As of June 30, 2013 we had total assets of $1,092,510, including $147,851 in cash and $105,482 in prepaid expenses and incurred a net loss of $1,036,813 for the six months then ended  and $4,942,247 for the period from inception (July 22, 2010) to June 30, 2013 . As of July 31, 2013, we had $155,511 of cash on hand. Our auditors have expressed substantial doubt about our ability to continue as a going concern, and we expect to incur substantial losses over the next two years and we expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months. We have a monthly “burn rate” of approximately $120,000, and we believe that, without the addition of capital, we will run out of funds by the end of December 2013.

As of November 1, 2013, we had 60,245,085 shares of common stock outstanding, which implies an aggregate price of our common stock of $30,122,543 based on a $0.50 per share price utilized in the Direct Offering. As of June 30, 2013, we had a total stockholders’ equity of $699,430.

Our Relationship with Innolog

We were formed as a wholly-owned subsidiary of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”).  On August 9, 2010, Innolog’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company in anticipation of the Spin-Off from Innolog by distributing to Innolog’s shareholders all of the outstanding shares of our common stock held by Innolog, pursuant to that certain Contribution Agreement dated August 9, 2010 (the “Contribution Agreement”) by and between the Company and Innolog.

On September 15, 2010, we filed a Form 10-12G with the Securities and Exchange Commission (the “Commission” or the “SEC”), as amended on November 9, 2010 (the “Form 10”) whereby we registered our common stock under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”).  At the time of our Form 10 filing, we were a wholly-owned subsidiary of Innolog and the Spin-Off was originally slated to occur at the time we filed the Form 10 as contemplated by the Amended and Restated Merger Agreement (as described below).  Subsequent to the filing of the Form 10, we determined that we would need to register the Spin-Off on a Form S-1 Registration Statement and the delay in filing such Form S-1 registration statement to register the Spin-Off was due to a change in our business model from personal health and wellness products to a location-based social networking and mobile advertising platform and the subsequent development of our OverNear mobile application technology. However, we continued to attempt to sell our personal health and wellness products.

We ceased being a wholly-owned subsidiary of Innolog on September 13, 2010 when we issued 10,700,000 shares of our common stock to our management.  After other subsequent issuances of shares of common stock in connection with compensation paid for services rendered by consultants and service providers and the sale of certain securities in private placements over the past three years, the number of our outstanding shares has increased such that Innolog currently owns 17.53% of OverNear’s issued and outstanding common stock.

The Offering

As noted above, this Prospectus, and the Registration Statement of which it is a part, cover two separate transactions and issuances of shares of the Company: (1) the distribution of 10,558,896 shares (the “Distribution Shares”) of our common stock, par value $0.001 per share, to the shareholders of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”) as a result of a Spin-Off transaction (the “Distribution” or “Spin-Off”) and (2) the resale (the “Resale”) of an aggregate of 6,420,000 shares of our common stock (the “Resale Shares”) underlying 3,210,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase 3,210,000 shares of our common stock (the “Warrants”) owned by twenty-two (22) selling shareholders (the “Selling Shareholders”).

The Distribution Shares will be issued in connection with a Spin-Off of the Company from Innolog.  The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Innolog common stock on August 12, 2010.  Holders of record of Innolog common stock at the close of business on the record date will receive 2.2241808 shares of our common stock for every one (1) share of Innolog common stock held as of the record date.  All fractional shares will be rounded up to the nearest whole number.

We are registering the resale of the Resale Shares which are already held by the Selling Shareholders.

The Distribution Shares and Resale Shares will be able to be sold in public transactions, on a national securities exchange or the OTC Bulletin Board or OTCQB market (or such other public market as may develop) or in privately negotiated transactions once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever.  Those sales and resales may be at the then-prevailing market price or at any other price that such shareholders may negotiate. There is no guarantee that a public market in our common stock will develop in the near future or ever, although we intend to use our best efforts to develop a public market for the Company’s common stock.

Please see “The Offering” on page 17 and “The Spin-Off” on page 21 for more information.

Corporate Information

Our principal executive offices are located at 1460 4th St., Suite 304, Santa Monica, California 90401, and our telephone number is (310) 744-6060. We maintain websites at www.overnear.com.  Our websites and the information contained on those sites, or connected to those sites, are not incorporated into this Prospectus.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 4 of this Prospectus.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to the Spin-Off, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to the Spin-Off

We may be unable to achieve some or all of the benefits that we expect to achieve from our Spin-Off from Innolog.

By separating from Innolog, there is a risk that our company may be more susceptible to market fluctuations, liquidity challenges, increased public scrutiny, decisions by financial institutions not to maintain accounts or other relationships with us, and other adverse events than we would have been if we were still a part of the current Innolog.  We may not be able to achieve some or all of the benefits that we expect to achieve as a stand-alone, independent company or such benefits may be delayed or may not occur at all.  For example, analysts and investors may not place a greater value on our business as a stand-alone company than on our business being part of Innolog.

If the Distribution is determined to be taxable for U.S. federal income tax purposes, our shareholders could incur significant U.S. federal income tax liabilities.

The Spin-Off may or may not be tax-free to the Innolog shareholders.  We do not have any ruling from the U.S. Internal Revenue Service nor do we have a favorable opinion by our accounting firm or any other expert confirming the Spin-Off’s tax status, nor do we plan to obtain such rulings.

If the Distribution ultimately is determined to be taxable, the Distribution could be treated as a taxable dividend or capital gain to you for U.S. federal income tax purposes, and you could incur significant U.S. federal income tax liabilities.  In addition, Innolog would recognize a taxable gain to the extent that the fair market value of our common stock exceeds Innolog’s tax basis in such stock on the date of the Distribution.

We may be required to satisfy certain indemnification obligations to Innolog or may not be able to collect on indemnification rights from Innolog.

Under the terms of the August 18, 2010 merger discussed on page 52, we, as successor to Innolog, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), agreed to indemnify each other and each other’s shareholders, officers, agents, and directors against any loss, liability, claim, damage, or expense to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the indemnifying party in the merger agreement, and (ii) any and all liabilities existing prior to the closing of the merger.  We must indemnify Innolog Predecessor’s officers, directors, shareholders, and agents subsequent to closing of the merger for all losses to which such indemnified parties may become subject arising out of or based on uKarma’s operations subsequent to the closing.

We are not aware of any existing indemnification obligations at this time, but any such indemnification obligations that may arise could be significant. Our ability to satisfy these indemnities, if called upon to do so, will depend upon our future financial strength.  We cannot determine whether we will have to indemnify Innolog Predecessor for any substantial obligations after the Spin-Off.  To the extent that Innolog is required to indemnify us after the Spin-Off, we may not be able to collect on those indemnification rights from Innolog.

We have the right to pay cash to shareholders of Innolog in lieu of issuing shares in the event we are unable to obtain an exemption from registration for the Spin-Off in any state or jurisdiction, which cash value will be significantly less than the offering price in our direct offering of shares.

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so. Rather, we retain the option and anticipate that we will pay the Distribution in cash in lieu of shares, at a price of $0.05 per share to holders of Innolog common stock that reside in states or other jurisdictions which do not provide for an exemption (or in which obtaining an exemption would be commercially unreasonable) from registration for this offering. As such, if you reside in a state or other jurisdiction in which we cannot obtain or find it commercially unreasonable to obtain an exemption from registration for the Distribution, we may pay you cash for your shares and such cash value may be significantly less than the value of the shares you would have otherwise received or the value you could have obtained by selling shares received in the Distribution.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern as we lack a substantial operating history and have experienced losses in the past that may continue into the future. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

As of June 30, 2013, we had negative working capital of ($108,497).  To satisfy working capital needs, we raised $971,000 through private placements of our securities during 2011, $1,589,900 in 2012 and have raised $1,023,125 to date during 2013. There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources.

Our management is actively seeking financing and plans to continue production of its location-based mobile platform and associated marketing to generate users and revenues.  The report from our independent registered public accounting firm states that there is substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent on our ability to meet our financing arrangements and the success of our future operations.

Our limited history of operations makes prediction of future operating results difficult.  We believe that period-to-period comparisons of our operating results should not be relied on as predictive of our future results.  We face the risks and problems associated with any business in the early stages of its product development with limited operating history in a new sector.  Based upon current plans, we expect to continue to incur operating losses because we will be incurring expenses and not generating revenues for the foreseeable future and we cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate sufficient revenues will cause us to suspend or cease operations.

We are an "emerging growth company" under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The net proceeds from the Direct Offering will only last for a limited amount of time.  We will need to raise additional capital following the final closing of the Direct Offering.

If we raise the Maximum Offering Amount under the Direct Offering, the net proceeds will be approximately $4,537,000 (after deduction of commissions payable to Selling Agents– if any), which proceeds are expected to last for approximately 3 years. While we anticipate that the funds raised in the Direct Offering and our operations will be sufficient to fund our operations for the time periods indicated, there can be no assurance that we will be successful in meeting this goal.  Moreover, we may need to raise funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities.  There can be no assurance that such additional capital will be available or on terms acceptable to us.  If we are unable to raise the Maximum Offering Amount, or otherwise generate the necessary capital to meet our capital requirements, we may not be able to successfully develop and market our location-based social networking and mobile advertising service and our financial condition and results of operations may be materially and adversely affected and we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business, results of operations and financial results.  Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our shareholders.

We face competition from companies with substantially greater resources.

The mobile advertising and social networking markets are highly competitive and saturated with many companies.  We compete primarily with Google, Apple, and Foursquare, all of which are significantly larger than us and have more capital to invest in their mobile advertising businesses.  They, or other competing companies, may establish or strengthen cooperative relationships with their mobile operator partners, brand advertisers, app developers, or other parties, thereby limiting our ability to promote our services and generate revenue.  Competitors could also seek to gain market share from us by reducing the prices they charge to advertisers or by introducing new apps for users.

Our business will suffer to the extent that advertiser clients we are able to secure in the future, if any, purchase and sell mobile advertising through other companies that are able to become intermediaries between mobile users and advertisers.  For example, we are aware of companies that have substantial existing platforms for developers but that currently do not heavily use those platforms for mobile advertising campaigns. These companies could compete with us to the extent they expand into mobile advertising.  Other companies, such as large app developers with a substantial mobile advertising business, may decide to directly monetize some or all of their advertising space without utilizing our services.  Other companies that offer analytics, mediation, exchange, or other third-party services may also become intermediaries between mobile users and advertisers and thereby compete with us.  Any of these developments would make it more difficult for us to sell our services and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share.

The mobile advertising market may deteriorate or develop more slowly than expected, which could harm our business.

Advertising on mobile connected devices is an emerging phenomenon.  Advertisers have historically spent a smaller portion of their advertising budgets on mobile media as compared to traditional advertising methods, such as television, newspapers, radio and billboards, or online advertising over the Internet, such as placing banner ads on websites.  Future demand and market acceptance for mobile advertising is uncertain.  Many advertisers still have limited experience with mobile advertising and may continue to devote larger portions of their advertising budgets to more traditional offline or online personal computer-based advertising instead of shifting additional advertising resources to mobile advertising.  In addition, our current and potential advertiser clients may ultimately find mobile advertising to be less effective than traditional advertising media or marketing methods or other technologies for promoting their products and services, and they may even reduce their spending on mobile advertising from current levels as a result. If the market for mobile advertising deteriorates, or develops more slowly than we expect, we may not be able to increase our revenue.

Our business is dependent on the continued growth in usage of smartphones, tablets, and other mobile connected devices.

Our business depends on the continued proliferation of mobile connected devices, such as smartphones and tablets that can connect to the Internet over a cellular, wireless, or other network as well as the increased consumption of content through those devices.  Consumer usage of these mobile connected devices may be inhibited for a number of reasons, such as:

●	inadequate network infrastructure to support advanced features beyond just mobile Web access;
●	users' concerns about the security of these devices;
●	inconsistent quality of cellular or wireless connection;
●	unavailability of cost-effective, high-speed internet service; and
●	changes in network carrier pricing plans that charge device users based on the amount of data consumed.

For any of these reasons, users of mobile connected devices may limit the amount of time they spend on these devices and the number of apps they download on these devices.  If user adoption of mobile connected devices and consumer consumption of content on those devices do not continue to grow, our total addressable market size may be significantly limited, which could compromise our ability to increase our revenue and become profitable.

We do not control the mobile networks over which we provide our advertising services.

Our mobile advertising platform will be dependent on the reliability of network operators and carriers who maintain sophisticated and complex mobile networks, as well as our ability to deliver ads on those networks at prices that enable us to realize a profit.  Mobile networks have been subject to rapid growth and technological change, particularly in recent years.  We do not control these networks.

Mobile networks could fail for a variety of reasons, including new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using the network, a general failure from natural disaster or a political or regulatory shut-down.  Individuals and groups who develop and deploy viruses, worms, and other malicious software programs could also attack mobile networks and the devices that run on those networks.  Any actual or perceived security threat to mobile devices or any mobile network could lead existing and potential device users to reduce or refrain from mobile usage or reduce or refrain from responding to the services offered by our advertising clients.  If the network of a mobile operator should fail for any reason, we would not be able to effectively provide our services to our clients through that mobile network.  This in turn could hurt our reputation and cause us to lose significant revenue.

Our business depends in part on our ability to collect and use location-based information about mobile connected device users.

Our business model depends in large part upon our ability to collect data about the location of mobile connected device users when they are interacting with their devices, and then to use that information to provide effective targeted advertising on behalf of our advertising clients.  Our ability to either collect or use location-based data could be restricted by a number of factors, including new laws or regulations, technology, or consumer choice.  Limitations on our ability to either collect or use location data could impact the effectiveness of our platform and our ability to target ads.

Our business depends on the participation of users in mobile marketing data collection and if a significant portion of our customers opt out of such participation, the benefits of our products and services may be limited.

We expect to utilize our tools and services to analyze user data to build sophisticated profiles and audience groups that will enable us to deliver highly targeted advertising campaigns for our advertiser clients, through the collection of anonymous data about users, audiences, and the effectiveness of particular ad campaigns. Our use of data for interest-based targeting, including location data, is based on consumer consent, and we offer consumers the ability to opt out of such targeting. If a significant portion of our consumers opt out of such data collection, our ability to collect meaningful data and in turn to most effectively assist our advertiser clients in their campaigns may be limited.

Our business is highly dependent on the mobile advertising market and related mobile devices, both of which are characterized by short product life cycles and rapidly evolving technology, any of which could negatively impact our business or results of operations.

The mobile advertising market and related mobile devices are characterized by intense competition, rapidly evolving technology, and changing consumer preferences. These factors result in the frequent introduction of new products, short product life cycles, continually evolving wireless device specifications and significant price competition. If we, our customers or wireless handset manufacturers are unable to manage product transitions, our business and results of operations could be negatively affected. If we, or our clients, are unable to continually produce new or repurpose existing products to meet any evolving consumer requirements and expectations, our revenue from such products would be adversely affected.

Our business practices with respect to the collection and storage of data could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements, or industry standards relating to consumer privacy and data protection.

In the course of providing our services, we may transmit and store information related to mobile devices and the ads we place, including a device's geographic location for the purpose of delivering targeted location-based ads to the user of the device, with that user's consent.  Federal, state, and international laws and regulations govern the collection, use, retention, sharing, and security of data that we expect to collect across our mobile advertising platform.  We intend to comply with all applicable laws, regulations, policies, and legal obligations relating to privacy and data protection.  However, it is possible that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.  Any failure, or perceived failure, by us to comply with U.S. federal, state, or international laws, including laws and regulations regulating privacy or consumer protection, could result in proceedings or actions against us by governmental entities or others.  We are aware of several ongoing lawsuits filed against companies in our industry alleging various violations of privacy-related laws.  These proceedings could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, adversely affect the demand for our services, and ultimately could result in the imposition of monetary liability.  We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of inadvertent or unauthorized disclosure of data that we store or handle as part of providing our services.

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular.  It is possible that new laws and regulations will be adopted in the U.S. and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our business, particularly with regard to location-based services, collection or use of data to target ads and communication with consumers via mobile devices.

The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices.  The Federal Trade Commission has also proposed revisions to the Children's Online Privacy Protection Act, or COPPA, that could, if adopted, create greater compliance burdens on us. COPPA imposes a number of obligations, such as obtaining parental permission on website operators to the extent they collect certain information from children who are under 13 years of age.  The proposed changes would broaden the applicability of COPPA, including the types of information that would be subject to these regulations, and could apply to information that we or our clients collect through mobile devices or apps that is not currently subject to COPPA.

As we expand our operations globally, compliance with regulations that differ from country to country may also impose substantial burdens on our business.  In particular, the European Union has traditionally taken a broader view as to what is considered personal information and has imposed greater obligations under data privacy regulations. In addition, individual EU member countries have had discretion with respect to their interpretation and implementation of the regulations, which has resulted in a variation of privacy standards from country to country.  In January 2012, the European Commission announced significant proposed reforms to its existing data protection legal framework, including changes in obligations of data controllers and processors, the rights of data subjects, and data security and breach notification requirements.  The EU proposals, if implemented, may result in a greater compliance burden if we deliver ads to mobile device users in Europe. Complying with any new regulatory requirements could force us to incur substantial costs or require us to change our business practices in a manner that could compromise our ability to effectively pursue our growth strategy.

Our sales efforts with advertisers require both significant time and expense.

Attracting our initial new advertiser clients requires substantial time and expense, and we may not be successful in establishing new relationships.  For example, it may be difficult to identify, engage, and market to potential advertiser clients who do not currently spend on mobile advertising or are unfamiliar with our current services or platform.  Furthermore, many of our clients' purchasing and design decisions typically require input from multiple internal constituencies.  As a result, we must identify those involved in the purchasing decision and devote a sufficient amount of time to presenting our services to each of those individuals.

The novelty of our services and our business model often requires us to spend substantial time and effort educating potential advertiser clients about our offerings, including providing demonstrations and comparisons against other available services.  This process can be costly and time-consuming.  If we are not successful in streamlining our sales processes with advertisers, our ability to grow our business may be adversely affected.

Failure to adequately manage our growth may seriously harm our business.

We plan to grow our business as rapidly as possible.  If we do not effectively manage our growth, the quality of our services may suffer, which could negatively affect our reputation and demand for our services.  Our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively.  This will require us to, among other things:

●	implement additional management information systems;
●	further develop our operating, administrative, legal, financial, and accounting systems and controls;
●	hire additional personnel;
●	develop additional levels of management within our company;
●	locate additional office space;
●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and
●	manage our expanding international operations.

Moreover, if we generate sales for the first time and if our sales increase, we may be required to concurrently deploy our services infrastructure at multiple additional locations or provide increased levels of customization.  As a result, we may lack the resources to deploy our services on a timely and cost-effective basis.  Failure to accomplish any of these requirements could impair our ability to deliver our mobile advertising platform in a timely fashion, fulfill existing client commitments, or attract and retain new clients.

Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position, and reduce our revenue.

We regard the protection of our intellectual property, which includes trade secrets, copyrights, trademarks, domain names, and patent applications, as critical to our success.  We strive to protect our intellectual property rights by relying on federal, state, and common law rights, as well as contractual restrictions.  We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business, in order to limit access to, and disclosure and use of, our proprietary information.  However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have begun to seek patent protection for certain of our technologies and currently have a provisional U.S. patent application on file, although there can be no assurance that this will lead to a patent that will ultimately be issued.  We are also pursuing the registration of our domain names, trademarks, and service marks in the U.S. and in certain locations outside the U.S. Effective trade secret, copyright, trademark, domain name, and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights.  We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location.  We may, over time, increase our investment in protecting our intellectual property through additional patent filings that could be expensive and time-consuming.

Monitoring unauthorized use of our intellectual property is difficult and costly.  Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property.  Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology.  In addition, the laws of many countries, such as China and India, do not protect our proprietary rights to as great an extent as do the laws of European countries and the U.S.  Further, the laws in the U.S. and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property.  Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our mobile advertising services.  In addition, we may in the future need to initiate infringement claims or litigation.  Litigation, whether we are a plaintiff or a defendant, can be expensive and time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is favorable to us.  In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights.

We operate in an industry with extensive intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences.  The mobile telecommunications industry generally is characterized by extensive intellectual property litigation.  Although our technology is relatively new and our industry is rapidly evolving, many participants that own, or claim to own, intellectual property historically have aggressively asserted their rights.  From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others.

Future litigation may be necessary to defend ourselves or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish our proprietary rights.  Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us.  Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect our relationships with our current or future clients;
●	cause delays or stoppages in providing our mobile advertising services;
●	divert management's attention and resources;
●	require technology changes to our platform that would cause us to incur substantial cost;
●	subject us to significant liabilities; and
●	require us to cease some or all of our activities.

In addition to liability for monetary damages against us, which may be tripled and may include attorneys' fees, or, in some circumstances, damages against our clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our mobile advertising solutions unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

If we do not retain our senior management team and key employees, or attract additional sales and technology talent, we may not be able to sustain our planned growth, which may not occur, or achieve our business objectives.

Our future success is substantially dependent on the continued service of our senior management team, particularly Fred E. Tannous, our Chief Executive Officer, and Bill Glaser, our President.  We currently do not maintain key-person insurance on either of these officers.  Our future success also depends on our ability to attract, retain, and motivate highly skilled employees, particularly employees with technical skills that enable us to deliver effective mobile advertising solutions and sales and client support representatives with experience in mobile and other digital advertising and strong relationships with brand and retail advertisers.  Competition for these employees in our industry is intense.  As a result, we may be unable to attract or retain these management, technical, sales, and client support personnel that are critical to our success, resulting in harm to our key client relationships, loss of key information, expertise, or know-how, and unanticipated recruitment and training costs.  The loss of the services of our senior management could make it more difficult to successfully operate our business and pursue our business goals.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired. We also have a history of delinquent periodic filings.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and other SEC rules and regulations relating to public disclosure, and the rules and regulations of the stock market or bulletin board on which our common stock may be traded or quoted.  The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting.  This requires that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts.

We have discovered areas of our internal financial and accounting controls and procedures that need improvement. Our internal control over financial reporting will not prevent or detect all errors and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements, and our management may conclude that our internal controls over financial reporting are not effective.  If that were to happen, the market price of our stock could decline, and we could be subject to sanctions or investigations by the stock exchange on which our common stock may be listed, the SEC, or other regulatory authorities.

We have a history of delinquent filings of our annual reports and quarterly reports with the Commission as required by Section 13(a) of the Exchange Act, although we are presently current with all required filings. A company that has not filed all of its Section 13 reports is not considered "current" in its Exchange Act reporting requirements. Delinquent filers do not satisfy the current public information requirements of Rule 144(c)(1) of the Securities Act or the reporting issuer definition of Rule 902(l) of Regulation S. Furthermore, the Commission may pursue an enforcement action against delinquent filers, such as an administrative proceeding to suspend trading pursuant to Section (12)(k) of the Exchange Act, or a civil action seeking an injunction, and/or civil monetary penalties against the delinquent filers and/or its directors. At the present time, we cannot say what, if any, action the Securities and Exchange Commission may take against us; however, any such action could have an adverse impact on us.

Risks Related to Ownership of Our Common Stock

An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

There is presently no trading market for our common stock and no assurance can be given that an active and liquid trading market will develop in the future. Accordingly, you may be unable to liquidate your shares quickly.

There is currently no public market for our common stock. We plan to apply for listing on a national securities exchange or have a market maker file with FINRA a 15c2-11 application to have our common stock quoted on either OTCQB or the OTCBB, depending upon our qualifications at the time. There is no assurance, however, that our common stock will ever be listed on a national securities exchange or quoted on the OTCBB or the OTCQB markets. We cannot predict when and whether FINRA will approve our application, although we will use commercially reasonable efforts to cause FINRA to approve the application as soon as practicable.  We cannot assure you that FINRA will approve our application prior to the final closing of this Offering, Even if we are able to have our common stock become quoted in the over-the-counter market, an active trading market for our common stock may not develop in the future due to a number of other factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Once our Common Stock is listed or quoted on an active trading market, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our common shares will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We face penalties in connection with our Registration Rights Agreement.

In connection with the Company’s December 31, 2012 sale of $802,500 in units consisting of an aggregate of 3,210,000 shares of the Company’s Series A Preferred Stock and warrants to purchase an aggregate of 3,210,000 shares of the Company’s common stock, the Company was required to file a registration statement registering the shares of common stock such Series A Preferred Stock were convertible into (3,210,000 shares) and the shares the warrants were exercisable for.  Such registration statement was required to be filed within 60 days of the final closing date (the “Filing Date”) and to be declared effective by 150 days from the Filing Date.  The Company did not meet the required Filing Date and the required effectiveness date has already passed.  Pursuant to the registration rights agreement, if the registration statement was not filed on a timely basis or was not declared effective by the SEC for any reason on a timely basis, the Company was required to pay each investor monthly liquidated damages equal to 1.0% of the investment amount subscribed for by such investor (capped at 12%) until the registration statement is filed or declared effective, as the case may be. As of the date of this Prospectus, the Company owes an aggregate of approximately $47,000 in penalty fees to holders of the outstanding Series A Preferred Stock in connection with the late filing of the registration statement of which this Prospectus is a part.  In the event we are unable to timely gain effectiveness of this registration statement, we could owe such investors up to an aggregate of $96,300, which, if we are required to pay such amount, could have a material adverse effect on our financial condition and force us to raise additional funding.

The Company has not received any commitments to purchase the Direct Offering Shares. There is no minimum offering amount.

The Company will use its best efforts to sell all of the Direct Offering Shares offered under the Direct Offering. These sales may be made either directly by the Company, through its officers and directors, or with the assistance of one or more Selling Agents. None of the Company, the Selling Agents, if any, or any other person, has made any commitment to purchase any of the shares offered hereby. Consequently, there can be no assurance that any of the shares will be sold. There is no minimum offering amount required for us to accept subscriptions for our common stock. To the extent that the net proceeds raised by the Company are substantially less than the Maximum Offering Amount, the Company's opportunities would be severely diminished. In the event that an alternate source of financing is not obtained in a timely manner, those investors who participate in this offering risk the loss of their entire investments. See "Management’s Discussion and Analysis of Financial Condition and Results of Operations".

The Direct Offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed.

In order to implement our business plan, we require a minimum of $1,500,000 from the Direct Offering. However, our Direct Offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the Direct Offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and investors who participate in this offering may lose their entire investments.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 50,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors, of which 15,000,000 is designed as Series A Preferred Stock.  There are currently 3,210,000 shares of Series A Preferred Stock issued and outstanding, which are convertible into our common stock on a one-for-one basis, which 3,210,000 common stock shares issuable upon such conversions are being registered by the Selling Shareholders under the Resale Offering.  Our board of directors is empowered, without stockholder approval, to issue additional Series A Preferred Stock as well as preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock being offered.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock being offered.  We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s common stock pursuant to Rule 144 or pursuant to any resale prospectus (including the Resale Offering and future sales by investors of shares purchased in the Direct Offering) may have a material adverse effect on the market price of the common stock.

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

Our principal shareholders will beneficially own 53.70% of our common stock post Spin-Off, which will provide them with substantial control over our corporate actions.

Our sole directors and executive officers, Fred E. Tannous and Bill Glaser will beneficially own approximately 53.70% of our outstanding shares of common stock post Spin-Off (including shares issuable upon the exercise of vested options) and 46.81% assuming sale of all 10,000,000 shares offered pursuant to our Direct Offering, totaling $5 million in gross proceeds to the Company (the “Maximum Offering Amount”).  These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities.  There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.  The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our common stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Our management has broad discretion to determine how to use the proceeds received from the Direct Offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

We plan to use the net proceeds of the Direct Offering as described under “Use of Proceeds” in the Direct Offering Prospectus.  Our management will have broad discretion over the use and investment of the net proceeds of the Direct Offering, and accordingly investors in the Direct Offering will need to rely upon the judgment of our management with respect to the use of proceeds with only limited information concerning management’s specific intentions.  It is possible that we may decide in the future not to use the proceeds of the Direct Offering in the manner in which we currently expect.

We have not retained independent professionals for subscribers.

We have not retained any independent professionals to review or comment on the Direct Offering and the Resale Offering, or otherwise protect the interests of the subscribers hereunder.  Although we have retained our own counsel, purchasers of the common stock offered hereby should not rely on the firms so retained with respect to the merits of the Direct Offering and the Resale Offering or any matters herein described.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s common stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

Penny stock regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share, subject to certain exceptions. Our common stock is presently subject to these regulations which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, excluding the net value of the person’s primary residence, or annual income exceeding $200,000, or $300,000 together with the investor’s spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock”, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks”. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may negatively affect the ability of purchasers of our shares of common stock to sell such securities.

THE OFFERING

Summary of the Transactions Covered by this Registration Statement and Prospectus

As noted above, this Prospectus, and the Registration Statement of which it is a part, cover two separate transactions and issuances of shares of the Company: (1) the distribution of 10,558,896 shares (the “Distribution Shares”) of our common stock, par value $0.001 per share, to the shareholders of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”) as a result of a Spin-Off transaction (the “Distribution” or “Spin-Off”) and (2) the resale (the “Resale”) of an aggregate of 6,420,000 shares of our common stock (the “Resale Shares”) underlying 3,210,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase 3,210,000 shares of our common stock (the “Warrants”) owned by twenty-two (22) selling shareholders (the “Selling Shareholders”).

The Spin-Off

The Distribution Shares will be issued in connection with a Spin-Off of the Company from Innolog summarized below and described in more detail in the section entitled “The Spin-Off” on page 21.

The following is a brief summary of the material terms and conditions of the Spin-Off. Please see “Questions and Answers about the Company and the Spin-Off” for a more detailed description of the matters described below.

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Innolog common stock on August 12, 2010.  Holders of record of Innolog common stock at the close of business on the record date will receive one (1) share of common stock of OverNear for every five (5) shares of Innolog common stock, which on a post 11.120904:1 reverse stock split basis, which split of Innolog’s issued and outstanding common stock was effected on August 18, 2010, equates to 2.2241808 shares of OverNear common stock for every one (1) share of Innolog common stock, resulting in a pro rata distribution of OverNear’s shares to Innolog’s shareholders.  All fractional shares will be rounded up to the nearest whole number.  A book-entry account statement reflecting your ownership of whole shares of our common stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Distribution.

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so. Rather, we retain the option and anticipate that we will pay the Distribution in cash in lieu of shares, at a price of $0.05 per share to holders of Innolog common stock that reside in states or other jurisdictions which do not provide for an exemption (or in which obtaining an exemption would be commercially unreasonable) from registration for this offering.

Innolog shareholders will not be required to make any payment for the Distribution Shares, nor will they be required to surrender or exchange their shares of Innolog common stock or take any other action in order to receive our common stock in the Spin-Off.

The Spin-Off may or may not be tax-free for Innolog shareholders.  We do not have any ruling from the U.S. Internal Revenue Service nor do we have a favorable opinion by our accounting firm or any other expert confirming the Spin-Off’s tax status, nor do we plan to obtain one.  Innolog shareholders should consult with their own tax advisor as to the particular consequences of the Spin-Off to them.

No action will be required of Innolog shareholders to receive the Distribution Shares. If you held your Innolog shares as of the record date in a brokerage account, your shares of our common stock will be credited to that account. If you held your shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty (30) days.

The Distribution

Common Stock to be distributed by Innolog	10,558,896
Common Stock outstanding before the Distribution	60,245,085
Common Stock outstanding after the Distribution(1)	70,245,085
Gross proceeds	$0

(1) Presuming the Maximum Offering Amount is also sold under the Direct Offering.

The Resale

The following individuals are the Selling Shareholders who are selling the Resale Shares covered by this Registration Statement:

Name	Number of Resale Shares(1)
Adam S. Glatzer	240,000
Dylan Ade	240,000
David Lee	240,000
Scott R. Powell	240,000
Ronald J. Glatzer	240,000
Serpentine Ventures, Inc.(2)	240,000
David Ostrov	240,000
Shiraz Patel	240,000
Lawrence Sucharow	240,000
Michael C. Fox Revocable Trust dated 5/5/05	240,000
Fernando J. Davila	200,000
Steven W. Colon	240,000
Gerald McFadden	2,000,000
Mark Nelsen	120,000
Jeffrey Snellenburg	240,000
Rhoda Kaufman(3)	24,000
Gianfranco Mattiacci	16,000
Jeffrey and Jessica Kaufman(3)	60,000
Amr Diab	970,000
Henry Nahmad	160,000
Total:	6,420,000

(1) Represents shares of common stock underlying (i) an aggregate of 3,210,000 shares of Series A Preferred Stock and (ii) an aggregate of 3,210,000 shares of common stock underlying the Warrants issued to the Selling Shareholders.

(2) Mr. Richard S. Einhorn is a principal of Serpentine Ventures, Inc. and has sole voting and dispositive powers with respect to the securities of the Company owned by Serpentine Ventures, Inc. and therefore may be deemed to be a beneficial owner of such securities.

(3) To the best of our knowledge, Jeffrey and Jessica Kaufman have no beneficial ownership in the shares held by Rhonda Kaufman and Rhonda Kaufman has no beneficial ownership in the shares held by Jeffrey and Jessica Kaufman.

Each of the Selling Shareholders received the Resale Shares, the potential sale of which is covered by this Prospectus and the Registration Statement pursuant to the terms and conditions of those certain Subscription Agreements (the "Subscription Agreements"), in connection with a private placement offering (the “Offering”) of Units, sold at a per Unit purchase price of $30,000. Each Unit consisted of (i) 120,000 shares of the Company's Series A Preferred Stock, par value $.001 (the “Shares” or the “Series A Preferred Stock”), and (ii) a five-year redeemable warrant (collectively, the “Warrants”) to purchase 120,000 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share. The Company has issued an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock in connection with the Offering. Pursuant to the terms of the Offering, the Shares and Warrants issued in the Offering provided the Selling Shareholders with registration rights covering both the common stock underlying the Shares and issuable upon exercise of the Warrants. The Selling Shareholders seek to resell these shares pursuant to this Prospectus and the Registration Statement of which it is a part.

Once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever, the Selling Shareholders will be able to sell the Resale Shares in public transactions or otherwise, on a national securities exchange or the OTC Bulletin Board or OTCQB market (or such other public market as may develop) or in privately negotiated transactions. Those resales may be at the then-prevailing market price or at any other price the Selling Shareholders may negotiate. There is no guarantee that a public market in our common stock will develop in the near future or ever, although we intend to use our best efforts to develop a public market for the Company’s common stock.

QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE SPIN-OFF

Set forth below are commonly asked questions and answers about the Spin-Off.  You should read the section entitled “The Spin-Off” beginning on page 21 of this Prospectus for a more detailed description of the matters described below.

Q. Why am I receiving this document?

A. We are delivering this document to you because you were a holder of Innolog common stock on the record date for the Distribution of shares of our common stock.  Accordingly, you are entitled to receive 2.2241808 shares of our common stock for every one (1) share of Innolog common stock that you held on the record date.  Immediately after the Spin-Off, Innolog shareholders will still own their shares of Innolog common stock and the same shareholders will own a portion of our business, but they will own them as two separate investments rather than as a single investment. No action is required for you to participate in the Distribution.

Q. What is the Spin-Off?

A. The Spin-Off is the final step of separating the Company from Innolog through the pro rata distribution of our common stock by Innolog to holders of Innolog common stock.

Q. What is OverNear?

A. We were formed as a wholly-owned subsidiary of Innolog, and Innolog currently owns 17.53% of our issued and outstanding common stock. Following our transition to a new line of business, we are currently in the early stages of developing and marketing a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers. Following the Distribution, we will be a public company independent from Innolog, and Innolog will not retain any ownership interest in us.

Q. Why is Innolog separating the Company and distributing its stock?

A. We believe that since our business is not related to Innolog’s, we will be able to better operate, value, and capitalize OverNear along with being able to better attract synergistic products and talent to grow our business.  For a further explanation of the reasons for the Spin-Off and more information about our business, see “The Spin-Off – Reasons for the Spin-Off” and “Business.”

Q. Why is the separation of the two companies structured as a Spin-Off?

A. Innolog’s Board of Directors believes that the Distribution is a cost-effective way to separate the companies.

Q. What is the record date for the Distribution?

A. The record date is August 12, 2010, and ownership was determined as of 4:00 p.m., Eastern time, on that date.

Q. When will the Distribution occur?

A. The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective (the “Distribution Date”).

Q. What will happen to the quotation of Innolog common stock?

A. Nothing.  Innolog common stock will continue to be quoted on the OTCQB under the symbol “INHC.”

Q. Will every stockholder share in proportion to their holdings in Innolog?

A. Yes, holders of record of Innolog common stock at the close of business on the record date will receive one (1) share of common stock of OverNear for every five (5) shares of Innolog common stock, which on a post 11.120904:1 reverse stock split basis, which split of Innolog’s issued and outstanding common stock was effected on August 18, 2010, equates to 2.2241808 shares of OverNear common stock for every one (1) share of Innolog common stock, resulting in a pro rata distribution of OverNear’s shares to Innolog’s shareholders.

However, certain states and other jurisdictions may not allow us to distribute the shares to certain shareholders of Innolog, including, but not limited to the shareholders who have deposited their shares in the depository trust, without first registering and/or qualifying the shares in that particular state or jurisdiction (which registration we may be unable to obtain and/or may be commercially unreasonable). Therefore, we reserve the right to pay you $0.05 for each share you would have received, in lieu of issuing you our shares in this Distribution.

Q. Will the Spin-Off affect the market price of my shares of Innolog common stock?

A. Yes.  As a result of the Spin-Off, we expect the combined trading prices of Innolog common stock and our common stock after the Distribution Date may fluctuate more than the trading price of Innolog common stock prior to the Distribution Date.

Q. Will Innolog distribute fractional shares?

A. No. Fractional shares will be rounded up to the nearest whole number.

Q. What does an Innolog shareholder need to do now?

A. Innolog shareholders do not need to take any action, although we urge you to read this entire document carefully.  The approval of Innolog’s majority shareholders was already obtained to effect the Spin-Off, and Innolog shareholders have no appraisal rights in connection with the Spin-Off.  Innolog is not seeking a proxy from any shareholders, and you are requested not to send us a proxy.

Innolog shareholders will not be required to pay anything for the shares of our common stock distributed in the Spin-Off or to surrender any shares of Innolog common stock.  Innolog shareholders should not send in their Innolog stock certificates.  Innolog shareholders will automatically receive their shares of our common stock when the Spin-Off is completed.

Q. Are there risks to owning OverNear common stock?

A. Yes.  Our business is subject to both general and specific risks relating to our operations.  In addition, the Spin-Off from Innolog presents risks relating to our becoming an independent publicly traded company as well as risks relating to the nature of the Spin-Off transaction itself.  See “Risk Factors.”

Q. What are the federal income tax consequences of the Spin-Off to Innolog shareholders?

A. The Spin-Off may or may not be tax-free to Innolog shareholders. If Innolog shareholders do not recognize gain or loss on the receipt of shares of our common stock in the Spin-Off, Innolog shareholders will apportion their tax basis in their Innolog common stock between such Innolog common stock and our common stock received in the Spin-Off in proportion to the relative fair market values of such stock at the time of the Spin-Off.  An Innolog shareholder’s holding period for our common stock received in the Spin-Off will include the period for which that shareholder’s Innolog common stock was held.

If instead the Spin-Off is determined to be a taxable transaction, a taxable U.S. shareholder receiving shares of our common stock in the Spin-Off would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of our common stock received, which, based on Innolog facts, could potentially give rise to a dividend.  Subject to certain limitations, this dividend would be taxable to individuals at a 15% rate.  In addition, if the Spin-Off is treated as a taxable transaction, a shareholder’s tax basis in our common stock would be equal to its fair market value at the time of the Spin-Off, and the holding period in our common stock would begin the day after the Spin-Off.  Depending on the circumstances, in a taxable Spin-Off transaction, non-U.S. shareholders may be subject to a withholding tax at a rate of 30% on the fair market value of the common stock received by them. See also “The Spin-Off – Important Federal Income Tax Consequences”; however, you should consult your own tax advisor as to the particular consequences of the Spin-Off to you.

Q. What if I want to sell my Innolog common stock or my OverNear common stock?

A. You should consult with your own financial advisors, such as your stockbroker, bank, or tax advisor.  Neither we nor Innolog makes any recommendation on the purchase, retention, or sale of shares of Innolog common stock or OverNear common stock to be distributed. If you do decide to sell any shares, you should make sure your stockbroker, bank, or other nominee understands whether you want to sell your Innolog common stock or your OverNear common stock after it is distributed, or both.

Q. Where will I be able to trade shares of my OverNear common stock?

A. There is not currently a public market for our common stock.  We intend to apply to have our common stock listed on a national securities exchange or authorized for quotation on the OTCBB or the OTCQB market, depending on our qualifications at the time, with a symbol assigned by FINRA.  We cannot, however, ensure that we will be successful in doing so or that an active trading market will exist thereafter.

Q. Where can Innolog shareholders get more information?

A. Before or after the Distribution, if you have any questions relating to the Distribution, you should contact:

Innolog Holdings Corporation	OverNear, Inc.
Investor Relations	Investor Relations
4000 Legato Road, Suite 830	1460 4th St., Suite 304
Fairfax, VA 22033	Santa Monica, California 90401
(703) 766-1412	(310) 744-6060

Q. Who will be the distribution agent, transfer agent, and registrar for OverNear common stock?

A. The distribution agent for our common stock will be VStock Transfer, LLC. After the Distribution, the transfer agent and registrar for our common stock will be VStock Transfer, LLC.

THE SPIN-OFF

Background Information

On August 9, 2010, pursuant to a Contribution Agreement, uKarma (currently Innolog) transferred its health and wellness business assets and liabilities to the Company when we were named Awesome Living, Inc.

On August 11, 2010, uKarma, GCC Merger Sub Corp., as uKarma’s wholly-owned Nevada subsidiary (“Merger Sub”), Galen Capital Corporation, a Nevada corporation, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), entered into an Amended and Restated Merger Agreement.  The agreement provided that Innolog Predecessor would be merged with Merger Sub, with Innolog Predecessor surviving the merger as uKarma’s wholly-owned subsidiary and uKarma becoming a publicly traded company.  This merger closed on August 18, 2010 and uKarma subsequently changed its name to Innolog Holdings Corporation.

uKarma’s board of directors approved the merger because it believed the merger would provide it the ability to raise capital without diluting its shareholders and without having to either accept a highly dilutive funding or not receiving funding to continue operations.  The negative factor associated with the merger is that uKarma’s shareholders who invested in a public company are investors post-merger in a non-publicly traded company with uncertain value on their original investment.

Reasons for the Spin-Off

On August 10, 2010, uKarma’s board of directors also approved the Spin-Off.  References to “Innolog” in the rest of this “The Spin-Off” section mean “uKarma.”

Innolog believed that the subsequent Spin-Off would enhance value for its shareholders and our shareholders by creating significant opportunities and benefits, including:

●	making Innolog a publicly traded company.

●
receiving capital without diluting Innolog’s shareholders as a result of the terms of the merger. OverNear, and its operating business formerly known as uKarma, received $525,000 from Innolog Predecessor without selling shares of stock, which would have diluted our shareholders.

●
segregating businesses that have operations with no synergy and that may be valued greater as separate public companies. We believe that by segregating Innolog and OverNear, the defense and mobile messaging businesses, respectively, will be better able to be valued independently, allowing for the potential of greater shareholder value.

●
allowing our management to focus its efforts on maximizing the value of its mobile messaging business. We believe that being a separate company without being under the umbrella and directorship of an unrelated business will allow the Company to attract better management, business opportunities, capital, and value for our shareholders.

●
unlocking shareholder value by shareholders owning stock in two companies rather than one. We believe that segregating two businesses in different fields will allow investors to appropriately value each company and allow our shareholders to maximize their investment opportunities.

The negative factor associated with the Spin-Off is the uncertainty of value and liquidity of our stock, presuming we are able to obtain listing on a national securities exchange or quotation on the OTCBB or the OTCQB market, of which there is no assurance. There is also no certainty that we will be able to raise the capital we need as a public company.

Manner of Effecting the Spin-Off

Innolog’s shareholders of record on August 12, 2010 are not required to pay for shares of our common stock to be received in connection with the Spin-Off. No additional vote of Innolog shareholders is required or sought in connection with the Spin-Off, and Innolog record holders have no appraisal rights in connection with the Distribution.

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Innolog common stock on August 12, 2010.  Holders of record of Innolog common stock at the close of business on the record date will receive one (1) share of common stock of OverNear for every five (5) shares of Innolog common stock, which on a post 11.120904:1 reverse stock split basis, which split of Innolog’s issued and outstanding common stock was effected on August 18, 2010, equates to 2.2241808 shares of OverNear common stock for every one (1) share of Innolog common stock, resulting in a pro rata distribution of OverNear’s shares to Innolog’s shareholders.  All fractional shares will be rounded up to the nearest whole number.  A book-entry account statement reflecting your ownership of whole shares of our common stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Distribution.

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so. Rather, we retain the option and anticipate that we will pay the Distribution in cash in lieu of shares, at a price of $0.05 per share to holders of Innolog common stock that reside in states or other jurisdictions which do not provide for an exemption (or in which obtaining an exemption would be commercially unreasonable) from registration for this offering.

Results of the Spin-Off

Following the Distribution Date, we will be an independent, reporting company owning and operating a mobile messaging business. Following the Spin-Off and presuming the Maximum Offering Amount is sold under the Direct Offering, we will have 70,245,085 shares outstanding, presuming no other shares are issued in the interim. Shareholder approval of the Spin-Off was not required, and Innolog shareholders are not required to take any action to receive their OverNear common stock.

Important Federal Income Tax Consequences

This summary discusses material federal income tax consequences to Innolog shareholders who receive our stock in the Spin-Off. This discussion is based upon the Internal Revenue Code, Treasury regulations, published positions of the Internal Revenue Service (the “IRS”), judicial decisions, and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of this discussion. The discussion does not address the effects of the Spin-Off under any state, local, or foreign tax laws.

The Spin-Off may or may not be tax-free to the Innolog shareholders for U.S. federal income tax purposes. You are urged to consult a tax advisor to determine the particular tax consequences of the Spin-Off to you, including the effect of any federal, state, local, and any other tax laws.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE SPIN-OFF, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW ON THE TAX CONSEQUENCES DESCRIBED IN THIS SUMMARY.

Market for Our Common Stock

There is no trading market for our common stock. We expect that to either apply for listing on a national securities exchange or that a market maker will file a 15c2-11 with FINRA to obtain a symbol for our common stock and begin quotation sometime thereafter on the OTCBB or the OTCQB market. We cannot, however, ensure that we will be successful in either case or that an active trading market will exist thereafter.

Shares of our common stock distributed to holders in connection with the Spin-Off will, as of the Distribution Date, be transferable without registration under the Securities Act of 1933, as amended (the “Securities Act”) except for shares received by persons who may be deemed to be our affiliates. Our affiliates after the Distribution generally will include individuals or entities that control, are controlled by, or are under common control with us, which may include our executive officers, directors, or principal shareholders. Securities held by our affiliates will be subject to resale restrictions under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the Distribution of our common stock in the Spin-Off.

All of the Resale Shares, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from those sales; provided that we may receive up to $1,605,000 upon the exercise of warrants to purchase 3,210,000 shares of our common stock, the shares underlying which are being registered herein which funds, if received, we will use for general working capital.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Distribution Shares; Resale Shares

All of the shares distributed pursuant to the Resale Prospectus (namely the Distribution Shares and the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Following the Distribution, our directors and executive officers will hold a total of approximately 36,501,733 shares (including 9,000,000 shares which can be acquired upon exercise of options exercisable within 60 days), or approximately 53.70% of the common stock outstanding as of the date of this Prospectus. Presuming sale of the Maximum Offering Amount under the Direct Offering (totaling $5 million of gross proceeds), our directors and executive officers will hold approximately 46.81% of the common stock outstanding. The 46,654,312 shares of our outstanding common stock that are not registered and covered by this Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted will be available for sale in the public market over the next six months under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock, which will be approximately 70,245,085 shares.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus an aggregate of 17,084,485 shares will have been registered under the Resale Prospectus and will be freely distributable and tradable by the Selling Shareholders and others listed in the Resale Prospectus (provided that 105,589 of such shares (representing 1% of the Distribution Shares) are being registered to allow for rounding in connection with the Spin-Off). These shares consist of (i) 10,558,896 Distribution Shares and (b) an aggregate of 6,420,000 Resale Shares held by the Selling Shareholders named in the Resale Prospectus. We will not receive any proceeds in connection with the distribution of the Distribution Shares or the sales, if any, of the Resale Shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the Distribution is completed, there can be no assurance that such a market will develop or that it will be sustained. After the effective date of this Registration Statement and the distribution of the Distribution Shares (pursuant to the Resale Prospectus), approximately 49% of the shares of the Company's common stock distributed by Innolog in the Distribution will be unrestricted and freely salable, with 51% of those shares of common stock being restricted and owned by our sole directors and officers. We expect to apply to have our common stock either listed on a national securities exchange or quoted on the OTCBB and/or the OTCQB markets, depending upon our qualifications at the time, but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop. For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 49.

Holders

Immediately following the Distribution of the Distribution Shares, the Company anticipates that there will be approximately 175 record holders of the Company's common stock. As of November 1, 2013, there were 87 holders of record of our securities, including our directors and officers, the Selling Shareholders and Innolog.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock. The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future. We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be V Stock Transfer, LLC 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

Equity Compensation Plans

The following table sets forth, as of June 30, 2013, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	COLUMN A: Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in COLUMN A)
Equity compensation plans approved by security holders	15,000,000	(1)	$0.025	-

Equity compensation plans not approved by security holders	0		$0	0

Total	15,000,000		$0.025	-

(1)	Represents outstanding options and unvested shares of restricted stock granted pursuant to our Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan.

Our Board of Directors adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers.  The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company and any such increase cannot be made until the fully-diluted shares of common stock outstanding exceeds 100,000,000 shares.

SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal years ended December 31, 2012 and 2011 and for the three and six months ended June 30, 2013 and the period from inception (July 22, 2010) to June 30, 2013 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Spin-Off.

OVERNEAR, INC.
STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Year Ended December 31,		For the period from inception (July 22, 2010) to June 30, 2013
	(Unaudited)	(Unaudited)	2012	2011	(Unaudited)

Sales	$-	$-	$-	$-	$89

Cost of Sales	-	-	-	-	17

Gross Profit		-	-	-	72

Selling, General and Administrative Expenses	598, 250	989,674	1,773,099	1,362,450	4,989,566

Impairment of production costs, prepaid royalties and inventory	-	-	-	110,992	110,992

Operating Loss	(598,250)	(989,674)	(1,773,099)	(1,473,442)	(5,100,486)

Other Income (Expense)
Gain (Loss) on Settlement and write-off of Accounts Payable	22,541	(45,903)	-	-	(45,903)
Interest	(174)	(436)	(1,842)	(8,454)	(15,200)
Gain on forgiveness of debt	-	-	10,847	237,895	248,742
Other	-	-	-	-	(27,000)
Total Other Income (Expense)	22,367	(46,339)	9,005	229,441	160,639

Loss before Income Taxes	(575,883)	(1,036,013)	(1,764,094)	(1,244,001)	(4,939,847)

Provision for Income Taxes	-	800	800	800	(2,400)

Net Loss	$(575,883)	$(1,036,813)	$(1,764,894)	$(1,244,801)	$(4,942,247)

Loss Per Share-Basic and Diluted	$(0.01)	$(0.02)	$(0.03)	$(0.03)	$(0.12)

Weighted Average Number of Shares	57,695,859	55,927,484	51,660,735	36,278,475	41,842,220

OVERNEAR, INC.
BALANCE SHEETS

	June 30, 2013 (Unaudited)	December 31,
		2012	2011
ASSETS
Current Assets
Cash	$147,851	$150,159	$181,995
Prepaid expenses	105,482	14,387	51,975
Total Current Assets	253,333	164,546	233,970

Furniture and equipment, net	27,005	20,238	11,993

Software development in progress	710,200	499,089	133,068

Other assets	101,972	53,510	3,145

TOTAL ASSETS	$1,092,510	$737,383	$382,176

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$186,803	$342,154	$265,398
Accrued expenses	100,027	79,672	138,359
Current portion of legal settlement payable	75,000	75,000	75,000
Total Current Liabilities	361,830	496,826	478,757

Legal settlement payable, net of current portion	31,250	75,000	150,000

Total Liabilities	393,080	571,826	628,757

Stockholders' Equity (Deficit)
Common stock, $0.001 par value; 150,000,000 shares authorized; 59,504,100, 53,733,208 and 46,619,962 shares issued and outstanding at June 30, 2013, December 31, 2012 and 2011, respectively	59,504	53,733	46,620
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,210,000, 3,210,000 and none Series A convertible preferred shares issued and outstanding at June 30, 2013, December 31, 2012 and 2011, respectively	3,210	3,210	-
Paid-in capital	5,678,963	4,166,548	1,847,339
Series A convertible preferred stock subscriptions receivable	(100,000)	(152,500)	-
Accumulated deficit in the development stage	(4,942,247)	(3,905,434)	(2,140,540)
Total Stockholders' Equity (Deficit)	699,430	165,557	(246,581)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,092,510	$737,383	$382,176

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements for the years ended December 31, 2012 and 2011 and for the three and six months ended June 30, 2013 and 2012 and the related notes included therein.

Overview and Recent Developments

We are a development stage company located in Santa Monica, California. Following our transition to a new line of business resulting from the transactions described below, we are currently developing and marketing a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers. We were formed in July 2010 as a wholly-owned subsidiary of uKarma.  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion).   On June 17, 2011, we changed our name to OverNear, Inc. and added the mobile platform portion of our business.

On August 9, 2010, uKarma’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company pursuant to a Contribution Agreement in anticipation of being spun-off to uKarma’s shareholders of record as of August 12, 2010 on a pro-rata basis.  uKarma subsequently changed its name to Innolog Holdings Corporation.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions.

The following accounting policies, which are also described in Note 2 to our audited financial statements, are critical to aid the reader in fully understanding and evaluating this discussion and analysis:

Development Stage Enterprise. The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915, “Development Stage Entities”. The Company is devoting substantially all of its present efforts to design and develop a location-based social networking and mobile advertising platform and its planned principal operations have not yet commenced.  The Company has not generated any significant revenues from operations and has no assurance of any future revenues. All losses accumulated since July 22, 2010, have been considered as part of the Company’s development stage activities.

Use of Estimates: The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results could differ from these estimates.

Revenue Recognition: The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. There was no revenue during each of the years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013 or 2012.

Furniture and Equipment: Furniture and equipment are stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Software Development Costs: Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated . Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product. As of June 30, 2013, December 31, 2012, and December 31, 2011, the Company had capitalized software development costs of $710,200, $499,089, and $133,068, respectively, for the development of a location-based social networking mobile application.

Impairment of long-lived assets: The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. Management has determined that there was no impairment in the value of long-lived assets during the year ended December 31, 2012 and the six months ended June 30, 2013. Due to the uncertainty regarding the Company’s ability to monetize the fitness DVD series inherited from its former parent uKarma, management determined that the related remaining production costs, prepaid royalties, and inventory were impaired and recorded an impairment loss of $110,992 for the year ended December 31, 2011.

Patents and trademark: Patents and trademarks are recorded at cost. Amortization is computed using the straight-line method over the estimated useful lives of the assets once they are awarded. Patents have not yet been awarded.

Fair value of financial instruments: All financial instruments are carried at amounts that approximate estimated fair value.

Income Taxes: Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. At December 31, 2012 and 2011, and June 30, 2013, the Company has established a full reserve against all deferred tax assets.

A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Net Loss Per Share: The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Stock Based Compensation:  The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. Generally, all options granted expire ten years from the date of grant. Compensation expense in the amount of $260,225, $210,000, and $575,225, related to stock option grants were recognized for each of the years ended December 31, 2012 and 2011, and for the period from inception (July 22, 2010) to December 31, 2012, respectively. Compensation expense in the amount of $74,025 and $148,050 was incurred for the three and six months ended June 30, 2013, respectively, and $52,500 and $105,000 for the corresponding periods in 2012, and $723,275 for the period from inception (July 22, 2010) to June 30, 2013.

The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees.” FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Results of Operations

Comparison of Fiscal Years ended December 31, 2012 and December 31, 2011

Sales. We had no sales during the fiscal years 2012 and 2011.  We did not sell our Xflowsion DVDs while developing our mobile app software and business strategy.

Gross Profit.  We had no gross profit during each of the fiscal years ended December 31, 2012 and 2011, as we had no sales.

General and Administrative (G&A).  During the year ended December 31, 2012, our G&A expenses were $1,773,099, while total G&A expenses during fiscal year 2011 were $1,362,450, representing an increase of over 30%.  The increase is mostly attributed to accounting, consulting, legal fees and other general expenses.

Net Loss.  We had a net loss of $1,764,894 during the fiscal year ended December 31, 2012 compared to a net loss of $1,244,801 in the fiscal year 2011.  The net loss was higher due to increased operating expenses during 2012.

Comparison of Three Months Ended June 30, 2013 and June 30, 2012

Sales. We had no sales during the three months ended June 30, 2013 and 2012. We have been developing our mobile app software and business strategy and do not expect sales until we implement our monetization strategy expected within the next twenty-four months.

Gross Profit.  We had no gross profit during each of the quarters ended June 30, 2013 and June 30, 2012, as we had no sales.

Selling, General and Administrative (SG&A) -  During the second quarter of 2013, our total SG&A expenses were $598,250, while total SG&A expenses during the second quarter of 2012 were $400,225, representing an increase of approximately 49%.  The Company incurred approximately $186,000 in increased consulting, rent, marketing and public relations expenses due to increased activities in mobile application development.

Net Loss - We had a net loss of $575,883 during the second quarter of 2013 compared to a net loss of $400,578 during the second quarter of 2012 due to the various selling, general and administrative expenses increase as described above, offset by a gain of approximately $22,000 related to accounts payable write off.

Comparison of Six Months Ended June 30, 2013 and June 30, 2012

Sales. We had no sales during the first half of 2013 (i.e., the first six months of the year) and 2012. We have been developing our mobile app software and business strategy and do not expect sales until we implement our monetization strategy expected within the next twenty-four months.

Gross Profit.  We had no gross profit during the six months ended June 30, 2013 and June 30, 2012, as we had no sales.

Selling, General and Administrative (SGA). During the first half of 2013, our total SGA expenses were $989,674, while total SGA expenses during the first half of 2012 were $762,639, representing an increase of approximately 30%.  The Company incurred approximately $208,000 in increased consulting, rent, marketing and public relations expenses due to increased activities related to implementing our mobile application.

Net Loss. We had a net loss of $1,036,813 during the first half of 2013 compared to a net loss of $764,593 during the first half of 2012, due to the various selling, general and administrative expenses increase as described above, in addition to a cumulative loss on the settlement of fees with a law firm of approximately $68,000 offset by the gain of approximately $22,000 on accounts payable write off.

LIQUIDITY

Cash Flows

Comparison of year ended December 31, 2012 and year ended December 31, 2011

Net cash used in operating activities was $1,199,211 for the year ended December 31, 2012 while net cash used in operating activities was $657,447 for the year ended December 31, 2011. The increase in cash used in operating activities is due primarily to fees related to software development and other services provided by consultants.

Net cash used in investing activities was $422,525 for the year ended December 31, 2012 while net cash used in investing activities was $113,057 for the year ended December 31, 2011.  The increase in cash used in investing activities is due to an increase of approximately $255,000 in software development and approximately $43,000 in patent and trademark acquisition expenses, growing from a combined total of $109,445 during the year ended December 31, 2011 to a combined total of $408,006 during the fiscal year ended December 31, 2012.

Net cash provided by financing activities was $1,589,900 for the year ended December 31, 2012 while net cash provided by financing activities was $952,099 for the year ended December 31, 2011.  The increase in cash flow from financing activities is due to proceeds from the issuance of our securities in private placement offerings.

Comparison of Six Months Ended June 30, 2013 and June 30, 2012

Net cash used in operating activities was $788,397 for the six months ended June 30, 2013 while net cash used in operating activities was $542,030 for the six months ended June 30, 2012. The increase in cash used in operating activities is due primarily to fees related to services provided by consultants and payments made in accordance with the terms of the legal settlement.

Net cash used in investing activities was $181,409 for the six months ended June 30, 2013 while net cash used in investing activities was $154,595 for the six months ended June 30, 2012. The increase in cash used in investing activities is primarily due to $148,498 we incurred during the six months ended June 30, 2013 for the development of software and $22,145 incurred for costs related to obtaining a patent on our software.

Net cash provided by financing activities was $967,500 for the six months ended June 30, 2013 compared to $982,000 provided during the six months ended June 30, 2012, primarily funded via proceeds from the issuance of our securities in private placement offerings.

CAPITAL RESOURCES

As of December 31, 2012, we had negative working capital of $332,280.  To satisfy current working capital needs, we raised $1,589,900, net of offering costs of $82,100 and subscriptions receivable of $152,500, through private placements of our securities during 2012.  There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources.  We expect to incur substantial losses over the next two years.

As of December 31, 2012, we had cash of $150,159. We have obtained additional capital through an equity financing and intend to obtain additional capital through debt or equity financings.  Subsequent to the year-end, and as part of the current private placement offering of our equity securities, so far we have raised an additional $1,023,125 of $2,500,000.

As of June 30, 2013, we had negative working capital of ($108,497).  To satisfy current working capital needs, we raised $915,000, of which $100,000 was receivable as of June 30, 2013, through private placements of our securities during the first six months of 2013.  Subsequent to June 30, 2013, we raised an additional $108,125 from the continued sale of our equity securities in private placements.  There is no guarantee that we will be able to meet current working capital needs if we do not receive additional infusions of cash through loans, stock sales, revenues, or other sources. We expect to incur substantial losses over the next year.

As of June 30, 2013, we had cash of $147,851.  We have obtained additional capital through an equity financing and intend to continue raising capital through debt or equity financings.  As of July 31, 2013, we had $155,511 of cash on hand.

Timing and Estimated Costs of Implementing Business Plan

Below is a discussion of steps leading to the implementation and deployment of our business plan along with proposed timeframes and associated cost estimates for each step, assuming we had the financing in place.

OverNear is in the process of releasing a revised version of its mobile application, which is expected to launch on the iTunes store by November 15, 2013.  We currently have a monthly “burn rate” of approximately $120,000, and we believe that, without additional capital, we will run out of funds by the end of December 2013.  In conjunction with the product launch in November 2013, the Company plans to undertake a marketing program through various online and mobile channels such as Facebook, Twitter, and YouTube and through other traditional outlets such as conferences and tradeshows to bring awareness to our free mobile app.   The objective of our marketing efforts is to make potential users aware of our unique value proposition and to encourage them to download and use our mobile app.  We believe that our targeted users will recognize the need for connecting with their friends and business contacts in the real world and the solution we provide in facilitating and enabling such connections.  Our marketing programs are planned to maximize awareness of our mobile app through online and mobile social media outlets as well as utilizing a variety of other cost effective and powerful means to reach potential users.

We plan to place targeted advertisements on these social media sites to drive downloads of our app as well as in an attempt to create social “buzz” and awareness about our app.  We expect to engage a branding/public relations company for the purpose of formulating effective messaging and headlines with the goal of encouraging viewers to either learn more about our company, or to drive them to download our mobile app.  We anticipate that the total cost for such marketing effort could be up to $260,000 over the next five months.

Description of task	Period	Timeframe	$Amount
Operating costs: complete + support for release candidate Rev 2.0	Nov – Dec 2013	2 months	$240,000
Marketing expense (initial): marketing program	Nov – Mar 2014	5 months	$260,000
Operating costs: implement product features and bug fixes	Jan – Jun 2014	6 months	$720,000
Marketing expense (on-going): product awareness/business dev.	Apr – Dec 2014	9 months	$280,000
Total			$1,500,000

By the end of the second quarter in 2014, we plan to execute our business model and monetize our mobile app by offering businesses (or anyone who signs up for “Public Profiles” on our mobile app) with an opportunity to advertise to our users.  We expect to leverage our mobile app to offer advertising solutions that are designed to be more engaging and relevant for users in order to help advertisers better achieve their goals.  OverNear’s combination of location relevance, social context, and user engagement is planned to give advertisers enhanced opportunities to generate brand awareness, while also creating new ways to generate near-term demand for their products from consumers who are most likely to take action.

Currently, we have approximately 3,000 users of the beta version of our mobile application.  We plan to earn revenue by charging businesses a monthly subscription fee ranging from $49 to $99 per month to use our platform and technology as an advertising and marketing channel to reach our user base. Additionally, we may seek to extend the use of the app to include payment-processing integration for point-of-sale transactions in partnership with ticket agents and venue operators in the future.  Our future revenue from in-app purchase transactions will depend on many factors, including our success in negotiating and establishing partnerships or fee-sharing arrangements with such operators.

During the first six months of 2014, we expect to incur operating costs totaling approximately $720,000 for the continuing development and maintenance of our mobile application and associated server-side network infrastructure.  In addition to acquiring users of our mobile app, we plan to initiate a concerted sales and marketing effort to increase our revenues by selling businesses an opportunity to advertise on our mobile advertising platform.  We estimate on-going marketing costs during the last three quarters of 2014 to total approximately $280,000.

Currently, the Company has cash on hand to pay for its current level of day-to-day operations and its Securities and Exchange Commission reporting requirements through December 31, 2013.  We will need to raise funds in order to finance our operations while we implement and execute our business plan, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities.

We hope to raise the required amount through sales of our equity securities under an effective Registration Statement.  We believe that investors will be more willing to invest in the Company once there is a public market for our common stock and we are a reporting company with the SEC.  In the event we are unable to quote our common stock on the OTCBB or OTCQB, we may choose to quote our stock on the OTC Pink Sheets and/or seek venture capital funding in lieu of the sale of our equity securities to raise the required funding as described above.

We expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months.  Wherever possible, we plan to engage outside contractors and consultants who are willing to be paid in stock rather than cash or a combination of stock and cash so as we can maximize our cash or need less cash funding.  Expenses incurred that cannot be paid in stock, such as auditors' fees, will be paid in cash.

However, sales under our planned offering are on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. If we raise only a nominal amount of proceeds we may be unable to implement our business plan and we may have to raise additional capital and/or suspend or cease operations and investors who participate in this offering may lose their entire investments. There are no assurances that the Company will be able to raise additional capital as may be needed, or increase revenue levels or obtain profitability.

Our financial statements were prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, we expect operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

Our management is actively seeking financing and plans to increase production of its location-based mobile platform and associated marketing to generate revenues. Our ability to continue as a going concern is dependent on our ability to meet our financing arrangements and the success of our future operations. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. The report from our independent registered public accounting firm states that there is substantial doubt about our ability to continue as a going concern.

CONTRACTUAL OBLIGATIONS

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.

The following table summarizes our total and by period contractual obligations as of June 30, 2013:

Contractual Obligations	Total	Less than 1 year	1-3 Years

Legal Settlement	$106,250	$75,000	$31,250
Employment Agreements	$1,060,000	$380,000	$680,000
Office Leases	$100,000	$53,000	$47,000

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CONTROLS AND PROCEDURES.

As of June 30, 2013, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer), of the effectiveness of the design and operation of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended. Based on that evaluation, our CEO and CFO concluded that, as of June 30, 2013, our disclosure controls and procedures were not effective at the reasonable assurance level to ensure that the information required to be disclosed by the Company in reports that we file or submit under the Exchange Act (i) is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and (ii) is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosures, due to the material weaknesses described below.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Our management identified the following material weaknesses in our disclosure controls and procedures:

•
We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.

•
We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. To the extent possible, however, separate individuals should initiate transactions, have custody of assets, and record transactions.

•
We do not have adequate review and supervision procedures for financial reporting functions. The review and supervision function of internal control relates to the accuracy of financial information reported. The failure to review and supervise could allow the reporting of inaccurate or incomplete financial information. Due to our size and nature, review and supervision may not always be possible or economically feasible. Management evaluated the impact of the significant number of adjustments as a result of our review and concluded that the resulting control deficiency represented a material weakness.

To address these material weaknesses, management performed additional analyses and other procedures during the quarter ended June 30, 2013 to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

BUSINESS

General

Following our transition to a new line of business resulting from the transactions described below, we are currently developing and marketing of a location-based social networking and mobile advertising platform that helps connect people to people and businesses to consumers.  A beta version of our OverNear mobile app is available for free download to users in Apple’s iTunes store, however we are developing and plan to implement several new features, bug fixes, and enhancements on an ongoing basis.  By the end of the second quarter of 2014, we plan to monetize our business model by offering businesses an opportunity to advertise on our platform. Currently, we have approximately 3,000 users of the beta version of our mobile application.

We were formed as Awesome Living, Inc. in Nevada in July 2010 as a wholly-owned subsidiary of uKarma Corporation, a Nevada corporation (“uKarma”, which subsequently changed its name to Innolog Holdings Corporation as discussed below).  uKarma developed and marketed proprietary branded personal health and wellness products, including a proprietary branded fitness DVD series (Xflowsion). On August 9, 2010, the assets of uKarma’s operating health and wellness business, including its Xflowsion DVD series, and its liabilities were transferred into Awesome Living, Inc. pursuant to a Contribution Agreement.  On June 20, 2011, we changed our name from Awesome Living, Inc. to OverNear, Inc. and operate as a development stage company with a focus on developing a location-based social networking and mobile advertising platform.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and we expect to incur substantial losses over the next two years.  We expect that we will need approximately $1.5 million to operate our business over the next 12 months and $3 million over the next 24 months. We have a monthly “burn rate” of approximately $120,000, and we believe that, without additional capital, we will run out of funds by the end of December 2013.

Our Relationship with Innolog

We were formed as a wholly-owned subsidiary of Innolog Holdings Corporation (formerly named uKarma Corporation, or “Innolog”).  On August 9, 2010, Innolog’s operating health and wellness business’ assets, including its Xflowsion DVD series, and liabilities were transferred into the Company in anticipation of the Spin-Off from Innolog by distributing to Innolog’s shareholders all of the outstanding shares of our common stock held by Innolog, pursuant to that certain Contribution Agreement dated August 9, 2010 (the “Contribution Agreement”) by and between the Company and Innolog.

On September 15, 2010, we filed a Form 10-12G with the Securities and Exchange Commission (the “Commission” or the “SEC”), as amended on November 9, 2010 (the “Form 10”) whereby we registered our common stock under Section 12(g) of the Exchange Act.  At the time of our Form 10 filing, we were a wholly-owned subsidiary of Innolog and the Spin-Off was originally slated to occur at the time we filed the Form 10 as contemplated by the Amended and Restated Merger Agreement (as described below).  Subsequent to the filing of the Form 10, we determined that we would need to register the Spin-Off on a Form S-1 Registration Statement and the delay in filing such Form S-1 registration statement to register the Spin-Off was due to a change in our business model from personal health and wellness products to a location-based social networking and mobile advertising platform and the subsequent development of our OverNear mobile application technology.

We ceased being a wholly-owned subsidiary of Innolog on September 13, 2010 when we issued 10,700,000 shares of our common stock to our management.  After other subsequent issuances of shares of common stock in connection with compensation paid for services rendered by consultants and service providers and the sale of certain securities in private placements over the past three years, the number of our outstanding shares has increased such that Innolog currently owns 17.53% of OverNear’s issued and outstanding common stock.

Business Overview

General

We intend to further develop a location-based, social networking and mobile advertising platform.  On January 11, 2013, we released the initial version of our mobile application to the general public via the Apple iTunes App Store.  However, we plan to continually improve our app with bug fixes and performance enhancements as well as by adding new features and, from time to time, releasing updates of the app to the Apple iTunes App Store and subsequently the Android app store.  Although we are developing our mobile and server-side applications, we may be required to obtain licenses from third-party vendors who provide application programming interfaces (APIs) and other off-the-shelf tool-sets which we may use from time to time to accelerate the development process.  We expect to be able to obtain the licenses at a reasonable cost as and when we need them.

Business Strategy

Our strategy was to first rapidly build a user base by launching our free mobile tool, described below, which allows users to connect, communicate and save money.  We expect to leverage our mobile app to offer advertising solutions that are designed to be more engaging and relevant for users in order to help advertisers better achieve their goals. Our combination of location relevance, social context, and engagement is expected to give advertisers enhanced opportunities to generate brand awareness and affiliation, while also creating new ways to generate near-term demand for their products from consumers likely to have purchase intent.  By the end of the second quarter of 2014, we plan to execute our business model and monetize our mobile app by offering businesses an opportunity to advertise to our users.  We have not begun to actively market our mobile app to users and currently have approximately 3,000 users. We plan to earn revenue by charging businesses a monthly subscription fee to use our technology as an advertising and marketing channel to reach our user base.  We also expect to attract advertising dollars using traditional pay per click (CPC) and views per thousand (CPM) models on our mobile application. There is, however, no guarantee that we will be able to successfully execute the strategies discussed herein.

Marketplace and Competition

Our addressable market opportunity includes portions of many existing advertising markets, including the traditional offline branded advertising and mobile advertising markets.  We believe that advertising on mobile devices is a significant market opportunity that is still emerging and evolving. Our goal is to offer most advertisers with an effective way to leverage and create more contextually-relevant ads.  Our mobile application will compete in the multi-billion dollar mobile location-based services market.  We may compete with other location-based mobile applications, including Foursquare, Google, Apple, and several new start-ups, many of which are significantly larger than us and have more capital to invest in their mobile advertising businesses.  They, or other competing companies, may establish or strengthen cooperative relationships with their mobile operator partners, brand advertisers, app developers, or other parties, thereby limiting our ability to promote our services and generate revenue. These companies could compete with us to the extent they expand into mobile advertising.  Any of these developments would make it more difficult for us to sell our services.  We have no competitive presence in the mobile location based services market at this time.

Intellectual Property

Our ability to protect our intellectual property, including the development of the software application, will be an important factor in the success of our business.  We currently have a provisional patent application pending with the United States Patent and Trademark Office, and one non-provisional patent application soon to be filed.  We expect to apply for additional patents to protect our intellectual property. We also continue to review whether pursuing patent protection in other countries is appropriate.  We are in the process of registering a U.S. trademark registration for OverNear. We will also continue to review whether pursuing trademark protection in other countries is appropriate.  In addition to the foregoing, we have established business procedures designed to maintain the confidentiality of our proprietary information, including the use of confidentiality agreements and assignment-of-inventions agreements with employees, independent contractors, consultants and companies with which we conduct business, or will conduct business in the future.

Industry Regulations

The regulatory framework for privacy issues worldwide is evolving, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the mobile industry in particular.  It is possible that new laws and regulations will be adopted in the U.S. and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our intended business, particularly with regard to location-based services, collection or use of data to target ads and communication with consumers via mobile devices.  The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices.  The Federal Trade Commission has also proposed revisions to the Children's Online Privacy Protection Act, or COPPA, that could, if adopted, create greater compliance burdens on us.  COPPA imposes a number of obligations, such as obtaining parental permission, on website operators to the extent they collect certain information from children who are under 13 years of age.  The proposed changes would broaden the applicability of COPPA, including the types of information that would be subject to these regulations, and could apply to information that we or our clients intend to collect through mobile devices or apps that is not currently subject to COPPA.

Social Networking

In January 2013, OverNear introduced a unique mobile app for Apple iOS devices (e.g., iPhones and iPads) and Web service that leverages location-based services to help connect OverNear users to their contacts and online social network. OverNear’s social networking platform allows registered users who have installed the mobile app to connect in person with their online connections by simultaneously providing a push notification to all parties when they are in close proximity of each other.  Push notifications are a technique used by apps to alert smartphone users to content updates, messages, and other events within an app that users may want to be aware of. Once the OverNear mobile app is installed on the consumer’s smartphone, the user will be presented with an opportunity to identify a list of friends and business contacts to be included in his or her OverNear contact list.  OverNear will utilize appropriate application programming interfaces for mobile devices to allow users to bypass account creation and login with their existing accounts. For example, linking an existing social-networking account to OverNear will also enable access to the user’s friends list. From the imported lists, the user will have the ability to select (de-select) friends and contacts to include in his or her OverNear contact list.  Each user who downloads and installs the mobile app will independently establish his or her respective OverNear contact list.

As planned, our system will monitor each user’s OverNear contact list, and once an overlap occurs between any names, the respective persons will be simultaneously notified and required to accept their inclusion into the other OverNear contact list(s) thereby authorizing the system to notify them when they come into close proximity of each other (based on predefined preferences).  When this happens, all parties within a given OverNear contact list will be presented with an opportunity to connect with each other via text message, when added.  When this choice is made, a list of the persons in the OverNear contact list is presented, and each person is able to select one or more of the other persons from the list to contact with an instant message.

Mobile Advertising

OverNear expects to be a location-based mobile advertising platform that will help brands and retailers reach OverNear users with mobile advertisements, such as promotional offers, discount coupons, and vouchers direct to their smartphones.

OverNear intends to deploy push notification campaigns to users based on where they are at any given moment, or on any number of other criteria, such as time of day, day of the week, proximity to a retailer’s location, among many other personalized preferences.   The key features of the application are planned to include:

●	Highly targeted advertising campaigns;
●	No SMS or MMS approval from the mobile carrier;
●	Campaigns are self-administered by retailer or brand;
●	Real-time analytics – virtual built-in ‘Marketing Consultant’; and
●	Simple interface and easy-to-use – intuitive user interface.

We believe that our technology, tools, and services will help brands and retailers maximize their advertising revenue and gain insight about their users.  To advertisers, we expect to offer sophisticated targeting capabilities, and the opportunity to deliver interactive and engaging ad experiences to consumers on their mobile connected devices.  Our goal is to have our proprietary technology and data platform determine in real-time which ad to deliver, as well as to whom and when, thereby optimizing the effectiveness of advertising campaigns regardless of device type or operating system.  We expect our platform to be initially compatible with Apple iOS and we are planning to release versions compatible with the Android and Windows mobile operating systems.

As smartphones, tablets, and other mobile connected devices become increasingly powerful and affordable, and mobile Internet access becomes more widespread and faster, users are consuming more content on their mobile devices.  Apps in particular are becoming a popular way for consumers to engage with and consume personalized digital content on their mobile connected devices.   With growth in this mobile app-based economy, mobile advertising creates new opportunities for advertisers to reach and engage audiences of potential consumers.  Mobile devices are inherently personal in nature, facilitate anytime-anywhere access to their users, allow for engaging app-enabled experiences, and offer location-targeting capabilities.  We believe that the combination of these features creates a powerful opportunity for delivering highly targeted, interactive advertising through mobile connected devices. However, a number of factors, including device and operating system diversity, as well as technological challenges, make it difficult and complex to deliver mobile advertising effectively.

We expect to help brands and retailers utilize mobile advertising without the complexities. By using our service, advertisers will be able to gain access to our tools and services to craft advertising and promotional campaigns with interactive rich media ads and video ads from our platform  As planned, our app will be able to analyze user data to build sophisticated profiles and audience groups that, in combination with the real-time decision-making, optimization, and targeting capabilities of our technology platform, will enable us to deliver highly targeted advertising campaigns for our advertiser clients. We anticipate that advertisers will pay us to deliver their ads to mobile connected device users. As we deliver more and more ads, we expect to be able to collect anonymous data about users, audiences, and the effectiveness of particular ad campaigns, which in turn will enhance our targeting capabilities and will allow us to deliver better performance for advertisers and better opportunities to increase their revenue streams. Our use of data for interest-based targeting, including location data, is based on consumer consent, and we offer consumers the ability to opt out of such targeting.

Benefits of Mobile Advertising

The combination of the inherently personal nature of mobile devices, their enhanced functionality, and the proliferation of app-enabled experiences creates a powerful opportunity for highly targeted and effective advertising.  We believe mobile advertising enjoys a number of benefits over traditional advertising and PC-based online digital advertising, including:

●	anytime, anywhere access to users;
●	personalization of the advertising experience;
●	location-based targeting;
●	more complete user engagement; and
●	enhanced audience targeting based on location, behavioral and demographic data.

Growth Strategy

We seek to become the strategic independent platform partner of choice for advertisers wanting to capitalize on the large and growing mobile advertising opportunity. The key elements of our strategy are to:

●	innovate through continued investments in technology and data;
●	deepen our relationship with our users;
●	acquire new users and advertisers;
●	increase our share of advertising budgets from advertisers;
●	increase our global market penetration;
●	pursue strategic acquisitions; and
●	provide further insight into the mobile app economy.

Principal Products and Services

Location-based services allow users to connect with others based on their current locations.  In many cases, people use their smartphones (iPhone, Android, Windows) to “check in” to businesses like restaurants, bars, and stores they visit.   Many of these services also have a gaming component, allowing members to compete against one another or to collect rewards (like online badges) for their activities. The rapid evolution of mobile phones, both on a hardware and a software level, combined with a surge in application storefront releases, deployments of higher-capacity network infrastructure, and recent developments in positioning technologies is expected to drive revenues.

We believe that location and granular geo-targeting are actually strong predictors of consumer intent because by knowing when and where someone will be will likely provide information about what that person may be interested in.  For example, if it is lunch time and one has opted in to get offers from restaurants, a great promotion available nearby becomes easy to act on.  We believe that it is becoming clear to retailers that location-based marketing is an important key to driving foot traffic among consumers who are in the mindset to make a purchase.  Furthermore, we believe that the performance of these programs is demonstrating that mobile phones and location can increase average order value, frequency, and loyalty.

We believe that the more technologies exist like our mobile application that marketers can leverage to pinpoint location and target advertising and messaging, the more relevant they can make their campaigns and the better the response will be from their target consumers.  We also believe that consumers are generally much more receptive to ads that are relevant to them personally.    We believe that location enhances the outbound and inbound media opportunities, allowing brands and retailers to tie their messaging to a specific location and dictate the context of the message.

OverNear Mobile App

Push Notifications.  OverNear plans to leverage the native high-accuracy network-based hybrid location engine in the Apple iOS and the Android operating systems that allows location to be extracted from the handset on a periodic and continuous basis.  OverNear expects to deploy push notification campaigns to users based on where they are at any given moment, or if they meet any number of other criteria.  As planned, the consumer will “opt in” by downloading the OverNear mobile application to his or her phone and agreeing to receive notifications, but beyond that the consumers’ privacy is protected because the alerts do not require the disclosure of either a phone number or an email address.  Push notifications appear as an alert in the message tray of the customer’s phone screen and can be acted on via messaging even if the OverNear app is not in use.  Unlike other popular apps, there is no check-in required to activate either the user’s location or his or her interest in retrieving an offer or discount.
Push notifications are used in our currently available mobile app.

Persistent Location – No Check-Ins Required.  We believe that a persistent location platform, not check-ins, will release the potential of location-based services.  For example, someone is walking in the vicinity of a coffee shop and a message appears on his or her phone: "Come on in to the coffee shop (you're a few blocks away and here is a map to get there) and receive 50% off a cappuccino."   With the check-in, the coffee shop will only have the ability to message a consumer based on when he or she tells the service his or her exact location.  But what is the likelihood that, as the consumer is walking, he or she will check-in to a social media site?  For the coffee shop or any other business to predictably message a potential customer when he or she is nearby, they are going to require access to the customer’s location on a persistent and continuous basis.   Persistent location features are used in our currently available mobile app.

Location-Based Marketing.  Compared to the “daily deal” providers, OverNear is expected to be more effective in reaching potential customers by pushing location-based offers that are triggered by the user’s precise location rather than by the city specified by the user as his or her next closest deal-base.  We believe that brands will be able to target consumers with offers based on their own marketing rules and campaign timing without having to share the revenue and customer information with a second party.  Real-time reporting and analytics should enable the brand or retailer to use adaptive business rules to reach highly targeted consumers.  Rather than a mobile megaphone, OverNear will provide a targeted, brand-specific marketing tool.  Assuming the user is aware that he or she will be activating such access to his or her mobile “inbox,” it will provide a kind of “tell me when…” system for consumers who are either cost-conscious or brand-loyal and who want to be alerted to special offers.  For example, users might be alerted only at certain times of the day based on whether or not they have responded to an earlier campaign or even based on their proximity to retail locations, restaurants, and events.  In that context, the easier and more flexible the marketer’s dashboard, the better the chances of success and the less this will look to the user like mobile spam.

OverNear is expected to provide a replacement for daily deal emails that clutter users’ inboxes and never get read.  Because this targeting works through an app’s connection with the Internet, rather than via SMS or MMS, the platform can deliver rich media without the per-message costs, character or size limitations, and extensive approval process associated with SMS, MMS, and email-based marketing.  And there are no carrier-related GPS costs because smart notification technology uses the phone’s internal locator beacon to persistently know consumer location.

Adaptive Learning Algorithm.  This is a proprietary algorithm, which will monitor and refine the system’s filtering process to produce highly targeted promotions based on each individual’s tastes and preferences. Every promotional offer that will be sent by the merchant will include the quick press buttons “More like this” and “Less like this.”  Based on the responses of the shopper for each of the offers, the system will automatically tailor the user’s personal preferences to match his or her indicated interest levels by type of retailer, promotional offer, day of the week, time of day, etc.

Social Media Integration.  For merchants with an existing social networking profile page or fan page, our plan is that our technology will allow them to easily publish their offers or email messages and related links to their social networking site news feed and wall directly from within the OverNear application.  When the link is shared, OverNear will automatically post the offer or email message to a message archive center and then track offer redemptions and traffic activity. The currently available version of our mobile app integrates with Facebook.

Professional Social Networking Integration.  With professional social networking integration, our app will allow merchants to easily publish their offers to their professional social networking news feed directly from within the OverNear application.  When sharing related message content, our applications will automatically post the merchants’ messages to their message archive and track visitor activity or coupon redemptions.

OverNear Complementary Web App

Campaign Creation Wizard.  This will be a comprehensive, easy-to-use interface that enables subscribers to create and edit campaigns.  Through intuitive controls, subscribers can readily change colors, fonts, borders, and backgrounds and insert images and logos to help ensure that their messages or offerings appear polished and professional.  The wizard operates on a “what-you-see-is-what-you-get” basis whereby a subscriber can change content quickly and view the offer or message prior to launching.

Professionally Developed Templates.  These will be pre-designed offer and message forms that are designed to help subscribers quickly create attractive and professional campaigns.  These templates will provide ideas about the kinds of offers, messages, and emails subscribers can send, promotions, and announcements, and will demonstrate, through the use of color and format, the creativity and professionalism of a potential campaign.  An advanced editing functionality will enable subscribers to easily modify the templates.  We also plan to provide templates designed to appeal to specific products and services.  For example, we will include a coupon template for a 25% discount or a ‘buy-one-get-one-free’ offer to promote a restaurant while another retail messaging template can be used to promote a new line of men’s apparel.

Security and Privacy.  We expect to protect our subscribers’ data at the highest level possible.  We do not intend to use our subscribers’ confidential information, including their customer/contact lists, except in the delivery of our product, nor will we share, sell, or rent this information.  In addition, we will require that our business subscribers adopt a privacy policy to assist them in complying with government regulations and marketing best practices.

Tracking and Reporting.  We plan that the tracking and reporting feature will monitor and analyze merchant promotions and shopper redemptions and tailor recommendations for a promotion based on previous campaigns and concurrent campaigns of other nearby retailers (on an anonymous basis) who have the same business but are located in different geographic regions or experience comparable social and demographic dynamics.  This feature will use the Company’s patent-pending adaptive learning algorithm to monitor and refine criteria for optimized promotional offers or discount coupons based on redemption rates and other socio-economic statistics gathered over time and from neighboring businesses.

We plan to monetize our customer relationships by offering premium levels of our advertising and analysis-driven marketing service to brands and retailers by charging subscription fees.  As a subscriber, the business customer will have access to contact list and offer management tools which are expected to enable the subscriber to target or segment contacts and consumers for all or specific campaigns and monitor delivery and redemption of promotions and coupons.  Unsubscribe requests are automatically processed to help ensure ongoing compliance with government regulations and marketing best practices.

Industry

Background

The convergence of several key trends is driving the growth of the mobile app economy and fundamentally changing the way that users consume content on their mobile connected devices.  We believe these trends will continue to create a significant opportunity for mobile advertising.  These trends include:

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Adoption of faster and more functional mobile connected devices.  Driven by intuitive user interfaces, increased functionality, faster processing speeds, better graphics processors, and advanced display technologies with touch capabilities, it has become possible to deliver innovative, interactive, and engaging consumer media experiences on a wide variety of mobile connected devices.

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Widespread access to faster wireless networks facilitates consumer consumption of content.  With the growth of mobile connected devices, consumers increasingly expect to have a high-quality online experience everywhere. Expansion of worldwide 3G network penetration, the rise of next-generation networks, such as 4G, and the prevalence of Wi-Fi access are facilitating the consumption of content on mobile connected devices. The combination of increased network access and faster network technologies is enabling the development of rich media content, presenting new opportunities in the mobile ecosystem.

●
Mobile usage has disrupted how content is consumed.  Consumers are increasingly using their mobile devices instead of personal computers or other traditional media to access content.  Mobile devices have become an increasingly important part of daily life, with users relying on mobile connectivity to read newspapers, magazines, and blogs, watch movies, play games, check sports scores, shop, monitor weather forecasts, conduct banking transactions, find maps and directions, and listen to online radio stations.

●
Growth of the mobile app economy.  Developers have created apps as an easy, intuitive, and interactive way to instantly deliver content on mobile devices.  Emerging technologies, such as improvements in computer programming languages for structuring and presenting Web-based content, have allowed app developers to harness the increasing processing power and functionality of mobile devices and faster networks to deliver more engaging media to users.

●
Advertising industry is being disrupted by mobile advertising.  Traditional advertising media, such as billboards, newspapers, magazines, radio, and television, often suffer from a number of inherent limitations, including limited ability to target specific audiences, limited ability to measure audience reach and, in some cases, limited geographic range.  As consumers spend more time online with personal computers, or PCs, digital advertising has proven to be more effective because it allows for user interaction, provides better measurement, and achieves expanded audience reach.  However, even PC-based digital advertising suffers from a number of significant limitations with respect to personalization, accessibility, and location-based targeting, all of which can be provided through mobile advertising.

Complexities of Mobile Advertising

Despite the growing market opportunity for mobile advertising, companies in our industry must address several complexities and challenges in order to effectively deliver mobile advertising solutions, including:

●	fragmentation of the mobile ecosystem caused by a wide diversity of device types, numerous operating systems, and varied delivery and user engagement mechanisms;
●	limitations in using traditional identification techniques typically used in PC-based Web advertising, such as "cookies";
●	difficulty in predicting user behavior, including when and where a user will be consuming content on a mobile device;
●	varying connection quality that a mobile device may have at any given time; and
●	difficulties measuring performance of ads and user interactions with them on mobile connected devices.

Needs of Mobile Advertisers

Advertisers, to achieve their business objectives in the mobile app context, require scale, reach, and the ability to target and engage specific audiences.  Advertisers need solutions that help optimize their investment by delivering effective campaigns across multiple devices and operating systems, maximizing the number of potential consumers the campaigns reach, and then measuring the effectiveness of those campaigns.

Employees

We have two employees, both of whom are full-time.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

DESCRIPTION OF PROPERTY

We currently have two offices. One office is located at 1460 4th St., Santa Monica, California 90401.   On April 16, 2013 we entered into a two year office lease with SM Promenade LLC for this office, the term of which begins on May 15, 2013. The monthly fee is $4,386 per month for the first year and $4,517 for the second year. We also lease an office in an executive suite located at 609 Deep Valley Drive, Suite 200, Rolling Hills, California. We lease this office from Regus Management Group, LLC at a monthly rent of $2,200 pursuant to a lease that will expire on October 31, 2013 (provided the Company’s last payment under this lease was due September 1, 2013 and the Company is provided use of the space during the month of October 2013 at no cost).  We previously leased an office at 9595 Wilshire Blvd, Suite 900 in Beverly Hills, CA on a month-to month basis for $1,557 per month, which lease expired on June 30, 2013.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, and we are not aware of any material legal proceedings pending or threatened against us.  We are also not aware of any material legal proceedings involving any of our directors, officers, or affiliates or any owner of record or beneficially of more than 5% of any class of our voting securities.

MANAGEMENT

Our Management

Set forth below is a summary of our executive officers’ and directors’ business experience for the past 5 years.  The experience and background of each of the directors, as summarized below, were significant factors in their previously being nominated as directors of the Company.

Name	Age	Position	Since
Fred E. Tannous	47	Co-Chairman of the Board, Chief Executive Officer, Chief Financial Officer	September, 2010
Bill Glaser	47	Co-Chairman of the Board, President	September, 2010

Fred E. Tannous.  Mr. Tannous is responsible for overseeing all aspects of our vision, strategy and financial operations, including financings and new business development.  Mr. Tannous has over 20 years of experience in finance, management, and new business development.   Since 2006, he has been active as founder, investor, and visionary behind several start-ups.  Prior to his positions with the Company, which began in September, 2010, Mr. Tannous was a director of uKarma from June 2006 until August 2010.  From December 2000 through April 2006, Mr. Tannous was Chief Executive Officer of Health Sciences Group, Inc., where, as co-founder and CEO, he was involved in all aspects of its operations, starting with a self-underwritten public offering to guiding the overall strategy and marketing programs and launching new products.  Prior to that, Mr. Tannous spent more than 14 years at Hughes Electronics where he worked in various capacities ranging from engineering to marketing to new business development.   While at DIRECTV, a subsidiary of Hughes, Mr. Tannous served as Sr. Manager of Investments & Acquisitions where he oversaw the company’s equity portfolio valued at $1 billion.  He participated in valuing, structuring, and executing strategic investments and business enhancement opportunities. During his tenure, he was involved in effecting more than $500 million in transactions for the company and its operating units. Mr. Tannous has been instrumental in helping with the development of our social networking and advertising services. This, along with his past experience in developing and launching businesses and as an executive officer of public companies led us to the conclusion that he should serve as a director of our company.  Mr. Tannous earned an MBA in finance and accounting from the University of Chicago, Graduate School of Business; completed coursework in international business at SDA Bocconi in Milan, Italy; and holds a Masters and Bachelor’s degree in Electrical Engineering from the University of Southern California.

Bill Glaser. Mr. Glaser works closely with our CEO to oversee our vision, strategy, and financial operations, including financing and new business development. Mr. Glaser also currently serves as Chief Executive officer of Namaste Advisors, Inc., a position he has held since June 2012.  Prior to his positions with the Company, beginning in September, 2010, Mr. Glaser was the Chairman of the Board and Chief Executive Officer of uKarma from June 2006 until August 2010.  From December 2000 to July 2005, he served as President of Health Sciences Group, Inc., a manufacturer, marketer, and distributor of pharmaceuticals and nutrition based products.  He was also a director of Health Sciences from December 2000 to May 2007, during which time the company was publicly traded. He worked closely with the CEO of Health Sciences to provide oversight in all aspects of operations ranging from crafting and executing Health Sciences’ overall growth strategy to structuring debt and equity financings and seeking and evaluating qualified acquisition candidates.   He was also CEO of Namaste Financial, Inc. from July 2005 to June, 2012.  Previously, Mr. Glaser was a registered representative at Drexel Burnham Lambert and Smith Barney.  Mr. Glaser holds a Bachelor’s degree in finance and economics from the Ithaca College - School of Business. Like Mr. Tannous, Mr. Glaser has been instrumental in helping with the development of our social networking and advertisings services. This, along with his past experience as an executive officer of public companies led us to the conclusion that he should serve as a director of our company.

Our directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our officers are appointed by the Board and serve at the Board's discretion.

There are no other significant employees and no family relationships among any of our directors, executive officers, or persons nominated or chosen to become directors or executive officers.

To our knowledge there is no arrangement or understanding between or among any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.  In addition, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2012, 2011 and 2010 by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year whose total compensation exceeded $100,000 during such fiscal year ends.

Name and Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Fred Tannous,	2012	$180,000		—		—		$100,000	—	—	$14,400	(8)	$294,400
CEO	2011	$180,000	(7)	$100,000	(6)	—		$100,000	—	—	$9,000		$389,000
	2010	$55,385		$50,000	(2)	$80,000	(2)	$50,000	—	—	$2,625	(3)	$238,010

Bill Glaser,	2012	$180,000		—		—		$110,000	—	—	$14,400	(8)	$304,400
President	2011	$180,000	(5)	—		—		$110,000	—	—	$9,000		$299,000
	2010	$236,399	(4)	—		—		$150,054	—	—	$9,000	(3)	$395,453

(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718 (formerly FAS 123R).  The assumptions made in the valuation of these options can be found in Note 2 to our financial statements included herein.

(2)	This compensation was paid in the form of 5,200,000 shares of our common stock.
(3)	This compensation consists of a car allowance of $750 per month pursuant to the officer’s employment agreement.
(4)	This amount was booked as deferred compensation of which $127,117 was forgiven in 2011 by the officer.
(5)	Of this amount, $60,769 was forgiven by the officer.
(6)	This compensation was paid in the form of 4,000,000 shares of our common stock.
(7)	Of this amount, $29,843 was forgiven by the officer.
(8)
This compensation consists of a one-time adjustment to compensation in the amount of $5,400 based on a COLA/CPI provision and a car allowance of $750 per month, both pursuant to the officer’s employment agreement.

Grants of Plan-Based Awards

There were no plan-based awards granted during the 2012 year to any named executive officer.

Employment Agreements

Fred E. Tannous

On September 13, 2010, we entered into an agreement with Fred E. Tannous for his services as Chief Financial Officer.  On March 15, 2011, we amended this agreement in connection with his appointment as Chief Executive Officer in addition to his role as our CFO.  This amendment changed the end of his employment term to March 15, 2016.  On August 8, 2011, we amended the provisions regarding any increases in Mr. Tannous’ annual salary. On August 19, 2013, we further amended the agreement to eliminate references to bonuses based on the Company’s EBITDA. The description below reflects such amendments.

Mr. Tannous is compensated with an annual salary of $180,000.  Mr. Tannous’ annual salary will increase to $250,000 in the event that either (i) we raise an aggregate $5,000,000 in debt or equity financing after September 13, 2010 or (ii) we recognize $5,000,000 in cumulative gross revenues.  The annual salary will increase to $360,000 in the event that either (i) we raise an aggregate $10,000,000 in debt or equity financing after September 13, 2010 or (ii) we recognize $10,000,000 in cumulative gross revenues.

Mr. Tannous received a signing bonus of shares of our common stock valued at $50,000 (described in greater detail below).  The agreement also provided for the grant of 10-year options to purchase 10,000,000 shares of common stock under our 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 1,000,000 shares became exercisable on the date of the agreement and the remainder of which will become exercisable at the rate of 1,000,000 shares at the end of each subsequent six month period.

As an inducement bonus for accepting the CEO position, Mr. Tannous received 4,000,000 restricted shares of common stock.

In the event of a change of control of the Company prior to the one month anniversary of Mr. Tannous’ termination, Mr. Tannous will be due the greater of (i) the remainder of his annual salary during the term of the agreement and (ii) $250,000, all unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the stock option, the value of which is multiplied by the number of options held by Mr. Tannous.

In the event of Mr. Tannous’ termination without cause by the Company, Mr. Tannous will be paid the lesser of (i) the remainder of his annual salary during the term of the agreement and (ii) one year’s salary, and all stock options held by Mr. Tannous under the Plan will immediately vest in full and remain outstanding and will remain exercisable for ten years from the grant date.

Bill Glaser

On August 3, 2010, we entered into an employment agreement with Bill Glaser for his services as Chief Executive Officer.  On March 15, 2011, we amended his agreement in connection with his appointment as President following the appointment of Mr. Tannous as our Chief Executive Officer.   This amendment changed the end of his employment term to March 15, 2016.  On August 8, 2011, we amended the provisions regarding any increases in Mr. Glaser’s annual salary. On August 19, 2013, we further amended the agreement to eliminate references to bonuses based on the Company’s EBITDA. The description below reflects such amendments.

Mr. Glaser is compensated with an annual salary of $180,000.  His annual salary will increase to $250,000 in the event that either (i) we raise an aggregate $5,000,000 in debt or equity financing after August 3, 2010 or (ii) we recognize $5,000,000 in cumulative gross revenues.  The annual salary will increase to $360,000 in the event that either (i) we raise an aggregate $10,000,000 in debt or equity financing after August 3, 2010 or (ii) we recognize $10,000,000 in cumulative gross revenues.

The agreement also provided for the grant of 10-year options to purchase 5,000,000 shares of common stock under the Plan at an exercise price of $0.025 per share, of which 500,000 shares became exercisable on December 31, 2010 with the remainder to become exercisable at the rate of 500,000 shares at the end of each subsequent six-month period.

In the event of a change of control of the Company prior to the one month anniversary of Mr. Glaser’s termination, Mr. Glaser will be due the greater of (i) the remainder of his annual salary during the term of the agreement and (ii) $250,000, all unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the stock option, the value of which is multiplied by the number of options held by Mr. Glaser.

In the event of Mr. Glaser’s termination without cause by the Company, Mr. Glaser will be paid the lesser of (i) the remainder of his annual salary during the term of the agreement and (ii) one year’s salary, and all stock options held by Mr. Glaser under the Plan will immediately vest in full and remain outstanding and exercisable until ten years from the grant date.

Outstanding Equity Awards as of June 30, 2013:

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Fred E. Tannous	6,000,000	6,000,000	4,000,000	$0.025	9/12/2020	─	─	─	─
Bill Glaser	3,000,000	3,000,000	2,000,000	$0.025	8/3/2020	─	─	─	─

Director Compensation

Our directors do not receive compensation for their services as directors separate than the consideration they receive as officers of the Company.

 Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. We do not have a standing compensation committee or a committee performing similar functions; our Board of Directors performs the functions of a compensation committee.  Our Board of Directors is made up of Messrs. Tannous and Glaser, both of whom are also executive officers and both of whom receive compensation for their services to us as officers.  As we grow, our Board of Directors expects that they will adopt compensation policies in the future that will apply to our officers and directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of June 30, 2013, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in COLUMN A)
Equity compensation plans approved by security holders	15,000,000	(1)	$0.025	---

Equity compensation plans not approved by security holders	0		$0	0

Total	15,000,000		$0.025	---

(1)
Represents outstanding, vested and unvested shares of common stock issuable upon exercise of outstanding stock options granted pursuant to our Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan.

Our Board of Directors adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers.  The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company provided that any such increase cannot be made until the fully-diluted shares of common stock outstanding exceeds 100,000,000 shares.

On November 29, 2012, the Company entered into a consulting agreement and in consideration of the consulting services, the Company agreed to grant the consultant a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at the exercise price of $0.10 per share. The option becomes exercisable at the rate of 300,000 shares upon execution of the agreement and 150,000 shares every three months, commencing on the date of the agreement. These options were granted outside of our Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Innolog currently owns approximately 17.53% of our outstanding shares of common stock. Those who own shares of Innolog common stock will receive shares of our common stock in the Distribution.  After the Spin-Off, Innolog will not own any shares of our common stock or any other of our capital stock.

The following table sets forth the number of shares of our common stock that will be held by our directors and executive officers and each person who we expect to own beneficially more than 5% of our outstanding common stock on a fully diluted basis immediately after the Spin-Off, using the distribution ratio of 2.2241808 shares of our common stock for every one (1) share of Innolog common stock, with fractional shares rounded up to the nearest whole share. The below also includes the voting rights associated with our Series A Preferred Stock, which shares of Series A Preferred Stock can vote in aggregate 3,210,000 voting shares.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants, or other purchase rights.  Shares of common stock subject to options, warrants, or other rights to purchase that are currently exercisable or are exercisable within 60 days (including shares subject to restrictions that lapse within 60 days) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

	Preferred Stock	Common Stock
		Number of Shares				Percent of Voting Shares: Pre- Spin-Off	Percent of Voting Shares Post-Spin-Off
Name of Shareholder		Pre-Spin-Off		Post-Spin-Off		(7)	(1)(7)
Directors and Named Executive Officers:
Fred E. Tannous	-	18,513,973	(2)	18,856,823	(2)(4)	27.15%	23.73%
Bill Glaser	-	12,603,014	(3)	17,644,909	(3)(5)	26.55%	23.08%
Directors and executive officers as a group (2 persons)	-	31,116,987	(2)(3)	36,501,732	(2)(3)	53.70%	46.81%

5% Shareholders
Innolog Holdings Corporation (f/k/a uKarma Corporation)(6)	-	10,558,896		—		—	%

(1)	Presuming sale of the Maximum Offering Amount in the Direct Offering.
(2)	Includes 6,000,000 shares which can be acquired upon exercise of vested options within 60 days.
(3)	Includes 3,000,000 shares which can be acquired upon exercise of vested options within 60 days.
(4)	Includes 342,850 shares beneficially-owned which will be transferred to Mr. Tannous upon effectiveness of the spinoff registration statement.
(5)	Includes 5,041,896 shares beneficially-owned which will be transferred to Mr. Glaser upon effectiveness of the spinoff registration statement.
(6)
The Company is not aware of the current beneficial owner of the shares held by Innolog, provided that subsequent to the Spin-Off the shares held by Innolog will be held by the shareholders of Innolog as of the record date for the Spin-Off.

(7)	Total voting shares includes 3,210,000 shares of the Series A Prefer Stock which votes on an as-converted basis (i.e., on a one-for-one basis with the common stock).

Information Regarding Innolog and the Selling Shareholders

The following table provides information about the actual and potential ownership of shares of our common stock by Innolog and the Selling Shareholders, and the number of such shares included for sale in this Prospectus.

The following information is not determinative of any Selling Shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

The Selling Shareholders and intermediaries through whom the securities are sold may be deemed "underwriters" within the meaning of the Securities Act, with respect to the Resale Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  Except as disclosed in the footnotes below, to the best of our knowledge, none of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Name of Selling Shareholder	Shares Owned by Selling Shareholder Prior to Offering	Percentage of Stock Owned By Selling Shareholder Prior to Offering(1)	Number of Shares of Common Stock Offered Hereby (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Innolog Holdings Corporation	10,558,896	16.54%	10,558,896	0	0.00	%(3)
Adam S. Glatzer(4)	240,000(5)	<1%	240,000	0	0.00	%(6)
Dylan Ade(4)	240,000(5)	<1%	240,000	0	0.00	%(6)
David Lee	240,000(5)	<1%	240,000	0	0.00	%(6)
Scott R. Powell	240,000(5)	<1%	240,000	0	0.00	%(6)
Ronald J. Glatzer	240,000(5)	<1%	240,000	0	0.00	%(6)
Serpentine Ventures, Inc.(7)	240,000(5)	<1%	240,000	0	0.00	%(6)
David Ostrov	240,000(5)	<1%	240,000	0	0.00	%(6)
Shiraz Patel	240,000(5)	<1%	240,000	0	0.00	%(6)
Lawrence Sucharow	240,000(5)	<1%	240,000	0	0.00	%(6)
Michael C. Fox Revocable Trust dated 5/5/05	240,000(5)	<1%	240,000	0	0.00	%(6)
Fernando J. Davila	200,000(5)	<1%	200,000	0	0.00	%(6)
Steven W. Colon	240,000(5)	<1%	240,000	0	0.00	%(6)
Gerald McFadden	2,000,000(5)	3.13%	2,000,000	0	0.00	%(6)
Mark Nelsen	120,000(5)	<1%	120,000	0	0.00	%(6)
Jeffrey Snellenburg	240,000(5)	<1%	240,000	0	0.00	%(6)
Rhoda Kaufman(9)	24,000(5)	<1%	24,000	0	0.00	%(6)
Gianfranco Mattiacci	16,000(5)	<1%	16,000	0	0.00	%(6)
Jeffrey and Jessica Kaufman(9)	60,000(5)	<1%	60,000	0	0.00	%(6)
Amr Diab	970,000(5)	1.52%	970,000	0	0.00	%(6)
Henry Nahmad	160,000(5)	<1%	160,000	0	0.00	%(6)
TOTAL	16,978,896(8)	26.61%	16,978,896	0	0%

(1) Based on 60,245,085 shares of the Company issued and outstanding as of November 1, 2013, including 6,420,000 shares of common stock underlying 3,210,000 shares of Series A Preferred Stock and outstanding warrants to purchase 3,210,000 shares of common stock, which are being offered for resale by the Selling Shareholders, but excluding shares issuable upon exercise of outstanding warrants to purchase 2,480,000 shares of common stock not being registered for resale.
(2) The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.
(3) In connection with the Distribution, Innolog will issue to its shareholders all of the shares of the Company owned by Innolog.
(4) This Selling Shareholder is an associated person of a broker-dealer. The broker-dealer associated person has represented to the Company that such person (a) acquired the securities in the ordinary course of business, and (b) had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their acquisition.
(5) Represents shares of common stock underlying (i) an aggregate of 3,210,000 shares of Series A Preferred Stock and (ii) an aggregate of 3,210,000 shares of common stock underlying the Warrants issued to the Selling Shareholders.
(6) There is no assurance that the Selling Shareholders will sell any or all of the Resale Shares offered hereby.
(7) Mr. Richard S. Einhorn is a principal of Serpentine Ventures, Inc. and has sole voting and dispositive powers with respect to the securities of the Company owned by Serpentine Ventures, Inc. and therefore may be deemed to be a beneficial owner of such securities.
(8) Note we are also registering an additional 105,589 shares (representing 1% of the Distribution Shares) to allow for rounding in connection with the Spin-Off.
(9) To the best of our knowledge, Jeffrey and Jessica Kaufman have no beneficial ownership in the shares held by Rhonda Kaufman and Rhonda Kaufman has no beneficial ownership in the shares held by Jeffrey and Jessica Kaufman.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Involving Innolog Holdings Corp.

On August 9, 2010, pursuant to a Contribution Agreement, uKarma (currently Innolog) transferred its health and wellness business assets and liabilities to the Company when we were named Awesome Living, Inc.  The liabilities related to public company expenses however, such as transfer agent and EDGAR filings, were not transferred to the Company.  In exchange, we issued to uKarma 10,558,896 shares of our common stock, which at the time constituted 100% of our issued and outstanding capital stock.

On August 11, 2010, uKarma, GCC Merger Sub Corp., as uKarma’s wholly-owned Nevada subsidiary (“Merger Sub”), Galen Capital Corporation, a Nevada corporation, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), entered into an Amended and Restated Merger Agreement.  The agreement provided that Innolog Predecessor would be merged with Merger Sub, with Innolog Predecessor surviving the merger as uKarma’s wholly-owned subsidiary.   We, and our operating business formerly known as uKarma, received $525,000 from Innolog Predecessor as consideration for this merger and $12,500 in expenses.  The merger closed on August 18, 2010 and uKarma subsequently changed its name to Innolog Holdings Corporation.

Transactions Involving Company Officers and Directors

On August 16, 2010, we entered into a consulting agreement with Fred E. Tannous, who became an officer and director of the Company on September 13, 2010, pursuant to which Mr. Tannous would provide us consulting services with respect to certain of our business aspects. In exchange for these services, we were to compensate Mr. Tannous with a one-time payment of $40,000, payable in cash or shares of common stock; provided, however, that if we issued shares of common stock, then the value of such shares was required to equal $80,000 when issued. On September 13, 2010, we granted Mr. Tannous 3,200,000 shares of our common stock as compensation under this agreement. The consulting agreement expired on September 15, 2010.

On September 13, 2010, Mr. Tannous became an officer and director of the Company. Pursuant to an employment agreement, he received a signing bonus valued at $50,000 in shares of common stock. We granted Mr. Tannous 2,000,000 shares of our common stock, with a value of $0.025 per share, as compensation under this agreement. We also granted Bill Glaser 5,500,000 shares of common stock in consideration of $137,500 in deferred and accrued compensation.

On March 1, 2011, our Board of Directors approved the issuance of 4,103,014 and 3,313,973 restricted shares of our common stock, with a value of $0.025 per share, to Mr. Glaser and Mr. Tannous, respectively, in consideration for the cancellation of deferred and accrued compensation in the amount of $102,575 and $82,850, respectively, owed by the Company.

On March 15, 2011, our Board of Directors appointed Mr. Tannous, previously Chief Financial Officer, as Chief Executive Officer, and Bill Glaser, previously Chief Executive Officer, as President. We amended the employment agreement with Mr. Tannous to issue him 4,000,000 shares of our restricted common stock, with a value of $0.025 per share, in consideration for engaging in the new role and responsibilities. We also amended the employment agreement with Mr. Glaser and changed his title from Chief Executive Officer to President.

Consulting Arrangement

On November 29, 2012 the Company’s Board of Directors approved and issued a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Consultant Options”) to Will Glaser (no relation to our President, Bill Glaser), a member of the Company’s Board of Advisors (the "Consultant") pursuant to the terms and conditions of a Consulting Agreement dated as of November 29, 2012 (the “Consulting Agreement”) whereby the Consultant agreed to advise the Company with respect to certain matters including but not limited to, attaining notoriety of the Company and its products, assisting with the design of products and other strategic guidance. Under the Consulting Agreement, 300,000 Consultant Options are immediately exercisable as of the effective date of the Consulting Agreement and 150,000 Consultant Options are exercisable every 3 months thereafter, expiring 5 years from the effective date of the Consulting Agreement, unless otherwise accelerated or terminated. In the event the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if the Company effects an initial public offering in which a minimum of $25,000,000 is raised from the sale of its equity securities; then the unvested portion of the Consultant Options shall be immediately accelerated and fully vested.

The Consultant Options have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. The Consultant Options were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Director Independence

Our Board of Directors has determined that it currently has no members who qualify as “independent” as the term is defined by NASDAQ’s Marketplace Rule 5605(a)(2).

PLAN OF DISTRIBUTION

Distribution Shares

This Prospectus covers the distribution of 10,558,896 shares of our common stock owned by Innolog (provided that an additional 105,589 shares of common stock (representing 1% of the Distribution Shares) are also being registered herein to allow for rounding in connection with the Spin-Off). The Distribution will be accomplished upon effectiveness of the Registration Statement of which this Prospectus is a part. The mechanics of the Distribution will be performed by our transfer agent, V Stock Transfer, LLC.

Innolog is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the Distribution. The shareholders of Innolog receiving Distribution Shares may be considered "underwriters" within the meaning of the Securities Act of 1933 in connection with the resale of the Distribution Shares, although as of the date of this Prospectus, no market existed for our shares, and management was not aware of any shareholder who may engage in such transactions as of the date of this Prospectus. We have agreed to pay all fees and expenses incident to the registration of the common stock.

As of August 10, 2010, the shareholders of record of Innolog were the following:

Bill Glaser	Mark Abdou
Cede & Co.	Terry A. Moore
Fred Tannous	Thomas W. Dunwell
Schwartz Holding(1)	Cambridge Funding Group(2)
Robert D. Vance	Julie B. Pronesti
Morrie R. Rubin	John S. Riga
William J. Clauss	Woodland Holding LLC(3)
Curt Kramer	Jeremy L. Roll
Paul J Lohbeck	Paul J. Cammarata
Mark Lindon	Alec Laken
Leonidas Group Holdings(4)
Leonard Panzer	Alicia Macdonald
Maher Khoury	Morris Esquenazi
David Garcia & Cristina Meyer, Joint Tenants	Robert M. Jacobs
Peter Garabedian	Damon Premer
Richardson & Patel LLP(11)	American India Foundation(5)
Erick E. Richardson	William J. Clauss Trustee, William J. Clauss Trust 12/7/77
Caron Partners LP(6)	Brian Cole
Seth Kramer	Robert S. Ellin
Harvey Sussman	Lawrence Isen Trustee, Marketbyte LLC Defined Benefit &Trust
Yoram Eliyahu	RP Capital LLC(7)
Jay C. Palda	Tony Parnell
Scott Panzer	Frank Pearl
Randy Wear	Kevin Trosian
Bruce A. Fredrickson	Lance S. Cassell
Marc B. Rubin	Aaron Nerenberg
Erica Cohn	Lawrence C. Salerno
Daniel Engelman	Marc Sitzer
Michael Cavalier Jr.	Keith E. Jacob Assoc Inc. Pension Plan
Nizan Inbar Usa LLC(8)	Robert J Ravano Trustee, Robert J. Ravano Rev Trust 6/17/97
Robert J. Ravano	William Whitener
TDAmeritrade	Maria R. Thomas
Phil Beron	Ryan Goldstein
Robert J. Samanka	Jason Cavalier
Ellis G. San Jose & Marni Lynn San Jose, Joint Tenants	Victoria Goldstein
Andrew Kline	Alfred Ezekiel
Kevin J. Brown	Abhul Ladha
Holly Brown	Stephen A. Sussman
Mark Scharmann	Peter Abramowicz
Michael Siegel	Addison Adams
Basdai Sookor	Sean Fitzpatrick
Jonathan Roll	Erik Richardson Sr.
Harvey Sussman	Barbara Feldman
Summers Mckay Bruno	Thunderstream LLC(9)
Roar LLC(12)	Igal Feibush
Addison Adams	Ryan Hong
Lisa Momberger	Sylvia Karayan
Spin Shoppe Canvas Media Group, LLC(10)	Kevin Leung
Anthony N. Dare
Jack Farbman & Thelma Farbman, Joint Tenants

(1) Mr. Carl Schwartz is a principal of Schwartz Holding and has sole voting and dispositive powers with respect to the securities of the Company owned by Schwartz Holding and therefore may be deemed to be a beneficial owner of such securities.
(2) Mr. Seth Kramer is a principal of Cambridge Funding Group and has sole voting and dispositive powers with respect to the securities of the Company owned by Cambridge Funding Group and therefore may be deemed to be a beneficial owner of such securities.
(3) Mr. Efrat Nizan is a principal of Woodland Holding LLC and has sole voting and dispositive powers with respect to the securities of the Company owned by Woodland Holding LLC and therefore may be deemed to be a beneficial owner of such securities.
(4) Mr. Dan Garber is a member of Leonidas Group Holdings and has sole voting and dispositive powers with respect to the securities of the Company owned by Leonidas Group Holdings and therefore may be deemed to be a beneficial owner of such securities.
(5) Mr. Nimish Patel is a trustee of the American India Foundation and has sole voting and dispositive powers with respect to the securities of the Company owned by American India Foundation and therefore may be deemed to be a beneficial owner of such securities.
(6) Ms. Carole Levine is a partner of Caron Partners LP and has sole voting and dispositive powers with respect to the securities of the Company owned by Caron Partners LP and therefore may be deemed to be a beneficial owner of such securities.
(7) Mr. Erick Richardson is a managing member of RP Capital LLC and has sole voting and dispositive powers with respect to the securities of the Company owned by RP Capital LLC and therefore may be deemed to be a beneficial owner of such securities.
(8) Mr. Efrat Nizan is a managing member of Nizan Inbar Usa LLC and has sole voting and dispositive powers with respect to the securities of the Company owned by Nizan Inbar Usa LLC and therefore may be deemed to be a beneficial owner of such securities.
(9) Mr. Hansel Tsai is a managing member of Thunderstream LLC and has sole voting and dispositive powers with respect to the securities of the Company owned by Thunderstream LLC and therefore may be deemed to be a beneficial owner of such securities.
(10) Ms. Eileen Colavita is a member of Spin Shoppe Canvas Media Group, LLC and has sole voting and dispositive powers with respect to the securities of the Company owned by Spin Shoppe Canvas Media Group, LLC and therefore may be deemed to be a beneficial owner of such securities.
(11) The beneficial owners of the shares held by Richardson & Patel are Erick Richardson and Nimish Patel.
(12) The beneficial owner of the shares held by Roar LLC is Greg Suess.

Pursuant to SEC rules, all of the shareholders of Innolog named above may be deemed to be underwriters with respect to future resales of the Distribution Shares. Neither the Company nor Innolog is aware of the intentions of any of the Innolog Shareholders named above with respect to any future sales of the Distribution Shares.

For securities held in street name, we recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

On August 9, 2010, pursuant to a Contribution Agreement, uKarma (currently Innolog) transferred its health and wellness business assets and liabilities to the Company when we were named Awesome Living, Inc.  The liabilities related to public company expenses, however, such as transfer agent and EDGAR filings, were not transferred to the Company.  In exchange, we issued to uKarma 10,558,896 shares of our common stock, which at the time constituted 100% of our issued and outstanding capital stock.

On August 11, 2010, uKarma (currently Innolog), GCC Merger Sub Corp., as uKarma’s wholly-owned Nevada subsidiary (“Merger Sub”), Galen Capital Corporation, a Nevada corporation, and Innolog Holdings Corporation, a Nevada corporation (“Innolog Predecessor” and currently known as Innolog Group Corporation), entered into an Amended and Restated Merger Agreement.  The agreement provided that Innolog Predecessor would be merged with Merger Sub, with Innolog Predecessor surviving the merger as uKarma’s wholly-owned subsidiary.   We, and our operating business formerly known as uKarma, received $525,000 from Innolog Predecessor as consideration for this merger and $12,500 in expenses.  The merger closed on August 18, 2010.

Resale Shares

Once the Registration Statement of which this Prospectus is part becomes effective with the SEC, the Resale Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or successors in interest. Such sales may be made on a national securities exchange or the OTC Bulletin Board (or other such market or trading facility), in the over the counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The Resale Shares may be sold by any means permitted under law, including one or more of the following:

●
a block trade in which a broker dealer engaged by the Selling Shareholder will attempt to sell the Resale Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by such broker dealer for its account under this Prospectus;
●	an over the counter distribution in accordance with the rules of the OTC Bulletin Board or OTCQB market (as applicable);
●	ordinary brokerage transactions in which the broker solicits purchasers; and
●	privately negotiated transactions.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

In effecting sales, broker dealers engaged by the Selling Shareholders may arrange for other broker dealers to participate in the resales. In connection with distributions of the Resale Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker dealers. In connection with such transactions, broker dealers may engage in short sales of the Resale Shares covered by this Prospectus in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Resale Shares short and redeliver the Resale Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker dealers which require the delivery to the broker dealer of the Resale Shares, which the broker dealer may resell or otherwise transfer under this Prospectus. The Selling Shareholders may also loan or pledge the Resale Shares registered hereunder to a broker dealer and the broker dealer may sell the shares so loaned or upon a default the broker dealer may effect sales of the pledged shares pursuant to this Prospectus.

Broker dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Such broker dealers and any other participating broker dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

The Company has advised the Selling Shareholders that the anti-manipulation rules under Regulation M of the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates.  In addition, we will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Resale Shares offered hereby.

All costs, expenses and fees in connection with the registration of the Resale Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Resale Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker dealer or agent that participates in transactions involving sales of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We will not receive any proceeds from the sale of the Resale Shares.

The Company has agreed with the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective for the shorter period of either one year or until all of the Resale Shares have been sold by the Selling Shareholders. Trading of any unsold shares after the expiration of such period will be subject to compliance with all applicable securities laws, including Rule 144. The Selling Shareholders are not obligated to sell any or all of the Resale Shares covered by this Prospectus. In order to comply with the securities laws of certain states, the Resale Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Resale Shares may be subject to the notice filing requirements of certain states.

DESCRIPTION OF CAPITAL STOCK

General

The following information describes our capital stock and provisions of our articles of incorporation, our bylaws, and our Certificate of Designation (as defined below), all as in currently effect.  This description is only a summary.  The reader should also refer to our articles of incorporation, bylaws and Certificate of Designation, included as exhibits to the Registration Statement of which this Prospectus is a part.

Our authorized capital stock consists of 200,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000,000 are designated as Series A Convertible Preferred Stock, par value $0.001 per share.

Common Stock

After completion of the Spin-Off, we expect that we will have approximately 60,245,085 shares of our common stock outstanding, held by 175 holders of record. Presuming the Maximum Offering Amount is sold under the Direct Offering we will have approximately 70,245,085 shares of our common stock outstanding.

Voting Rights.  Holders of our common stock are entitled to one vote per share, and generally, a majority of our issued and outstanding shares of common stock is sufficient to authorize action upon all matters submitted for a vote. Directors are elected by a plurality of the votes cast at the annual meeting of the shareholders.

Dividends.  Subject to the preferences applicable to preferred stock outstanding at any time, the holders of shares of common stock are entitled to receive dividends, payable in cash or otherwise, as may be declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefore. We do not anticipate paying any cash dividends in the near future.

Preferred Stock

Pursuant to that certain Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designations") filed with the state of Nevada on November 9, 2012 and amended on October 4, 2013, as discussed below , the Company designated 15,000,000 shares of preferred stock as Series A Preferred Stock. All of the 3,210,000 shares of common stock underlying all of the 3,210,000 outstanding shares of Series A Preferred Stock are being offered for resale under the Resale Prospectus.

Each holder of Series A Preferred Stock has the rights and preferences summarized as follows:

Dividends

The holders of the Series A Preferred Stock will be entitled to receive noncumulative dividends in preference to the holders of common stock at an annual rate of 8% of the purchase price per share of Series A Preferred Stock from legally available funds or, at the Company’s option, in shares of common stock when, as and if declared by the Board of Directors.

Liquidation Preference

In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive, in preference to the holders of common stock, an amount equal to $0.60 per share, plus any declared and unpaid dividends thereon (“Initial Payment”). If the assets of the Company are insufficient to permit the full payment of the Initial Payment, then the assets shall be distributed pro rata among the holders of the Series A Preferred Stock in order to satisfy their preference in full. After the Initial Payment has been made in full, the holders of Series A Preferred Stock and the holders of common stock shall participate ratably on any remaining assets available for distribution. Unless the holders of a majority of the then outstanding Series A Preferred Stock (with any such election binding upon all holders of Series A Preferred Stock) determine otherwise, certain consolidations, mergers and other business combinations involving the Company as well as the sale of all or substantially all of its assets and a transfer of more than fifty (50%) percent of the voting power of the Company will be deemed to be a Liquidation (a “Deemed Liquidation”).

Conversion Rights

Each holder of Series A Preferred Stock will have the right, at the option of the holder at any time, to convert the Series A Preferred Stock into shares of common stock at an initial conversion ratio of one-to-one. The Series A Preferred Stock also previously had automatic conversion rights, such that the shares were to convert into common stock upon the closing of a financing of at least $5 million in gross proceeds in which shares of the Company’s common stock is sold at a price per share of at least $0.60, which was removed in connection with the Preferred Stock Amendment described below.  Subsequent to October 4, 2013, the Company has the right to force the conversion of the Series A Preferred Stock into common stock as discussed below under “Preferred Stock Amendment”.

Anti-Dilution

If at any time the Company issues any equity securities (e.g., common stock or common stock equivalents) at an effective price per share less than the then-applicable per share conversion price of the Series A Preferred Stock, the conversion price of the Series A Preferred Stock will be decreased to such effective price. Such adjustment will be subject to standard anti-dilution exclusions including securities issued to employees or consultants as compensation for services. Proportional anti-dilution protection shall also apply for stock splits, stock dividends and the like.

Voting Rights

The holders of Series A Preferred Stock will vote on an as-if converted, in the option of the holder, basis with the holders of common stock on all matters to be voted on or consented to by our stockholders, except as may otherwise be required by law or pursuant to the protective provisions outlined below.

Protective Provisions

Consent of the holders of at least 66% of the outstanding Series A Preferred Stock voting together as a separate class will be required for any action to (i) effect a sale of all or substantially all of the Company’s assets or enter into any transaction which results in the holders of the Company’s capital stock prior to the transaction owning less than 50% of the voting power of the Company’s capital stock after the transaction, (ii) effect a reclassification or recapitalization of the outstanding capital stock of the Company, (iii) redeem shares of preferred stock or common stock (excluding shares of common stock repurchased from employees, officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment), (iv) effect a liquidation, dissolution, recapitalization or reorganization of the Company or enter into any license that has the same economic effect as a liquidation of the Company, (v) creation (by reclassification or otherwise) or issuance of any new class or series of capital stock with rights, preferences or privileges that are pari passu or senior to the Series A Preferred Stock, or (vi) amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or bylaws to alter or change the rights, preferences or privileges of the Series A Preferred Stock or increase or decrease the number of authorized Series A Preferred Stock.

Preferred Stock Amendment

Effective between August and October 2013, shareholders holding over 66% of the Company’s outstanding Series A Preferred Stock, and effective October 4, 2013, the Board of Directors of the Company, approved the adoption of an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series A Preferred Stock (the “Preferred Stock Amendment”), which Preferred Stock Amendment was filed with and became effective with the Secretary of State of Nevada on October 4, 2013.  The Preferred Stock Amendment removed the automatic conversion right (described above under “Conversion Rights”), and provided the Company the right, in its sole discretion, at any time, to convert all of the outstanding shares of Series A Preferred Stock into common stock of the Company in a ratio of 1.03 shares of common stock for each share of Series A Preferred Stock converted, rounded up to the nearest whole share.  The Company anticipates taking action to convert the Series A Preferred Stock into common stock pursuant to the Company’s right to convert such shares into common stock as provided by the Preferred Stock Amendment subsequent to the date of this prospectus.

Warrants

The Company currently has outstanding five-year redeemable warrant (collectively, the “Warrants”) to purchase an aggregate of 3,210,000 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share.

The Warrants are exercisable at any time before November 9, 2017 at an exercise price of $0.50 per share, subject to adjustment, with cashless exercise commencing in the event this Registration Statement covering the registration of the Resale Shares is not in effect within six (6) months of December 31, 2012 until such time as such an effective registration statement is in place. The Warrants shall have weighted-average anti-dilution protection and proportional anti-dilution protection shall also apply for stock splits, stock dividends and the like. The Warrants do not confer any voting rights or any other rights as a Company stockholder. The Warrants will be redeemable by the Company for nominal consideration during the time this Registration Statement covering the registration of the Resale Shares is effective, provided that certain minimum per share trading prices and volume conditions are attained.

The Company also has outstanding five-year redeemable warrants (collectively, the “2013 Warrants”) to purchase an aggregate of 4,092,500 shares of the Company’s common stock, exercisable at an exercise price of $0.50 per share. The 2013 Warrants are exercisable at any time before the five year anniversary of each 2013 Warrant’s issue date at an exercise price of $0.50 per share, subject to adjustment. The 2013 Warrants do not confer any voting rights or any other rights as a Company stockholder.

Registration Rights

The Company was required to file a registration statement within 60 days of the final closing date (the “Filing Date”) registering the shares of common stock issuable upon conversion of the Series A Preferred Stock shares and exercise of the Warrants and use its best efforts to have the registration statement declared effective by the earlier of 5 days after notice by the SEC that it may be declared effective or 150 days from the Filing Date. If the registration statement is not filed on a timely basis or is not declared effective by the SEC for any reason on a timely basis, the Company will be required to pay each Investor monthly liquidated damages equal to 1.0% of the investment amount subscribed for by such Investor (capped at 12%) until the registration statement is filed or declared effective, as the case may be. The Company shall maintain the effectiveness of the registration statement for a one year period from effectiveness or earlier if all shares covered by the registration statement have been sold.

In connection with the issuance of the 3,210,000 outstanding shares of the Company’s Series A Preferred Stock, the final closing date of which occurred on December 31, 2012, the Company currently owes an aggregate of approximately $47,000 in penalty fees to holders of the outstanding Series A Preferred Stock in connection with the late filing of the registration statement of which this Prospectus is a part.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to designate and issue up to an additional 35,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Provisions of our certificate of incorporation and bylaws and of Delaware law could make the following more difficult:

●	an acquisition of us by means of a tender offer;

●	an acquisition of us by means of a proxy contest or otherwise, or

●	a removal of our incumbent officers and directors.

These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Exclusive Right to Fix Size of Board of Directors and to Fill Vacancies

Our Bylaws provide that the number of directors comprising our board shall not be less than one or more than nine. Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in directorships resulting from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board. The business to be conducted at a meeting will be limited to business properly brought before the meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of that stockholder’s intention to bring such business before such meeting.

No Cumulative Voting

Our Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization in our Articles of Incorporation of undesignated preferred stock makes it possible for our board of directors to issue shares of our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provisions in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article 5 of our Bylaws provides:

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

●
No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

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The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

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Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

●
Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Charter Provisions and Other Arrangements of the Registrant

Our articles of incorporation and bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the NRS.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officer and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

The Company’s registered independent public accounting firm is Gumbiner Savett Inc. (“Gumbiner Savett”).  Gumbiner Savett has performed the audits of our financial statements for the fiscal years ended December 31, 2012 and 2011. There have been no disagreements with Gumbiner Savett on any accounting or financial disclosure issues, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

[__________________], with an office at [__________________], will pass upon the validity of the shares of common stock offered by this Prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2012 and 2011 included in this Prospectus and elswhere in the registration statement were audited by Gumbiner Savett Inc., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern as described in Note 3 to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our company or any of our parents or subsidiaries.  Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

 [THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS [_____], 2013

OverNear, Inc.

17,084,485 shares of common stock

 [THE FINANCIAL STATEMENTS FOLLOW.
THE FINANCIAL STATEMENTS BELOW WILL BE INCLUDED AT THE END OF BOTH THE DIRECT OFFERING PROSPECTUS AND RESALE PROSPECTUS, BUT HAVE ONLY BEEN INCLUDED ONE TIME IN THE REGISTRATION STATEMENT AS TO NOT BE UNNECESSARILY DUPLICATIVE.]

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

Unaudited Interim Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

OverNear, Inc.

We have audited the accompanying balance sheets of OverNear, Inc. (the “Company”) as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2012, and for the period from inception (July 22, 2010) to December 31, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012, and for the period from inception (July 22, 2010) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 3 to the financial statements, the Company has incurred substantial losses from operations and the Company may not have sufficient working capital or outside financing available to meet its planned operating activities over the next twelve months.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GUMBINER SAVETT INC.

GUMBINER SAVETT INC.

Santa Monica, California

April 15, 2013

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,
ASSETS	2012	2011
Current Assets
Cash	$150,159	$181,995
Prepaid expenses	14,387	51,975
Total Current Assets	164,546	233,970

Furniture and equipment, net	20,238	11,993

Software development in progress	499,089	133,068

Other assets	53,510	3,145

TOTAL ASSETS	$737,383	$382,176

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$342,154	$265,398
Accrued expenses	79,672	138,359
Current portion of legal settlement payable	75,000	75,000
Total Current Liabilities	496,826	478,757

Long-term portion of legal settlement payable	75,000	150,000

Total Liabilities	571,826	628,757
Commitments

Stockholders' Equity (Deficit)
Common stock, $0.001 par value; 150,000,000 shares authorized; 53,733,208 and 46,619,962 shares issued and outstanding at December 31, 2012 and 2011, respectively	53,733	46,620
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,210,000 and none Series A convertible preferred shares issued and outstanding at December 31, 2012 and 2011, respectively	3,210	-
Paid-in capital	4,166,548	1,847,339
Series A convertible preferred stock subscriptions receivable	(152,500)	-
Accumulated deficit in the development stage	(3,905,434)	(2,140,540)
Total Stockholders' Equity (Deficit)	165,557	(246,581)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$737,383	$382,176

The accompanying notes are an integral part of these financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended December 31,		For the Period from Inception (July 22, 2010) to December 31,
	2012	2011	2012

Sales	$-	$-	$89

Cost of Sales	-	-	17

Gross Profit	-	-	72

Selling, General and Administrative Expenses	1,773,099	1,362,450	3,999,892

Impairment of production costs, prepaid royalties and inventory	-	110,992	110,992

Operating Loss	(1,773,099)	(1,473,442)	4,110,812

Other Income (Expense)
Interest	(1,842)	(8,454)	(14,764)
Gain on Forgiveness of Debt	10,847	237,895	248,742
Other	-	-	(27,000)
Total Other Income (Expense)	9,005	229,441	206,978

Loss before Income Taxes	(1,764,094)	(1,244,001)	(3,903,834)

Provision for Income Taxes	800	800	1,600

Net Loss	$(1,764,894)	$(1,244,801)	$(3,905,434)

Loss Per Share-Basic and Diluted	$(0.03)	$(0.03)	$(0.10)

Weighted Average Number of Shares	51,660,735	36,278,475	38,990,506

The accompanying notes are an integral part of these financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) For the Period from Inception (July 22, 2010) to December 31, 2012

	Preferred Stock		Common Stock		Paid-in	Accumulated Deficit in the Development	Series A Convertible Preferred Stock Subscription	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	(Deficit)

Excess of liabilities assumed over assets transferred from uKarma	-	$-	-	$-	$(169,194)	$-	$-	$(169,194)
Issuance of common stock to uKarma	-	-	10,558,896	10,559	-	-	-	10,559
Additional capital contributed	-	-	-	-	27,000	-	-	27,000
Stock based compensation	-	-	-	-	105,000	-	-	105,000
Issuance of common stock for services	-	-	10,700,000	10,700	256,800	-	-	267,500
Net loss	-	-	-	-	-	(895,739)	-	(895,739)
Balance at December 31, 2010	-	-	21,258,896	21,259	219,606	(895,739)	-	(654,874)
Private placement of common stock	-	-	10,100,000	10,100	784,375	-	-	794,475
Fair value of warrants issued in connection with private placement	-	-	-	-	176,525	-	-	176,525
Fair value of warrants issued in connection with software development	-	-	-	-	24,923	-	-	24,923
Issuance of common stock in lieu of officer compensation		-	4,000,000	4,000	96,000	-	-	100,000
Issuance of common stock for professional services	-	-	2,438,747	2,439	105,905	-	-	108,344
Issuance of common stock in lieu of settlement of accounts payable	-	-	1,405,332	1,405	51,997	-	-	53,402
Issuance of common stock in lieu of officers deferred compensation	-	-	7,416,987	7,417	178,008	-	-	185,425
Stock based compensation	-	-	-	-	210,000	-	-	210,000
Net Loss	-	-	-	-	-	(1,244,801)	-	(1,244,801)
Balance at December 31, 2011	-	-	46,619,962	46,620	1,847,339	(2,140,540)	-	(246,581)
Private placement of common stock	-	-	5,588,000	5,588	855,514	-	-	861,102
Fair value of warrants issued in connection with private placement of common stock	-	-	-	-	160,898	-	-	160,898
Private placement of Series A convertible preferred stock	3,210,000	3,210	-	-	654,625	-	-	657,835
Fair value of warrants issued in connection with private placement of Series A convertible preferred stock	-	-	-	-	135,141	-	-	135,141
Fair value of warrants issued to placement agent in connection with private placement of Series A convertible preferred stock	-	-	-	-	9,524	-	-	9,524
Subscriptions receivable Series A convertible preferred stock	-	-	-	-	-	-	(152,500)	(152,500)
Offering cost – Series A convertible preferred stock	-	-	-		(82,100)	-		(82,100)
Issuance of common stock for consulting services	-	-	1,485,246	1,485	313,325	-	-	314,810
Fair value of warrants issued in connection with consulting services	-	-	-	-	5,825	-	-	5,825
Fair value of warrants issued in connection with software development agreement	-	-	-	-	2,272	-	-	2,272
Issuance of common stock in payment of settlement of accounts payable	-	-	40,000	40	3,960	-	-	4,000
Stock based compensation	-	-	-	-	260,225	-	-	260,225
Net Loss	-	-	-	-	-	(1,764,894)	-	(1,764,894)
Balance at December 31, 2012	3,210,000	$3,210	53,733,208	$53,733	$4,166,548	$(3,905,434)	$(152,500)	$165,557

The accompanying notes are an integral part of these financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31,		For the Period from Inception (July 22, 2010) to December 31,
Cash Flow from Operating Activities:	2012	2011	2012
Net loss	$(1,764,894)	$(1,244,801)	$(3,905,434)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	6,274	4,377	12,241
Amortization of production costs	-	123,817	172,268
Issuance of common stock for consulting services	314,810	68,969	513,779
Issuance of stock warrants for consulting services	5,825	-	5,825
Issuance of stock in lieu of officer compensation	-	100,000	100,000
Stock based compensation	260,225	210,000	575,225
Gain on forgiveness of debt	(10,847)	(237,895)	(248,742)
Impairment of production costs, prepaid royalties and inventory	-	110,992	110,992
(Increase) Decrease in operating assets:
Prepaid expenses	37,587	(12,600)	59,815
Deposit	(2,107)	(1,650)	(3,757)
Increase (Decrease) in operating liabilities:
Legal settlement payable	(75,000)	(50,000)	150,000
Accounts payable	87,603	(16,519)	190,368
Accrued expenses	(58,687)	287,863	366,805
Net Cash used in Operating Activities	(1,199,211)	(657,447)	(1,900,615)

Cash Flows from Investing Activities:
Due to stockholder	-	(125)	-
Purchase of furniture and equipment	(14,519)	(3,487)	(17,349)
Software development in progress	(363,749)	(108,145)	(471,894)
Cash acquired from uKarma	-	-	6,476
Acquisition of patents and trademark	(44,257)	(1,300)	(45,557)
Net Cash Used in Investing Activities	(422,525)	(113,057)	(528,324)

Cash Flow from Financing Activities:
Repayment of notes payable, unrelated parties	-	(8,802)	(8,802)
Repayments of notes payable, stockholder	-	(10,099)	-
Additional capital contributed	-	-	27,000
Proceeds from private placement of common stock	1,022,000	971,000	1,993,000
Proceeds from private placement of Series A convertible preferred stock, net of offering costs	567,900	-	567,900
Net Cash Provided by Financing Activities	1,589,900	952,099	2,579,098

Net (Decrease) Increase in Cash	(31,836)	181,595	150,159

Cash Balance at Beginning of Period	181,995	400	-

Cash Balance at End of Period	$150,159	$181,995	$150,159

Supplemental Disclosures:
Interest Paid	$1,842	$9,335	$15,645
Taxes Paid	$1,600	$-	$2,400
		(Continued)

The accompanying notes are an integral part of these financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

Non cash activities from inception (July 22, 2010) to December 31, 2010:

On August 9, 2010, OverNear, Inc. acquired all of the assets and assumed the liabilities of uKarma Corporation, the predecessor entity.  The acquired assets and liabilities, and purchase consideration paid were as follows:

Assets and liabilities acquired:

Cash	$6,476
Prepayment and other assets	92,320
Inventory	18,108
Property and equipment, net	15,131
Production costs, net	207,854
Accounts payable and accrued expenses	(489,963)
Notes payable	(8,561)
$(158,635)

Purchase consideration

Common stock issued by OverNear, Inc.	$10,559
Excess of liabilities over assets acquired charged to paid-in capital	(169,194)
$(158,635)

During the period from inception (July 22, 2010) through December 31, 2010, OverNear, Inc. issued 5,500,000 shares of its common stock to its CEO in lieu of accrued compensation in the amount of $137,500.

Non cash activities for the year ended December 31, 2011:

The Company issued 1,405,332 shares of its common stock valued at $53,402 in payment of settlement of accounts payable.

The Company issued 7,416,987 shares to its officers valued at $185,425 in payment of settlement of deferred compensation.

The Company issued 276,000 warrants valued at $24,923 in connection with software development.

The Company issued 1,050,000 shares of its common stock valued at $52,500 in payment of consulting services.

Non cash activities for the year ended December 31, 2012:

The Company issued 40,000 shares of its common stock valued at $4,000 in payment of settlement of accounts payable.

The Company issued warrants to purchase 125,000 shares of its common stock valued at $2,272 in connection with software development.

The accompanying notes are an integral part of these financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

OverNear, Inc. (“the Company”) was incorporated on July 22, 2010 in the State of Nevada as Awesome Living, Inc. On June 20, 2011, the name of the corporation was changed to be OverNear, Inc. The Company’s headquarters are located in Beverly Hills, California.

The Company is in the process of developing and marketing a location-based social networking and mobile advertising platform, a beta version of which was released for use by the general public in January 2013.

On August 9, 2010, the Company entered into a Contribution Agreement (“the Agreement”) with uKarma Corporation (“uKarma”) to acquire all of the assets and assume liabilities of uKarma. Pursuant to the terms of the Agreement, the Company issued 10,558,896 shares of its common stock at par value to uKarma as consideration for the acquired assets and assumed liabilities. Upon transfer of the assets and liabilities, the Company continued uKarma’s operations.

The Company’s predecessor business developed and marketed a proprietary branded fitness DVD series that targets individuals who seek to enrich their physical, spiritual, and mental wellness. Through infomercials and other marketing initiatives, the predecessor launched its products. The Company plans to monetize the fitness DVD series assets by either selling or licensing the intellectual property and associated products. However, the Company is not certain about achieving success in this line of business.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise. The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915, “Development Stage Entities”. The Company is devoting substantially all of its present efforts to design and develop a location-based social networking and mobile advertising platform and its planned principal operations have not yet commenced.  The Company has not generated any significant revenues from operations and has no assurance of any future revenues. All losses accumulated since July 22, 2010, have been considered as part of the Company’s development stage activities.

Use of Estimates: The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results could differ from these estimates.

Revenue Recognition: The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. There was no revenue during each of the years ended December 31, 2012 and 2011.

Furniture and Equipment: Furniture and equipment are stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 7 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software Development Costs: Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated. Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product. As of December 31, 2012 and 2011, the Company had capitalized software development costs of $499,089 and $133,068, respectively, for the development of a location-based social networking mobile application.

Impairment of long-lived assets: The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. Due to the uncertainty regarding the Company’s ability to monetize the fitness DVD series inherited from its former parent uKarma, management determined that the related remaining production costs, prepaid royalties, and inventory were impaired and recorded an impairment loss of $110,992 for the year ended December 31, 2011. There was no impairment loss during the year ended December 31, 2012.

Patents and trademark: Patents and trademarks are recorded at cost. Amortization is computed using the straight-line method over the estimated useful lives of the assets once they are awarded. Patents have not yet been awarded.

Fair value of financial instruments: All financial instruments are carried at amounts that approximate estimated fair value.

Income Taxes: The Company applies Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Taxes” (“FASB ASC 740”).  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. At December 31, 2012 and 2011, the Company has established a full reserve against all deferred tax assets.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Net Loss Per Share: The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation: The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. Generally, all options granted expire ten years from the date of grant. Compensation expense in the amount of $260,225, $210,000 and $575,225, related to stock option grants were recognized for each of the years ended December 31, 2012 and 2011, and for the period from inception (July 22, 2010) to December 31, 2012, respectively.

The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees.” FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

New Accounting Pronouncements: Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on the financial statements.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

Management of the Company is actively seeking financing to continue the development of its location-based mobile platform and market its product and service. The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangements and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The report from the Company’s independent registered public accounting firm states that there is substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following:

	December 31,
	2012	2011
Consulting and Professional Fees	$14,387	$45,375
Rent and Other	-	6,600
Total Prepaid Expenses	$14,387	$51,975

NOTE 5 – FURNITURE AND EQUIPMENT

Furniture and Equipment consisted of the following:

	December 31,
	2012	2011
Furniture and Equipment	$32,479	$17,960
Accumulated Depreciation	(12,241)	(5,967)
Furniture and Equipment, net	$20,238	$11,993

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31,
	2012	2011
Accrued Salaries and related expenses	$47,519	$125,801
Accrued Income Tax	1,600	2,400
Accrued Professional Fees	30,553	10,158
Total Accrued Liabilities	$79,672	$138,359

NOTE 7 – SETTLEMENT PAYABLE

In November 2011, the Company settled a legal dispute for the total amount of $275,000, of which $50,000 was paid on December 15, 2011 with the remainder payable in monthly installments of $6,250 through December 7, 2014.

Total settlement payable, as of December 31, 2012	$150,000

Current portion of settlement payable	75,000

Settlement payable, net of current portion	$75,000

The following schedule represents maturities of the settlement payable for the years ending December 31,

2013	$75,000
2014	75,000

$150,000

NOTE 8 – PROVISION FOR INCOME TAXES

Income taxes (benefit) consisted of the following:

	Year Ended December 31,
	2012	2011
Current:
Federal	$-	$-
State	800	800
Deferred:
Federal	(477,000)	(221,000)
State	(136,000)	(94,000)

	(613,000)	(315,000)
Valuation allowance	613,000	315,000

	-	-
	$800	$800

Income taxes are disproportionate to income due to net operating loss carryforwards, which are fully reserved. As of the balance sheet date, the Company has federal and state net operating loss carryforwards of approximately $3,500,000 each, which will begin to expire in 2032 and 2022, respectively.  The tax benefit of such net operating losses is recorded as an asset to the extent management assesses the utilization of such net operating losses to be more likely than not.  Based upon the Company’s short term historical operating performance, the Company has established a valuation allowance for any income tax benefit recorded for its net operating loss carryforwards.

The following is a summary of the significant components of the Company’s net deferred income tax assets and liabilities as of December 31, 2012 and 2011:

	Year Ended December 31,
	2012	2011
Current deferred income tax assets:
Accrued officers’ salaries	$8,000	$48,000
Other	11,000	8,000
Less valuation allowance	(19,000)	(56,000)

Net current deferred tax assets	$-	$-

Non-current deferred income tax assets and liabilities:
Net operating loss carryforwards	$1,398,000	$628,000
Stock based compensation	20,000	-
Other	7,000	-
Accumulated depreciation of furniture and equipment	(201,000)	(54,000)
Less valuation allowance	(1,224,000)	(574,000)

Net non-current deferred tax assets	$-	$-

NOTE 8 – PROVISION FOR INCOME TAXES (continued)

The Company has applied the provision of FASB ASC 740, “Income Tax” which clarifies the accounting for uncertainty in tax positions. FASB ASC 740 requires the recognition of the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position.  At December 31, 2012 and 2011, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in interest expense and operating expenses, respectively. As of December 31, 2012 and 2011, the Company has no accrued interest and penalties related to uncertain tax positions.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction.  The Company currently is not under examination by any tax authority.

The reconciliation between the statutory income tax rate and the effective tax rate is as follows:

Statutory federal income tax rate	(34.0)%
States taxes	(5.8)
Stock based compensation	4.7
Other	0.4
Valuation reserve for income taxes	34.7
-%

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock

During the year ended December 31, 2012, stockholders’ equity consisted of the following transactions: (1) the issuance to an investor in a private placement, in consideration of $250,000, of an aggregate 2,500,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.10 per unit, (2) the issuance to investors in a private placement, in consideration of $772,000, of an aggregate 3,088,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.25 per unit, (3) the issuance of warrants to purchase 5,588,000 shares of the Company’s common stock in connection with the private placement, the fair value of which was determined to be $160,898, (4) the issuance of an aggregate 1,485,246 shares of the Company’s common stock with a value of $314,810 for consulting services, (5) the issuance of 40,000 shares of the Company’s common stock with a value of $4,000 in payment of settlement of accounts payable, (6) the issuance of 700,000 warrants with a value of $5,825 for consulting services for the year ended December 31, 2012, (7) the issuance of 125,000 warrants with a value of $2,272 for software development during the year ended December 31, 2012.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock may be issued in one or more series and the first series consisted of 18,000,000 shares and is designated as series A convertible preferred stock (“Series A Preferred Stock”). There were no other designated series of preferred stock as of December 31, 2012.

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

The holders of Series A Preferred Stock are entitled to receive, if, when and as declared by the Board, dividends at an annual rate of 8% of the original purchase price of Series A Preferred Stock. No dividends were declared for the year ended December 31, 2012.

In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive the amount of $0.50 per share.

Each share of Series A Preferred Stock is convertible at the option of the holder at any time after the date of issuance into equal number of shares of common stock.

Each share of Series A Preferred Stock issued and outstanding is entitled to the number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock could be converted.

During the year ended December 31, 2012, the Company issued 26.75 units of Series A Preferred Stock at $30,000 per unit. Each unit consists of (1) 120,000 shares of Series A Preferred Stock, and (2) warrants to purchase 120,000 shares of Company’s common stock at an exercise price of $0.50 with immediate vesting and 5 years to exercise.  Total consideration from issuance of units amounted to $802,500, of which $152,500 was receivable at December 31, 2012 and is presented as an offset to equity in the accompanying balance sheet. The Company issued warrants to purchase 3,210,000 shares of the Company’s common stock in conjunction with the sale of units and the fair value of the warrants was determined to be $135,141.

In connection with the sale of units, the Company issued warrants to its placement agent to purchase 156,000 shares of Company’s common stock.  The fair value of warrants was determined to be $9,524.

In connection with the sale of units, the Company incurred offering cost of $82,100.

NOTE 10 – NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	December 31,		For the Period from Inception (July 22, 2010) to December 31,
	2012	2011	2012
Numerator:
Net Loss	$(1,764,894)	$(1,244,801)	$(3,905,434)
Denominator:
Weighted Average of Common Shares	51,660,735	36,278,475	38,990,506

Basic and Diluted Net Loss per Share	$(0.03)	$(0.03)	$(0.10)

There were no dilutive securities as of December 31, 2012 and 2011.

There were 36,705,000, 24,826,000 and 36,705,000 warrants and stock options that were excluded from the calculation of diluted net loss per share for the years ended December 31, 2012 and 2011, and for the period from inception (July 22, 2010) to December 31, 2012, respectively, because they were anti-dilutive.

NOTE 11 – 2010 STOCK OPTION PLAN

During 2010, the Board of Directors approved and adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. It is the policy of the Company to issue new shares for stock options exercised, rather than issue treasury shares. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company and any such increase cannot be made until the fully-diluted shares of common stock outstanding exceeds 100,000,000 shares.

On November 29, 2012, the Company entered into a consulting agreement and in consideration of the consulting services, the Company agreed to grant the consultant a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at the exercise price of $0.10 per share. The option shall become exercisable at the rate of 300,000 shares upon execution of the agreement and 150,000 shares every three months, commencing on the date of the agreement. The options were valued at $301,350 using the Black-Scholes option pricing model. Amount of $50,225 relating to these options was expensed during the year ended December 31, 2012.

The assumptions used in the Black-Scholes model are as follows:

For the year ended December 31, 2012
Risk-free interest rate	0.42%
Expected dividend yield	0%
Expected lives	3.5 years
Expected volatility	70%

A summary of the status of stock options issued by the Company as of December 31, 2012 is presented in the following table:

	For the year ended 2012		For the year ended 2011
	Number of	Average	Number of	Average
	Shares	Price	Shares	Price
Outstanding at the beginning of year	15,000,000	$0.025	-	N/A
Granted	2,100,000	$0.1	15,000,000	$0.025
Exercised/Expired/Cancelled	-	N/A	-	N/A
Outstanding at the end of period	17,100,000	$0.034	15,000,000	$0.025

Exercisable at the end of period	7,800,000	$0.028	1,500,000	$0.025

NOTE 11 – 2010 STOCK OPTION PLAN (Continued)

The following table sets forth additional information about stock options outstanding at December 31, 2012:

Weighted
		Average	Weighted
Range of		Remaining	Average
Exercise	Options	Contractual	Exercise	Options
Prices	Outstanding	Life	Price	Exercisable
$ 0.025 - 0.1	17,100,000	7.32	$0.034	7,800,000

As of December 31, 2012, there was $776,125 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.55 years.

NOTE 12 – STOCK WARRANTS

During the year ended December 31, 2012, (1) the Company issued stock purchase warrants to investors in private placements for the right to purchase 2,500,000, 3,210,000 and 3,088,000 shares of the Company’s common stock at $0.25, $0.50 and $0.75 per share, respectively. The warrants vest immediately and have a term of five years from the date the warrants were issued. The warrants were valued at $46,000, $135,141 and $114,898, respectively using the Black-Scholes option pricing model.

On March 20, 2012, the Company entered into a consulting agreement pursuant to which a warrant to purchase 200,000 shares of the Company’s common stock at $0.25 per share were issued. The warrant has a cashless exercise feature and vest as follows: (a) 25,000 shares after six months after the date of the agreement, (b) 100,000 shares after twelve months after the date of the agreement, and (c) 75,000 shares eighteen months after the date of the agreement. The warrants were valued at $18,840 using the Black-Scholes option pricing model. Amount of $2,878 relating to these warrants was expensed during the year ended December 31, 2012.

On November 1, 2012, the Company entered into a consulting agreement pursuant to which a warrant to purchase 500,000 shares of the Company’s common stock at $0.25 per share were issued. The warrant has a cashless exercise feature and vests as follows: (a) 50,000 shares three months after the date of the agreement, (b) 50,000 shares six months after the date of the agreement, (c) 100,000 shares nine months after the date of the agreement, and (d) 300,000 shares twelve months after the date of the agreement. The warrants were valued at $44,200 using the Black-Scholes option pricing model.  The amount of $2,947 relating to these warrants was expensed during the year ended December 31, 2012.

On August 6, 2012, the Company entered into a placement agency agreement and agreed to grant warrants to the placement agent at each closing of the offering. During the year ended December 31, 2012, the Company granted stock purchase warrants to the placement agency for the right to purchase 156,000 shares of the Company’s common stock at exercise prices ranging from $0.25 to $0.50. The warrants vest immediately and have a term of five years from the date the warrants were issued. The warrants were valued at $9,524 using the Black-Scholes option pricing model.

NOTE 12 – 2010 STOCK WARRANTS (continued)

On October 15, 2012, the Company entered into a software development agreement pursuant to which a warrant to purchase 125,000 shares of Company’s common stock at $0.30 issued.  The warrant has a cashless exercise feature and vests as follows: (a) 70,000 shares six months after the date of the agreement, and (b) 55,000 shares twelve months after the date of the agreement. The warrants were valued at $9,738 using the Black-Scholes option pricing model, of this amount $2,272 has become capitalized as software development cost during the year ended December 31, 2012.

The assumptions used in the Black-Scholes option pricing model are as follows:

For the year ended
December 31, 2012
Risk-free interest rate	0.27 - 0.73%
Expected dividend yield	0%
Expected lives	2.5 - 3.35 years
Expected volatility	70%

Warrants to purchase 19,605,000 shares of the Company’s common stock with exercise prices ranging from $0.10 to $0.75 were outstanding as of December 31, 2012.

NOTE 13 – EMPLOYMENT AGREEMENTS

On August 3, 2010, the Company entered into a 5-year (“Term”) agreement with Bill Glaser for his services as Chief Executive Officer.  The agreement was amended on March 15, 2011 to change his title from Chief Executive Officer to President.  Per the amendment to the agreement dated August 8, 2010, Mr. Glaser is compensated with an annual salary of $180,000. Mr. Glaser’s annual salary will increase to $250,000 in the event that either (i) OverNear raises an aggregate $5,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $5,000,000 in cumulative gross revenues. The annual salary will increase to $360,000 in the event that either (i) OverNear raises an aggregate $10,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $10,000,000 in cumulative gross revenues. Mr. Glaser will receive a bonus of 5% of OverNear’s adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA). His agreement also provides for options to purchase 5,000,000 shares of common stock under the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 2,500,000 shares became exercisable on December 31, 2012 and the remainder of which will become exercisable on the following schedule: 500,000 shares at the end of each subsequent six (6) month period. The options expire 10 years after grant.

In the event of a change of control of OverNear prior to the one (1) month anniversary of Mr. Glaser’s termination, Mr. Glaser will be due the greater of (i) the remainder of his annual salary during the Term or (ii) $250,000. All unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to OverNear on a per share basis less the exercise price of the stock option, the value of which is multiplied to the number of options held by Mr. Glaser. In the event of Mr. Glaser’s termination without cause by OverNear, Mr. Glaser will be paid the lesser of (i) the remainder of his annual salary during the Term or (ii) one (1) year’s salary, and all stock options held by Mr. Glaser under the Plan will immediately vest in full and remain outstanding and exercisable until ten (10) years from the grant date.

NOTE 13 – EMPLOYMENT AGREEMENTS (continued)

On September 13, 2010, the Company entered into a 5-year (“Term”) agreement with Fred E. Tannous for his services as Chief Financial Officer. The agreement was amended on March 15, 2011 to add the additional title of Chief Executive Officer.  Per the amendment to the agreement dated August 8, 2010, Mr. Tannous is compensated with an annual salary of $180,000. Mr. Tannous’ annual salary will increase to $250,000 in the event that either (i) OverNear raises an aggregate $5,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $5,000,000 in cumulative gross revenues. The annual salary will increase to $360,000 in the event that either (i) OverNear raises an aggregate $10,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $10,000,000 in cumulative gross revenues.

As a signing bonus, Mr. Fred Tannous was issued shares of OverNear’s common stock valued at $50,000. Mr. Fred Tannous will also receive a bonus of 5% of OverNear’s adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA). His agreement also provides for options to purchase 10,000,000 shares of common stock under the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 1,000,000 shares became exercisable on December 31, 2010 and the remainder of which will become exercisable on the following schedule: 1,000,000 shares at the end of each subsequent six (6) month period. The options expire 10 years after grant.

In the event of a change of control of OverNear prior to the one (1) month anniversary of Mr. Tannous’ termination, Mr. Tannous will be due the greater of (i) the remainder of his annual salary during the Term or (ii) $250,000. All unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to OverNear on a per share basis less the exercise price of the stock option, the value of which is multiplied to the number of options held by Mr. Tannous.

In the event of Mr. Tannous’ termination without cause by OverNear, Mr. Tannous will be paid the lesser of (i) the remainder of his annual salary during the Term or (ii) one (1) year’s salary, and all stock options held by Mr. Tannous under the Plan will immediately vest in full and remain outstanding and exercisable until ten (10) years from the grant date.

The following table summarizes the Company's minimum obligations in the event of no early termination under employment agreements as of December 31:

2013	$360,000
2014	360,000
2015	360,000
2016	75,000

$1,155,000

NOTE 14 – LEASE COMMITMENTS

The Company leases its office facility on a month-to-month basis and under a lease agreement from an unrelated party pursuant to the lease agreement expiring on October 31, 2013. The Company’s rent expense for the years ended December 31, 2012, and 2011, and the period from inception (July 22, 2010) to December 31, 2012, was approximately $41,000, $3,000, and $45,000, respectively.

The Company’s lease obligation under the lease as of December 31, 2012 amount to $19,800.

NOTE 15 – GAIN ON FORGIVENESS OF DEBT

The Company has entered into arrangements with various professional service providers for amounts less than the liability recorded in accounts payable.  As a result of these transactions, the Company recorded gain on forgiveness of debt of $10,847, $237,895 and $248,742 for the years ended December 31, 2012 and 2011, and the period from inception (July 22, 2012) to December 31, 2012, respectively.

NOTE 16 – SUBSEQUENT EVENTS

During the first quarter of 2013, the Company commenced a private placement offering of its equity securities for the sale of units consisting of common stock and warrants which have a value of $25,000 per unit for an amount up to $2,500,000.  Each unit consists of (1) 100,000 shares of common stock and, (2) warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share with immediate vesting and 5 years to exercise.  As of April 15, 2013, the Company has sold 12 units for proceeds of $300,000.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current Assets:
Cash	$147,851	$150,159
Prepaid expenses	105,482	14,387
Total Current Assets	253,333	164,546

Furniture and equipment, net	27,005	20,238

Software development in progress	710,200	499,089

Other assets	101,972	53,510

TOTAL ASSETS	$1,092,510	$737,383

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$186,803	$342,154
Accrued expenses	100,027	79,672
Current portion of legal settlement payable	75,000	75,000
Total Current Liabilities	361,830	496,826

Legal settlement payable, net of current portion	31,250	75,000

Total Liabilities	393,080	571,826

Stockholders' Equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 59,504,100 and 53,733,208 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	59,504	53,733
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,210,000 Series A convertible preferred shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	3,210	3,210
Paid-in capital	5,678,963	4,166,548
Stock subscriptions receivable	(100,000)	(152,500)
Accumulated deficit in the development stage	(4,942,247)	(3,905,434)
Total Stockholders' Equity	699,430	165,557

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,092,510	$737,383

The accompanying notes are an integral part of these condensed financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,		For the Period from Inception (July 22, 2010) to
	2013	2012	2013	2012	June 30, 2013

Sales	$-	$-	$-	$-	$89

Cost of Sales	-	-	-	-	17
Gross Profit		-	-	-	72

Selling, General and Administrative Expenses	598,250	400,225	989,674	762,639	4,989,566
Impairment of production costs, prepaid royalties and inventory	-	-	-	-	110,992

Operating Loss	(598,250)	(400,225)	(989,674)	(762,639)	(5,100,486)

Other Income (Expense):
Gain (Loss) on Settlement and write-off of Accounts Payable	22,541	-	(45,903)	-	(45,903)
Interest Expense	(174)	(353)	(436)	(1,154)	(15,200)
Gain on Forgiveness of Debt	-	-	-	-	248,742
Other	-	-	-	-	(27,000)
Other Income (Expense), Net	22,367	(353)	(46,339)	(1,154)	160,639

Loss before Income Taxes	(575,883)	(400,578)	(1,036,013)	(763,793)	(4,939,847)

Provision for Income Taxes	-	-	(800)	(800)	(2,400)

Net Loss	$(575,883)	$(400,578)	$(1,036,813)	$(764,593)	$(4,942,247)

Loss Per Share-Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)	$(0.12)

Weighted average shares used in computing earnings per share:	57,695,859	51,867,098	55,927,484	50,248,371	41,842,220

The accompanying notes are an integral part of these condensed financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY (UNAUDITED) For the Period from Inception (July 22, 2010) to June 30, 2013

	Preferred Stock		Common Stock		Paid-in	Stock Subscriptions	Accumulated Deficit in the development	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	stage	Equity

Excess of liabilities assumed over assets transferred from uKarma	-	-	-	-	(169,194)	-	-	(169,194)
Issuance of common stock to uKarma	-	-	10,558,896	10,559	-	-	-	10,559
Additional capital contributed	-	-	-	-	27,000	-	-	27,000
Issuance of common stock in lieu of officer compensation	-	-	4,000,000	4,000	96,000	-	-	100,000
Private placement of Series A convertible preferred stock	3,210,000	3,210	-	-	654,625	-	-	657,835
Fair value of warrants issued in connection with Series A convertible preferred stock	-	-	-	-	135,141	-	-	135,141
Fair value of warrant issued to placement agent in connection with Series A convertible preferred stock	-	-	-	-	9,524	-	-	9,524
Offering cost – Series A convertible preferred stock	-	-	-	-	(82,100)	-	-	(82,100)
Subscription receivable for issuance of Series A convertible preferred stock	-	-	-	-	-	(152,500)	-	(152,500)
Private placement of common stock	-	-	15,688,000	15,688	1,639,889	-	-	1,655,577
Fair value of warrants issued in connection with private placement	-	-	-	-	337,423	-	-	337,423
Issuance of common stock for services	-	-	14,623,993	14,624	676,030	-	-	690,654
Issuance of common stock for settlement of accounts payable and retainer	-	-	1,445,332	1,445	55,957	-	-	57,402
Issuance of common stock in lieu of officers deferred compensation	-	-	7,416,987	7,417	178,008	-	-	185,425
Fair value of warrants issued for consulting services	-	-	-	-	5,825	-	-	5,825
Fair value of warrants issued for software development	-	-	-	-	27,195	-	-	27,195
Stock based compensation	-	-	-	-	575,225	-	-	575,225
Net loss for the period from inception (July 22, 2010) to December 31, 2012	-	-	-	-	-	-	(3,905,434)	(3,905,434)
Balance at December 31, 2012	3,210,000	3,210	53,733,208	53,733	4,166,548	(152,500)	(3,905,434)	165,557
Private placement of common stock	-	-	3,660,000	3,660	757,018	-	-	760,678
Common stock subscriptions receivable	-	-	-	-	-	(100,000)	-	(100,000)
Fair value of warrants issued in connection with private placement of common stock	-	-	-	-	154,322	-	-	154,322
Proceeds from subscriptions receivable Series A convertible preferred stock	-	-	-	-	-	152,500	-	152,500
Issuance of common stock for consulting services	-	-	930,109	930	196,017	-	-	196,947
Fair value of warrants issued in connection with consulting services	-	-	-	-	8,840	-	-	8,840
Fair value of warrants issued in connection with software development	-	-	-	-	3,138	-	-	3,138
Issuance of common stock in connection with software development	-	-	282,583	283	59,192	-	-	59,475
Issuance of common stock in payment of settlement of accounts payable and retainer fee	-	-	898,200	898	185,838	-	-	186,736
Stock based compensation	-	-	-	-	148,050	-	-	148,050
Net Loss for the six months ended June 30, 2013	-	-	-	-	-	-	(1,036,813)	(1,036,813)
Balance at June 30, 2013	3,210,000	$3,210	59,504,100	$59,504	$5,678,963	$(100,000)	$(4,942,247)	$699,430

The accompanying notes are an integral part of these condensed financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the six months ended,		For the Period from Inception (July 22, 2010)
	June 30		through
	2013	2012	June 30, 2013
Cash Flow from Operating Activities:
Net loss	$(1,036,813)	$(764,593)	$(4,942,247)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	3,998	2,570	16,239
Amortization of production costs	-	-	172,268
Loss on settlement of accounts payable	45,903	-	45,903
Issuance of stock warrants for consulting services	8,840	1,178	14,665
Issuance of common stock for consulting services	133,977	-	647,756
Stock based compensation	148,050	105,000	723,275
Impairment of production costs, prepaid royalties and inventory	-	-	110,992
Issuance of stock in lieu of officer compensation	-	-	100,000
Gain on forgiveness of debt	-	-	(248,742)
(Increase) Decrease in operating assets:
Employee advances	-	(26,000)	-
Prepaid expenses	(28,125)	71,041	31,690
Other assets	(26,316)	(2,107)	(30,073)
Increase (Decrease) in operating liabilities:
Legal settlement payable	(43,750)	(37,500)	106,250
Accrued expenses	(14,518)	36,705	175,850
Accounts payable	20,355	71,676	387,160
Net Cash Used in Operating Activities	(788,399)	(542,030)	(2,689,014)

Cash Flow from Investing Activities:
Patent costs and trademark	(22,145)	-	(67,702)
Purchase of equipment	(10,766)	(2,526)	(28,115)
Software development in progress	(148,498)	(152,069)	(620,392)
Cash acquired from uKarma	-	-	6,476
Net Cash Used in Investing Activities	(181,409)	(154,595)	(709,733)

Cash Flow from Financing Activities:
Repayment of notes payable, unrelated parties	-	-	(8,802)
Additional capital contributed	-	-	27,000
Proceeds from private placement of common stock	815,000	982,000	2,808,000
Proceeds from Series A convertible preferred stock, net of offering cost	152,500	-	720,400
Net Cash Provided by Financing Activities:	967,500	982,000	3,546,598

Net (Decrease) Increase in Cash	(2,308)	285,375	147,851

Cash Balance at Beginning of Period	150,159	181,995	-

Cash Balance at End of Period	$147,851	$467,370	$147,851

Supplemental Disclosures:
Interest Paid	$436	$1,154	16,081
Taxes Paid	$296	$1,600	2,696

The accompanying notes are an integral part of these condensed financial statements

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES

OverNear, Inc. (“the Company”) was incorporated on July 22, 2010 in the State of Nevada as Awesome Living, Inc. On June 20, 2011, the name of the corporation was changed to OverNear, Inc. The Company’s headquarters are located in Santa Monica, California.  The Company is in the process of developing a location-based social networking and mobile advertising platform, a beta version of which was released for use by the general public in January 2013.  The condensed consolidated financial statements of OverNear, Inc. (which may be referred to as "OverNear," the "Company," "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America.

On August 9, 2010, the Company entered into a Contribution Agreement (“the Agreement”) with uKarma Corporation (“uKarma”) to acquire all of the assets and assume liabilities of uKarma. Pursuant to the terms of the Agreement, the Company issued 10,558,896 shares of its common stock at par value to uKarma as consideration for the acquired assets and assumed certain liabilities. Upon transfer of the assets and liabilities, the Company continued uKarma’s operations.

The Company’s predecessor business developed and marketed a proprietary branded fitness DVD series that targets individuals who seek to enrich their physical, spiritual, and mental wellness. Through infomercials and other marketing initiatives, the predecessor launched its products. The Company plans to monetize the fitness DVD series assets by either selling or licensing the intellectual property and associated products. However, the Company is not certain about achieving success in this line of business.

The Company is a development stage company as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915, “Development Stage Entities”. The Company is devoting substantially all of its present efforts to design and develop a location-based social networking and mobile advertising platform and its planned principal operations have not yet commenced.  The Company has not generated any significant revenues from operations and has no assurance of any future revenues. All losses accumulated since July 22, 2010, have been considered as part of the Company’s development stage activities.

The condensed financial statements of the Company included herein are unaudited for the periods ended June 30, 2013 and June 30, 2012, have been prepared from the books and records of the Company pursuant to the rules and regulations of the Securities and Exchange Commission, and in the case of the condensed balance sheet as of December 31, 2012, have been derived from the audited financial statements of the Company. These financial statements reflect all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary to fairly present the results for the periods presented. Certain information and note disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2012, included above. The Company has assessed subsequent events through the date of filing of these condensed financial statements with the Securities and Exchange Commission and believes that the disclosures made herein are adequate to make the information presented herein not misleading.

A summary of the Company's critical accounting policies are disclosed below. The Company's critical accounting policies are further described under the caption “Critical Accounting Policies” in Management's Discussion and Analysis of Financial Condition and Results of Operations and in more detail in the Company's 2012 Annual Report on Form 10-K.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – BASIS OF PRESENTATION AND CRITICAL ACCOUNTING POLICIES (continued)

Software Development Costs - Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Amortization of capitalized software development costs begins when the product is available for general release to customers and revenues are generated. Amortization is computed as the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product. As of June 30, 2013 and December 31, 2012, the Company had capitalized software development costs of $710,200 and $499,089, respectively, for the development of a location-based social networking mobile application.

Net Loss Per Share - The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Stock Based Compensation - The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. Generally, all options granted expire ten years from the date of grant. Compensation expense in the amount of $74,025 and $148,050 was incurred for the three and six months ended June 30, 2013 and $52,500 and $105,000 for the corresponding periods in 2012, and $723,275 for the period from inception (July 22, 2010) to June 30, 2013.

The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees”. FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

New Accounting Pronouncements - Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on the financial statements.

NOTE 2 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses, and the operations in the near future are expected to continue to use working capital.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – GOING CONCERN (continued)

Management of the Company is actively seeking financing to continue the development of its location-based mobile platform and market its products and services. The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangements and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The report from the Company’s independent registered public accounting firm relating to the year ended December 31, 2012 states that there is substantial doubt about the Company’s ability to continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 30,	December 31,
	2013	2012

Accrued Salaries and Related Expenses	$50,175	$47,519
Accrued Income Tax	2,104	1,600
Accrued Professional Fees	47,748	30,553
Total Accrued Liabilities	$100,027	$79,672

NOTE 4 – LEGAL SETTLEMENT PAYABLE

In November 2011, the Company settled a legal dispute for the total amount of $275,000, of which $50,000 was paid on December 15, 2011 with the remainder payable in monthly installments of $6,250 through December 7, 2014.

Total settlement payable, as of June 30, 2013	$106,250
Current portion of settlement payable	75,000
Settlement payable, net of current portion	$31,250

The following schedule represents maturities of the settlement payable:

July 1, 2013 through June 30, 2014	75,000
July 1, 2014 through December 7, 2014	31,250
Total	$106,250

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

During the six months ended June 30, 2013, the Company executed the following common stock transactions:

●
the issuance of an aggregate 3,660,000 common shares to accredited investors in a private placement. Total consideration from this issuance of common stock amounted to $915,000, of which $100,000 was receivable at June 30, 2013 and was presented as an offset to equity in the accompanying balance sheet.  The common stock issued included warrants with a fair value of $154,322.

●	the issuance of an aggregate 930,109 shares of the Company’s common stock with a value of $196,947 for consulting services,

●	the issuance of an aggregate 898,200 shares of the Company’s common stock with a value of $186,736 in payment of settlement of accounts payable and retainer for legal services,

●	the issuance of 282,583 shares of common stock valued at $59,475 for software development services.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock may be issued in one or more series and the first series consisted of 18,000,000 shares and is designated as series A convertible preferred stock (“Series A Preferred Stock”). The holders of Series A Preferred Stock are entitled to receive, if, when and as declared by the Board, dividends at an annual rate of 8% of the original purchase price of Series A Preferred Stock. No dividends were declared for the six months ended June 30, 2013. In the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive the amount of $0.50 per share. Each share of Series A Preferred Stock is convertible at the option of the holder at any time after the date of issuance into equal number of shares of common stock. Each share of Series A Preferred Stock issued and outstanding is entitled to the number of votes equal to the number of shares of common stock into which such share of Series A Preferred Stock could be converted.  No shares of preferred stock have been issued during the six months ended June 30, 2013.

Warrants

During the six months ended June 30, 2013, the Company issued warrants to purchase common stock to investors in private placements for the right to purchase 3,660,000 shares of the Company’s common stock at $0.50 per share. The warrants vested immediately and have a term of five years from the date the warrants were issued. The warrants were valued at $154,322, using the Black-Scholes option pricing model.

On March 11, 2013, the Company entered into a Software Development Agreement pursuant to which a warrant to purchase 350,000 shares of the Company’s common stock at $0.25 per share was issued. The warrant has a cashless exercise feature and vests as follows: (a) 50,000 shares on July 31, 2013, (b) 50,000 shares on October 31, 2013, and (c) 25,000 shares at the end of every three months starting on January 31, 2014. The warrants were valued at $26,880 using the Black-Scholes option pricing model.

On April 1, 2013, the Company entered into a Software Development Agreement pursuant to which a warrant to purchase 800,000 shares of the Company’s common stock at $0.25 per share was issued. The warrant has a cashless exercise feature and vests as follows: (a) 100,000 shares on July 31, 2013, (b) 100,000 shares on October 31, 2013, and (c) 60,000 shares at the end of every three months starting on January 31, 2014. The warrants were valued at $75,040 using the Black-Scholes option pricing model.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY (continued)

On April 1, 2013, the Company entered into a Software Development Agreement pursuant to which a warrant to purchase 125,000 shares of the Company’s common stock at $0.25 per share was issued. The warrant has a cashless exercise feature and vests 12,500 shares at the end of every three months with the first tranche vesting on January 31, 2014. The warrants were valued at $11,725 using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model are as follows:

Risk-free interest rate	0.29% - 0.46%
Expected dividend yield	0%
Expected lives	2.5 years – 3.5 years
Expected volatility	70%

Warrants to purchase an aggregate of 24,365,000 shares of the Company’s common stock with exercise prices ranging from $0.01 to $0.75 were outstanding as of June 30, 2013.  A summary of the Company’s warrant activity and related information for the six months ended June 30, 2013 is as follows:

	Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2013	19,605,000	$0.37
Granted	4,935,000	0.44
Exercised	-	-
Forfeited/Expired	(175,000)	0.25
Outstanding at June 30, 2013	24,365,000	$0.38

Stock Options

During 2010, the Board of Directors approved and adopted the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) to provide for the issuance of non-qualified and/or incentive stock options to employees, officers, directors and consultants and other service providers. The Plan was subsequently amended on various dates. Generally, all options granted expire five to ten years from the date of grant. It is the policy of the Company to issue new shares for stock options exercised, rather than issue treasury shares. Options generally vest over ten years. Effective July 1, 2012, the total number of shares of common stock reserved for issuance was reduced to 15,000,000 shares, subject to annual increases of up to an amount equal to 15% of the outstanding fully-diluted shares of common stock of the Company and any such increase cannot be made until the fully diluted shares of common stock outstanding exceeds 100,000,000 shares.  The Company did not grant any stock options during the six months ended June 30, 2013.  Options to purchase 17,100,000 shares of common stock at an average exercise price of $0.034 per share are outstanding at June 30, 2013.  Of that amount, 9,600,000 are exercisable at an average price of $0.03 per share.

As of June 30, 2013, there was $628,075 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over a weighted average period of 2.1 years.

The estimated aggregate pretax intrinsic value (the difference between the Company’s estimated stock price on the last day of the period ended June 30, 2013 and the exercise price, multiplied by the number of in-the-money options) is approximately $1,730,000. This amount changes based on the fair market value of the Company’s common stock.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 – STOCKHOLDERS’ EQUITY (continued)

Initial Public Offering

As of the date of this filing, the SEC is in the review process of a Registration Statement the Company filed On May 13, 2013.  The Company provided for the registration of (i) up to 10,000,000 shares of common stock of the Company to be offered to public stockholders for up to $5,000,000 in gross proceeds (net $4,537,000 after expenses); (ii) the distribution of 10,558,896 shares (the "Distribution Shares") of common stock of the Company owned by Innolog Holdings Corporation (formerly named uKarma Corporation, or "Innolog"); and (iii) the resale (the "Resale") of an aggregate of 6,420,000 shares of the Company's common stock owned by twenty-two (22) selling shareholders identified therein. No payment will be made by any recipient of the Distribution Shares to either Innolog or the Company and the Company will not receive any proceeds from the Resale. The proceeds from the offering are expected to be used for engineering and research and development; business development and sales and marketing; and general and administrative expenses. The registration statement is subject to approval by the SEC.

NOTE 6 – LOSS PER SHARE

There were no dilutive securities for the three and six months ended June 30, 2013 and 2012 and for the period from inception (July 22, 2010) to June 30, 2013.  A total of 41,465,000 warrants and stock options were excluded from the calculation of diluted net loss per share for the three and six months ended June 30, 2013 and for the period from inception (July 22, 2010) to June 30, 2013, and 30,454,000 warrants and stock options were excluded from the calculation of diluted net loss per share for the three and six months ended June 30, 2012, because they were anti-dilutive.

NOTE 7 – NON-CASH TRANSACTIONS

Non cash activities during the six months ended June 30, 2013 are as follows:

•	The Company issued 898,200 shares of its common stock valued at $186,736 in payment of settlement of accounts payable and retainer fee.

•	The Company issued warrants valued at $3,138 in connection with software development.

•	The Company issued 300,000 shares of its common stock valued at $62,970 for consulting services to be performed from June 2013 to June 2014.

•	The Company issued 282,583 shares of its common stock valued at $59,475 in connection with software development.

Non cash activities during six months ended June 30, 2012 are as follows:

•	The Company issued 502,485 shares of its common stock valued at $105,015 as prepayment for consulting services.

•	The Company issued 40,000 shares of its common stock valued at $4,000 in payment of settlement of accounts payable.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 – NON-CASH TRANSACTIONS (continued)

Non cash activities from inception (July 22, 2010) to June 30, 2013, exclusive of the above, are as follows:

On August 9, 2010, OverNear, Inc. acquired all of the assets and assumed the liabilities of uKarma Corporation, the predecessor entity.  The acquired assets and liabilities, and purchase consideration paid were as follows:

Assets and liabilities acquired:

Cash	$6,476
Prepayment and other assets	92,320
Inventory	18,108
Property and equipment, net	15,131
Production costs, net	207,854
Accounts payable and accrued expenses	(489,963)
Notes payable	(8,561)
$(158,635)

Purchase consideration

Common stock issued by OverNear, Inc.	$10,559
Excess of liabilities over assets acquired charged to paid-in capital	(169,194)
$(158,635)

•	The Company issued 5,500,000 shares of its common stock to its CEO in lieu of accrued compensation in the amount of $137,500.

•	The Company issued 1,405,332 shares of its common stock valued at $53,402 in payment of settlement of accounts payable.

•	The Company issued 7,416,987 shares to its officers valued at $185,425 in payment of settlement of deferred compensation.

•	The Company issued 276,000 warrants valued at $24,923 in connection with software development.

•	The Company issued 1,050,000 shares of its common stock valued at $52,500 in payment of consulting services.

•	The Company issued warrants to purchase 125,000 shares of its common stock valued at $2,272 in connection with software development.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employment Agreement

On August 3, 2010, the Company entered into a 5-year (“Term”) agreement with Bill Glaser for his services as Chief Executive Officer. The agreement was amended on March 15, 2011 to change his title from Chief Executive Officer to President. Per the amendment to the agreement dated August 8, 2010, Mr. Glaser is compensated with an annual salary of $190,000. Mr. Glaser’s annual salary will increase to $250,000 in the event that either (i) OverNear raises an aggregate $5,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $5,000,000 in cumulative gross revenues. The annual salary will increase to $360,000 in the event that either (i) OverNear raises an aggregate $10,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $10,000,000 in cumulative gross revenues. Mr. Glaser will receive a bonus of 5% of OverNear’s adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA). His agreement also provides for options to purchase 5,000,000 shares of common stock under the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 3,000,000 shares became exercisable on January 1, 2013 and the remainder of which will become exercisable on the following schedule: 500,000 shares at the beginning of each subsequent six (6) month period. The options expire 10 years after grant.  In the event of a change of control of OverNear prior to the one (1) month anniversary of Mr. Glaser’s termination, Mr. Glaser will be due the greater of (i) the remainder of his annual salary during the Term or (ii) $250,000. All unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to OverNear on a per share basis less the exercise price of the stock option, the value of which is multiplied to the number of options held by Mr. Glaser.  In the event of Mr. Glaser’s termination without cause by OverNear, Mr. Glaser will be paid the lesser of (i) the remainder of his annual salary during the Term or (ii) one (1) year’s salary, and all stock options held by Mr. Glaser under the Plan will immediately vest in full and remain outstanding and exercisable until ten (10) years from the grant date.

On September 13, 2010, the Company entered into a 5-year (“Term”) agreement with Fred E. Tannous for his services as Chief Financial Officer. The agreement was amended on March 15, 2011 to add the additional title of Chief Executive Officer. Per the amendment to the agreement dated August 8, 2010, Mr. Tannous is compensated with an annual salary of $190,000. Mr. Tannous’ annual salary will increase to $250,000 in the event that either (i) OverNear raises an aggregate $5,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $5,000,000 in cumulative gross revenues. The annual salary will increase to $360,000 in the event that either (i) OverNear raises an aggregate $10,000,000 in debt or equity financing after August 8, 2010 or (ii) OverNear recognizes $10,000,000 in cumulative gross revenues.  As a signing bonus, Mr. Fred Tannous was issued shares of OverNear’s common stock valued at $50,000. Mr. Fred Tannous will also receive a bonus of 5% of OverNear’s adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA). His agreement also provides for options to purchase 10,000,000 shares of common stock under the 2010 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”) at an exercise price of $0.025 per share, of which 1,000,000 shares became exercisable on January 1, 2013 and the remainder of which will become exercisable on the following schedule: 1,000,000 shares at the beginning of each subsequent six (6) month period. The options expire 10 years after grant.  In the event of a change of control of OverNear prior to the one (1) month anniversary of Mr. Tannous’ termination, Mr. Tannous will be due the greater of (i) the remainder of his annual salary during the Term or (ii) $250,000. All unvested stock options will become vested, and any unexercised stock options will be paid out as cash in the amount equal to the difference between the consideration paid to OverNear on a per share basis less the exercise price of the stock option, the value of which is multiplied to the number of options held by Mr. Tannous.  In the event of Mr. Tannous’ termination without cause by OverNear, Mr. Tannous will be paid the lesser of (i) the remainder of his annual salary during the Term or (ii) one (1) year’s salary, and all stock options held by Mr. Tannous under the Plan will immediately vest in full and remain outstanding and exercisable until ten (10) years from the grant date.

OVERNEAR, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

The following table summarizes the Company’s minimum obligations in the event of no early termination under employment agreements as of June 30, 2013:

Twelve Months Ending June 30	Amount
2014	$380,000
2015	380,000
2016	300,000
Total	$1,060,000

Consulting Agreement

On April 15, 2013, the Company entered into a consulting agreement with an author whereby such individual shall cross-promote OverNear and its products and services, make introductions to certain key influential individuals, and make appearances at certain company events.  In consideration of the aforementioned consulting services, the Company agreed to a one-time grant of 535,764 shares of the Company’s common stock, which shall be earned based on a vesting schedule, provided the consulting agreement remains in effect, at the rate of 267,884 shares upon execution and the balance of 267,880 shares at the rate of 33,485 shares at the end of every three-month period starting from the date of this agreement.  In addition, the Company agreed to purchase a maximum of 6,000 copies of his soon-to-be released book by November 26, 2013, valued at approximately $102,000.

Lease Commitment

The Company leases its office facility in Santa Monica, California pursuant to a lease agreement expiring May 2015.  Under the terms of the lease agreement the Company is also required to pay additional amount for operating expenses.

The following table summarizes the Company's future minimum commitment under lease agreement as of June 30, 2013:

Twelve Months Ending June 30,	Amount
2014	$53,000
2015	47,000
Total	$100,000

NOTE 9 – VENDOR SETTLEMENTS AND GAIN ON FORGIVENESS OF DEBT

The Company has entered into arrangements with various professional service providers for amounts different than the liability recorded in the accounts payable. The Company's officers also forgave their deferred compensation during 2011. As a result of these transactions, the Company recorded gain (loss) on settlement and forgiveness of debt of $22,541, $(45,903), and $202,839 for the three and six months ended June 30, 2013 and for the period from inception (July 22, 2010) to June 30, 2013, respectively. There was no such gain (loss) on settlement and forgiveness of debt during the three and six months ended June 30, 2012.

NOTE 10 – SUBSEQUENT EVENTS

Common Stock

Subsequent to June 30, 2013, the Company executed the following common stock transactions:

●
the issuance of an aggregate 432,500 shares to investors in a private placement. Total consideration from issuance of common stock amounted to $108,125.  These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

●
On July 1, 2013, the Company entered into an agreement with an individual to provide consulting services. In connection with the agreement the Company granted 250,000 shares of its common stock. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,848
FINRA notice fee	200
Legal fees and expenses	50,000
Accounting fees and expenses	5,000
Miscellaneous	10,000
Total	$67,048

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Charter Provisions and Other Arrangements of the Registrant

Our articles of incorporation and bylaws include a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the NRS.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officer and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 1, 2011, we issued to Bill Glaser 4,103,014 shares of our common stock in consideration for an aggregate $102,575 in deferred and accrued compensation owed to him for services rendered as of February 28, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Glaser was an accredited investor.

On March 1, 2011, we issued to Fred E. Tannous 3,313,973 shares of our common stock in consideration for an aggregate $82,850 in deferred and accrued compensation owed to him for services rendered as of February 28, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Tannous was an accredited investor.

On March 15, 2011, we issued to Fred E. Tannous 4,000,000 shares of our common stock as a signing bonus in consideration of Mr. Tannous agreeing to become our Chief Executive Officer. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and Mr. Tannous was an accredited investor.

On March 31, 2011, we issued shares of our common stock to the law firm of Richardson & Patel LLP in the form of (1) an aggregate 1,405,332 shares in consideration for $53,403 in accrued accounts payable liability through March 31, 2011, and (2) an aggregate 1,226,247 shares in consideration for a $46,597 retainer fee for legal services to be rendered by Richardson & Patel LLP. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the firm was an accredited investor.

On May 18, 2011, we issued 115,000 shares of our common stock to Jay Thomas, a consultant to the Company, in consideration for a $4,497 retainer fee for consulting services to be rendered. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On June 30, 2011, we issued an aggregate 1,850,000 shares of our common stock to 8 investors in a private placement of our common stock and warrants. As part of the offering, we also issued warrants to purchase an aggregate 1,850,000 shares of our common stock. The aggregate consideration paid by these investors was $185,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

On July 15, 2011, we issued to Square One Solutions, Inc. a 5-year warrant to purchase up to 45,000 shares of our common stock at an exercise price of $0.01 per share as consideration for its services valued at $4,064 pursuant to a Master Service Agreement dated July 15, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On August 3, 2011, we issued to Square One Solutions, Inc. a 5-year warrant to purchase up to 231,000 shares of our common stock at an exercise price of $0.01 per share as consideration for its services valued at $20,859 pursuant to a Master Service Agreement dated July 15, 2011. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultant was an accredited investor.

On September 30, 2011, we issued an aggregate 4,800,000 shares of our common stock to 14 investors in a private placement of our common stock and warrants. As part of this offering, we also issued warrants to purchase an aggregate 4,250,000 shares of our common stock. The aggregate consideration paid by these investors was $441,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

From October 11, 2011 to December 30, 2011, the Company sold an aggregate 3,450,000 units each consisting of one share of the Company’s common stock and a warrant for the purchase of one share of the Company’s common stock. At a price of $0.10 per unit, the Company raised gross proceeds of $345,000. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act and Rule 506 of Regulation D, based in part by representations made by the investors in subscription agreements and inasmuch as the Company did not engage in any general solicitation or general advertising and offered the securities solely to accredited investors.

During October 2011, the Company issued 1,097,500 shares of the Company’s common stock with a value of $57,250 for consulting services. This issuance was exempt from registration requirements in reliance on section 4(2) of the Securities Act inasmuch as the transaction did not involve a public offering and the consultants was an accredited investor.

During the year ended December 31, 2012, the Company issued (1) an aggregate 2,500,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.10 per unit, in consideration of $250,000, (2) an aggregate of 3,088,000 shares of the Company’s common stock in conjunction with the sale of units consisting of common stock and warrants which had a value of $0.25 per unit, in consideration of $772,000, (3) warrants to purchase 5,588,000 shares of the Company’s common stock in connection with the private placement, the fair value of which was determined to be $160,898, (4) an aggregate 1,485,246 shares of the Company’s common stock with a value of $314,810 for consulting services, (5) 40,000 shares of the Company’s common stock with a value of $4,000 in payment of settlement of accounts payable, (6) 700,000 warrants with a value of $5,825 for consulting services for the year ended December 31, 2012, and (7) 125,000 warrants with a value of $2,272 for software development during the year ended December 31, 2012.

No brokers or finders were used and no commissions or other fees have been paid by the Company in connection with the sale of securities described above. The sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and the rules promulgated thereunder. Each of the above-referenced investors represented to us, as applicable, in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not for distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sales of the foregoing securities were made without any form of general solicitation or advertising and all of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Consulting Arrangement

On November 29, 2012 the Company’s Board of Directors approved and issued a non-qualified option to purchase 2,100,000 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Consultant Options”) to a consultant and member of the Company’s Board of Advisors (the "Consultant") pursuant to the terms and conditions of a Consulting Agreement dated as of November 29, 2012 (the “Consulting Agreement”) whereby the Consultant agreed to advise the Company with respect to certain matters including but not limited to, attaining notoriety of the Company and its products, assisting with the design of products and other strategic guidance. Under the Consulting Agreement, 300,000 Consultant Options are immediately exercisable as of the effective date of the Consulting Agreement and 150,000 Consultant Options are exercisable every 3 months thereafter, expiring 5 years from the effective date of the Consulting Agreement, unless otherwise accelerated or terminated. In the event the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if the Company effects an initial public offering in which a minimum of $25,000,000 is raised from the sale of its equity securities; then the unvested portion of the Consultant Options shall be immediately accelerated and fully vested.

The Consultant Options have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. The Consultant Options were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Series A Preferred Stock Offering

As of December 31, 2012, the Company issued and sold an aggregate of 26.75 units (the "Units") to twenty (20) accredited investors for aggregate gross proceeds of $802,500, pursuant to the terms and conditions of those certain Subscription Agreements (the "Subscription Agreements"), in connection with closings of a private placement offering (the “Offering”) of Units, sold at a per Unit purchase price of $30,000, an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock. Each Unit consists of (i) 120,000 shares of the Company's Series A Preferred Stock, par value $.001 (the “Shares” or the “Series A Preferred Stock”), and (ii) a five-year redeemable warrant (collectively, the “Warrants”) to purchase 120,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), exercisable at an exercise price of $0.50 per share. The Company paid cash commissions equal to $19,500 and $5,850 in connection with a non-accountable expense allowance to the placement agent in connection with the sale of Units. The Company has issued an aggregate of 3,210,000 Shares and Warrants to purchase an aggregate of 3,210,000 shares of Common Stock in connection with the Offering. In addition, the Company issued to the placement agent (1) five-year warrants to purchase 78,000 shares of Common Stock at an exercise price of $0.50 per share, on terms and conditions that are substantially similar to the terms and conditions of the Warrants issued to investors in the Offering (the "PA Common Stock Warrant") and (2) five-year warrants to purchase 78,000 shares of Series A Preferred Stock at an exercise price of $0.25 per share (the "PA Preferred Stock Warrant", together with the PA Common Stock Warrant, the "PA Warrants").

The securities underlying the Units, including the shares of Series A Preferred Stock, the Warrants, the PA Warrants and the Common Stock underlying the Warrants and the PA Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. Furthermore, the Offering did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

Company 2013 Common Stock Offering

As of July 31, 2013, the Company had issued and sold an aggregate of 40.925 units (the "2013 Units") to nineteen (19) accredited investors for aggregate gross proceeds of $1,023,125, pursuant to the terms and conditions of those certain Subscription Agreements (the "2013 Subscription Agreements"), in connection with closings of a private placement offering (the “2013 Offering”) of 2013 Units, sold at a per Unit purchase price of $25,000, an aggregate of 4,092,500 shares of Common Stock (the “2013 Shares”) and warrants to purchase an aggregate of 4,092,500 shares of Common Stock. Each 2013 Unit consists of (i) 100,000 shares of the Company's Common Stock, and (ii) a five-year redeemable warrant (collectively, the “2013 Warrants”) to purchase 100,000 shares of the Company’s Common Stock, exercisable at an exercise price of $0.50 per share. The Company paid no cash commissions in connection with the sale of the 2013 Units.

The securities underlying the 2013 Units, including the shares of Common Stock and the 2013 Warrants, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or a valid exemption from registration. Furthermore, the 2013 Offering did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

In addition, the Company has issued warrants to purchase common stock to certain individuals providing it with consulting services as follows:

Consultant Name	Role/Services Provided	Grant Date	Exercise	Options
Bradley Will	Social/Blog Marketing	3/20/12	$0.25	25,000
Garo Hussenjian	Director of Mobile	10/15/12	$0.30	125,000
Lewis Howes	Chief Evangelist	11/1/12	$0.25	500,000
Garo Hussenjian	Director of Mobile	4/1/13	$0.25	125,000
Jean-Pierre Poveda	Director, Engineering	3/11/13	$0.25	350,000
Huy Nguyen	Sr. Systems Architect	4/1/13	$0.25	800,000
Nicholaas Van Wonterghem	Software Developer	7/1/13	$0.25	60,000
Total				1,985,000

On July 1, 2013, the Company entered into a 12 month agreement with an individual to provide business, consulting and advisory services and market research as reasonably requested by the Company in the various strategic and operational issues regarding the Company. In connection with the agreement the Company granted 250,000 shares of its common stock. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on November 7 , 2013.

OVERNEAR, INC.

By:	/s/ Fred E. Tannous
Fred E. Tannous Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Fred E. Tannous		November 7, 2013
Fred E. Tannous	Co-Chairman of the Board, Chief Executive Officer (principal executive officer), and Chief Financial Officer (principal financial and accounting officer)

/s/ Bill Glaser		November 7, 2013
Bill Glaser	Co-Chairman of the Board and President

EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Contribution Agreement between uKarma and Awesome Living	10	2.1	09/15/2010

3.1	Articles of Incorporation	10-Q	3.1	08/04/2011

3.2	Bylaws of Awesome Living	10	3.2	09/15/2010

3.3	Articles of Merger between GCC Merger Sub Corporation and Innolog Group Corporation (August 18, 2010)(1)	S-1	3.3	08/27/2013

4.1	Form of Warrant	8-K	4.1	12/05/2012

4.2	Form of PA Common Stock Warrant	S-1	4.2	05/13/13

4.3	Form of PA Preferred Stock Warrant	8-K	4.1	12/05/2012

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of OverNear, Inc.	8-K	4.1	12/05/2012

4.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of OverNear, Inc.	8-K	3.1	11/04/2013

4.6	Form of 2013 Warrant	S-1	4.5	05/13/13

5.1	Form of Opinion of [__________________]**

10.1	Form of Subscription Agreement dated December 31, 2012	8-K	10.1	12/05/2012

10.2	Employment Agreement between Bill Glaser and Awesome Living, dated August 3, 2010	10-12G	10.1	09/15/2010

10.3	Employment Agreement between Fred E. Tannous and Awesome Living, dated September 13, 2010	10-12G	10.2	09/15/2010

10.4	Consulting Agreement between Fred E. Tannous and Awesome Living, dated August 16, 2010	10-12G	10.3	09/15/2010

10.5	Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and CGG Merger Sub Corporation, dated August 11, 2010 (1)	10-12G/A	10.4	11/09/2010

10.6	Amendment to Employment Agreement with Fred E. Tannous, dated March 15, 2011	10-Q	10.5	08/04/2011

10.7	Amendment to Employment Agreement with Bill Glaser, dated March 15, 2011	10-Q	10.6	08/04/2011

10.8	Master Service Agreement between Square One Solutions, Inc. and OverNear, Inc., dated July 15, 2011	10-Q	10.7	08/04/2011

10.9	Advisory Board Agreement between OverNear, Inc. and Chad Hahn, dated July 15, 2011	10-Q	10.8	08/04/2011

10.10	Amendment #2 to Employment Agreement with Fred E. Tannous, dated August 8, 2011	10-K	10.9	12/15/2011

10.11	Amendment #2 to Employment Agreement with Bill Glaser, dated August 8, 2011	10-K	10.10	12/15/2011

10.12	OverNear, Inc. Amended and Restated 2010 Stock Option, Deferred Stock and Restricted Stock Plan	10-Q	10.1	07/31/2012

10.13	Office Service Agreement dated October 25, 2011 between the registrant and Regus Management Group LLC	10-K	10.12	12/15/2011

10.14	Office Service Agreement dated March 16, 2012 between the registrant and Regus Management Group LLC	10-K	10.13	12/15/2011

10.15	Lease Agreement dated April 16, 2013 between the Company and SM Promenade LLC	S-1	10.15	08/27/2013

10.16	Form of 2013 Subscription Agreement	10-Q	10.1	05/20/13

10.17	Advisory Agreement dated April 11, 2013	10-Q	10.3	05/20/13

10.18	Consulting Agreement dated April 15, 2013	10-Q	10.4	05/20/13

10.19	Amendment #3 To Employment Agreement with Fred E. Tannous, dated August 19, 2011	S-1	10.20	08/27/2013

10.20	Amendment #3 To Employment Agreement with Bill Glaser, dated August 19, 2011	S-1	10.21	08/27/2013

23.1	Consent of Gumbiner Savett Inc.*

23.1	Consent of [_________________] (See Exhibit 5.1)**

99.1	Form of Subscription Agreement**

* Filed herewith.

** To be filed by subsequent amendment.

(1) The Articles of Merger between GCC Merger Sub Corporation and Innolog Group Corporation as filed with the Secretary of State of Nevada on August 18, 2010, which is filed herewith as Exhibit 3.3 also forms Exhibit A to the Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and GCC Merger Sub Corporation, dated August 11, 2010, incorporated by reference herein as Exhibit 10.5; provided that such Articles of Merger have not been separately filed as an exhibit to such Amended and Restated Merger Agreement and have instead been filed separately herein as Exhibit 3.3.  Although the Amended and Restated Merger Agreement references a Schedule I, the Company is not aware of a Schedule I ever existing and as such the Schedule I filed as part of the Amended and Restated Merger Agreement is blank.